                                                       Registration No. 333
                                                                           -----

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S - 4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                Merchants and Manufacturers Bancorporation, Inc.
             (Exact name of registrant as specified in its charter)


           Wisconsin                         6712                  39-1413328
(State or other jurisdiction of        (Primary Standard        (I.R.S. Employer
         incorporation                    Industrial             Identification
       or organization)                 Classification                No.)
                                         Code Number)


                           14100 West National Avenue
                           New Berlin, Wisconsin 53151
                                 (414) 827-6713
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               ------------------

                                Michael J. Murry
                       Chairman of the Board of Directors
                Merchants and Manufacturers Bancorporation, Inc.
                            14100 W. National Avenue
                           New Berlin, Wisconsin 53151
                                 (414) 827-6713
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                        Copies of all correspondence to:

Erich Mildenberg                             Frank J. Pelisek
Davis & Kuelthau, S.C.                       Michael Best & Friedrich, LLP
111 E. Kilbourn Avenue                       100 East Wisconsin Avenue
Milwaukee, Wisconsin 53202                   Milwaukee, Wisconsin 53202
(414) 276-0200                               (414) 225-4928



         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Merger (as defined herein) have been satisfied or waived.

         If the securities being registered on this Form are offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box {___}.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering {___}.

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering {___}.

                         CALCULATION OF REGISTRATION FEE


Title of Each
  Class of             Amount          Proposed       Proposed         Amount
 Securities             to be           Maximum        Maximum           of
    to be           Registered(2)      Offering       Aggregate       Registra-
Registered(1)                            Price        Offering      tion Fee (3)
                                      per Share         Price

Common                620,100            Not             Not         $2,483.65
Stock, $1.00          Shares         Applicable      Applicable
par value


(1) This Registration Statement relates to securities of the Registrant issuable to holders of Common Stock of Pyramid Bancorp., Inc ("Pyramid") in the proposed merger of Pyramid with and into a wholly-owned subsidiary of Registrant (the "Merger").

(2) The actual number of shares of common stock, $1.00 par value of Merchants and Manufacturers Bancorporation, Inc. ("Merchants") to be issued in connection with the Merger will be determined based on the number of shares of common stock, $1.00 par value of Pyramid outstanding immediately prior to the effective date of the Merger multiplied by the exchange ratio specified by that certain Agreement and Plan of Merger, dated March 9, 1999, by and between Merchants and Pyramid and will further be determined by the number of shares of Pyramid stock as to which dissenters' rights will be perfected, if any.

(3) Pursuant to Rule 457(f)(2), the registration fee was computed on the basis of $8,934,000, the book value of Pyramid stock to be exchanged in the Merger as of June 30, 1999, the latest practicable date.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Pyramid Bancorp., Inc.
                                 101 Falls Road
                                Grafton, WI 53024
                                           , 1999
                                -----------

Dear Fellow Shareholder:

         Following this letter is a notice of a Special Meeting of the Shareholders of Pyramid Bancorp., Inc.("Pyramid"), a Proxy Statement/Prospectus and a proxy card for the Special Meeting. The Special Meeting will commence at _______ ___.m. on _____________, 1999 at ____________________________
_____________________,Wisconsin.

         The Pyramid shareholders will be asked to vote on a proposal to approve an Agreement and Plan of Merger among Merchants and Manufacturers Bancorporation, Inc. ("Merchants"), Merchants Merger Corp. ("Merger Corp."), a wholly-owned subsidiary of Merchants, and Pyramid dated as of March 9, 1999, as amended by the First Amendment to the Agreement and Plan of Merger dated as of June 10, 1999 (the "Merger Agreement"). Merchants is a Wisconsin bank holding company owning all of the capital stock of three commercial banks located in Wisconsin.

         Subject to receipt of regulatory approval, approval by holders of a majority of the shares of Pyramid and satisfaction of other conditions, the Merger Agreement provides that Pyramid will combine its business and operations with those of Merger Corp. through a statutory merger (the "Merger"). As described in the accompanying Proxy Statement/Prospectus, each of the directors of Pyramid has agreed to vote his shares in favor of approval of the Merger Agreement.

         If the Merger becomes effective, each share of the Pyramid Common Stock will be converted into 9 shares of Merchants Common Stock. See "THE MERGER - Merger Consideration" in the accompanying Proxy Statement/Prospectus. Daily Bid and Ask quotations for Merchants Common Stock are listed in The Milwaukee Journal/Sentinel under "Other Stocks". The Bid and Ask quotations for Merchants Common Stock as listed in The Milwaukee Journal/Sentinel on August 20, 1999 were $42 and $42 1/2 respectively. The shares of Merchants Common Stock to be issued to you in the Merger will offer greater liquidity than that of Pyramid Common Stock which you presently own.

         The Merger is intended to be tax-free for federal income tax purposes to Pyramid shareholders who receive Merchants Common Stock in exchange for Pyramid Common Stock, except as discussed in "THE MERGER-Certain Material Federal Income Tax Consequences" in the accompanying Proxy Statement/Prospectus. No fractional shares of Merchants Common Stock will be issued in the Merger. Pyramid shareholders entitled to a fractional share of Merchants Common Stock will receive an amount of cash calculated upon the average Bid and Ask quotations as reported in The Milwaukee Journal/Sentinel for a specified period. Pyramid shareholders are advised to consult their tax advisors with respect to income tax consequences of the transaction. Details of the Merger are set forth in the accompanying Proxy Statement/Prospectus. We encourage you to read it carefully.

         The Board of Directors of Pyramid has unanimously approved the Merger Agreement as being in the best interest of Pyramid and its shareholders. Your Board recommends that the Pyramid shareholders vote to approve the Merger Agreement.

         Whether or not you plan to attend the Special Meeting, holders of Pyramid Common Stock are asked to please complete, date and sign the enclosed proxy card, which is solicited by the Board of Directors of Pyramid, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States. If you later find that you may be present at the Special Meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

         IN ORDER TO APPROVE THE MERGER AGREEMENT, IT IS NECESSARY THAT HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF PYRAMID VOTE IN FAVOR OF THE MERGER AGREEMENT.

                                  Very truly yours,



                                  ----------------------------------------------
                                  Thomas J. Sheehan
                                  President and Chief Executive Officer

                             PYRAMID BANCORP., INC.
                                 101 Falls Road
                                Grafton, WI 53024

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDER
                          TO BE HELD            , 1999
                                     -----------

TO THE SHAREHOLDERS OF PYRAMID BANCORP., INC.

         A Special meeting of Shareholders of Pyramid Bancorp., Inc. ("Pyramid") will be held at ____________________, Wisconsin on ______________, 1999 at
_______ __.m. for the purpose of voting on the following matters:

         1. To approve the Agreement and Plan of Merger dated as of March 9, 1999 as amended by the First Amendment to the Agreement and Plan of Merger dated as of June 10 1999 among Merchants and Manufacturers Bancorporation, INC. ("Merchants"), Merchants Merger Corp. ("Merger Corp."), a wholly-owned subsidiary of Merchants and Pyramid Bancorp., Inc. ("Pyramid") (the "Merger Agreement"), providing for the merger of Pyramid with and into Merger Corp. ("the Merger"). (A copy of the Merger Agreement is attached as Exhibits A and A-1 hereto).

         2. To transact such other business as may properly come before the meeting.

         THE DIRECTORS OF PYRAMID HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMEND THAT THE SHAREHOLDERS APPROVE THE MERGER
AGREEMENT.

         Any shareholder desiring to exercise dissenters' rights and be paid in cash for the fair value of his or her shares of Pyramid Common stock in accordance with the provisions of the Wisconsin Business Corporation Law (i) must file a written notice of intent to demand payment for his or her shares before the vote is taken at the Special Meeting of Shareholders, (ii) must not vote in favor of the Merger, and (iii) must otherwise comply with the procedures set forth in Subchapter XIII of the Wisconsin Business Corporation Law, a copy of which is attached as Exhibit D to the Proxy Statement/ Prospectus. See "THE MERGER-Dissenters' Rights" in the accompanying Proxy Statement/Prospectus.

         The Board of Directors has fixed the close of business on ____________, 1999 as the record date for the determination of Pyramid shareholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

         Whether or not you plan to attend the Special Meeting, holders of Pyramid Common Stock are asked to please complete, date and sign the enclosed proxy card, which is solicited by the Board of Directors of Pyramid, and return it promptly in the accompanying envelope. No postage is required if mailed in the United States. The giving of such proxy does not affect your right to vote in person in the event you attend the Special Meeting. You may revoke the proxy at any time prior to its exercise in the manner described in the Proxy Statement/Prospectus.

         The Special Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the Special Meeting of any postponement or adjournment thereof, and any and all business for which notice is hereby given may be transacted at such postponed or adjourned Special Meeting.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF PYRAMID COMMON STOCK IS REQUIRED FOR APPROVAL OF THE MERGER AGREEMENT. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

         Shareholders are invited to attend the Special Meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  ----------------------------------------------
                                  Thomas J. Sheehan
                                  President and Chief Executive Officer

Grafton, Wisconsin
           , 1999
-----------

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING HE SURRENDER OF YOUR STOCK CERTIFICATES.

                                 PROXY STATEMENT
                             PYRAMID BANCORP., INC.
                                 101 Falls Road
                                Grafton, WI 53024
                                 (414) 377-5511

                         SPECIAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

                                   PROSPECTUS
                MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
                                  COMMON STOCK

         This Proxy Statement/Prospectus is being furnished to the shareholders of Pyramid Bancorp., Inc., a Wisconsin corporation ("Pyramid"), in connection with the solicitation of proxies by the Board of Directors of Pyramid, for use at its special meeting to be held on ______________, 1999, at ________________________________________, Wisconsin, commencing at _____ p.m., local time, and any adjournments or postponements thereof (the "Special
Meeting").

         At the Special Meeting, holders of Pyramid common stock, $1.00 par value ("Pyramid Common Stock"), will consider and vote upon the approval and adoption of the Merger Agreement and the transactions contemplated thereby.

         Under the Merger Agreement, each issued and outstanding share of Pyramid Common Stock (except as otherwise provided therein) will be converted into the right to receive shares of Merchants Common Stock as described herein. For a more complete description of the Merger Agreement and the terms of the Merger, see "THE MERGER" and "CERTAIN PROVISIONS OF THE MERGER AGREEMENT."

         This Proxy Statement/Prospectus also constitutes a prospectus of Merchants with respect to the shares of Merchants Common Stock to be issued in connection with the Merger.

       THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR
        OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

         This Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to shareholders of Pyramid on or about ______________, 1999.

         The date of this Proxy Statement/Prospectus is _______________, 1999.

                Merchants and Manufacturers Bancorporation, Inc.
                             Pyramid Bancorp., Inc.

                           Proxy Statement/Prospectus

                                TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----


SUMMARY  .........................................................................................................6
         Merchants and Manufacturers Bancorporation, Inc..........................................................6
         Pyramid Bancorp., Inc....................................................................................6
         The Special Meeting .....................................................................................6
         Votes Required...........................................................................................7
         Voting Agreement.........................................................................................7
         Reasons for the Merger; Recommendation of the Board of Directors of Pyramid..............................7
         Background of Merger.....................................................................................8
         TheMerger ...............................................................................................8
         General..................................................................................................8
         What Pyramid Shareholders will receive in the Merger.....................................................8
         Post-Merger Dividend Policy of Merchants.................................................................9
         What we need to do to complete the Merger...............................................................10
         Exchange of Stock Certificates..........................................................................10
         Waivers and Amendments to the Merger Agreement..........................................................11
         Termination of the Merger Agreement.....................................................................11
         Reimbursement of Expenses...............................................................................11
         Break-Up Fee............................................................................................11
         Interests of Certain Persons in the Merger..............................................................12
         Opinion of Pyramid's Financial Advisor..................................................................12
         Dissenting Shareholders' Rights.........................................................................12
         Certain Federal Income Tax Consequences of the Merger...................................................13
         Accounting Treatment....................................................................................13
         Regulatory Approvals....................................................................................13

COMPARATIVE BOOK VALUES, DIVIDENDS AND EARNINGS PER COMMON SHARE.................................................13

COMPARATIVE STOCK PRICES AND DIVIDENDS...........................................................................15

SELECTED HISTORICAL AND PRO FORMA DATA...........................................................................16

THE SPECIAL MEETING..............................................................................................20
         Date, Place and Time....................................................................................20
         Matters to Be Considered at the Special Meeting.........................................................20
         Required Vote...........................................................................................20
         Voting of Proxies.......................................................................................20
         Revocability of Proxies.................................................................................20
         Record Date; Stock Entitled to Vote; Quorum.............................................................20
         Solicitation of Proxies.................................................................................21


THE MERGER.......................................................................................................21
         Background of the Merger................................................................................21
         Reasons for the Merger; Recommendation of Board of Directors of Pyramid.................................23
         Certain Considerations..................................................................................25
         Opinion of Pyramid Financial Advisor....................................................................26
                  Marshall's analysis............................................................................26
                  Analysis of Selected Comparable Transactions...................................................27
                  Analysis of Pyramid Valuation Multiples........................................................28
                  Analysis of Publicly Traded Companies Comparable to Pyramid....................................28
                  Discounted Earnings Analysis...................................................................28
                  Analysis of Merchants..........................................................................29
                  Pro Forma Merger Analysis......................................................................29
                  Stock Trading Analysis.........................................................................29
                  Contribution Analysis..........................................................................29
         Interests of Certain Persons in the Merger..............................................................30
         Merger Consideration....................................................................................31
         Regulatory Approvals Required...........................................................................32
                  Federal  ......................................................................................32
                  Wisconsin......................................................................................33
                  General  ......................................................................................33
         The Effective Time......................................................................................33
         Conversion of Shares, Procedure for Exchange of Certificates; Fractional Shares.........................34
         Description of Merchants Common Stock Issuable in the Merger............................................36
                  General  ......................................................................................36
                  Dividend Rights................................................................................36
                  Voting Rights..................................................................................36
                  Rights Upon Liquidation........................................................................36
                  Miscellaneous..................................................................................36
         Comparison of Shareholder Rights........................................................................37
                  Authorized Capital Stock.......................................................................37
                  Required Vote..................................................................................37
                  Classified Board of Directors..................................................................38
                  Removal of Directors...........................................................................38
                  Newly Created Directorships and Vacancies on the Board of Directors............................38
                  Certain Business Combinations..................................................................38
         Resale of Merchants Common Stock Issued Pursuant to the Merger..........................................39
         Pre-merger Dividend Policy .............................................................................39
         Post-merger Dividend Policy.............................................................................39
         Conduct of Business Pending the Merger..................................................................40
         Certain Material Federal Income Tax Consequences........................................................40
         Anticipated Accounting Treatment........................................................................41
         Dissenters' Rights......................................................................................41
         The Voting Agreement....................................................................................43
         Other Related Party Transactions........................................................................43
         Management after the Merger.............................................................................44

CERTAIN PROVISIONS OF THE MERGER AGREEMENT.......................................................................44
         The Merger..............................................................................................44


         Representations and Warranties..........................................................................44
         Certain Covenants.......................................................................................45
         No Solicitation of Transactions.........................................................................46
         Conditions to Consummation of the Merger................................................................47
         Termination.............................................................................................48
         Amendment and Waiver....................................................................................48
         Expenses ...............................................................................................48
         Break-Up Fee............................................................................................49

CERTAIN PROVISIONS OF THE VOTING AGREEMENT.......................................................................49

CERTAIN INFORMATION CONCERNING MERCHANTS.........................................................................50

CERTAIN INFORMATION CONCERNING PYRAMID...........................................................................51
         Ownership of Pyramid Common Stock.......................................................................52

EXPERTS  ........................................................................................................53

LEGAL OPINIONS...................................................................................................53

FUTURE SHAREHOLDER PROPOSALS.....................................................................................53

WHERE YOU CAN FIND MORE INFORMATION..............................................................................54

FORWARD-LOOKING STATEMENTS.......................................................................................55


                                                 INDEX OF EXHIBITS

         Exhibit A - Agreement and Plan of Merger...............................................................A-1

         Exhibit A-1 - First Amendment to Agreement and Plan of Merger........................................A-1-1

         Exhibit B - Voting Agreement...........................................................................B-1

         Exhibit C - Opinion of Marshall Financial Consulting, LLC..............................................C-1

         Exhibit D - Subchapter XIII of Wisconsin Business Corporation Law......................................D-1

         Exhibit E - Pyramid Bancorp., Inc. and Subsidiary Financial
                           Statements and Management's Discussion and Analysis
                           of Financial Condition and Results of Operations.....................................E-1


                                     SUMMARY

         This Summary highlights selected information from this Proxy Statement/Prospectus. It does not contain all the information that is important to you. To understand the Merger fully, you should carefully read the entire Proxy Statement/Prospectus and the other documents to which the Proxy Statement/Prospectus refers you. See "WHERE YOU CAN FIND MORE INFORMATION" (pages 53-55). We have included page numbers parenthetically to direct you to a more complete description of the topics presented in this Summary.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. (pages 50-51)

         Merchants and Manufacturers Bancorporation, Inc., a Wisconsin corporation ("Merchants"), is a multi-bank holding company with three subsidiary banks, Lincoln State Bank Milwaukee, Wisconsin, Franklin State Bank, Franklin, Wisconsin and Lincoln Community Bank, Milwaukee, Wisconsin, sometimes collectively referred to as the "Banks". The Banks operate a total of 17 facilities in Milwaukee and Waukesha Counties. In addition to the Banks, Merchants owns three non-bank subsidiaries, Lincoln Neighborhood Redevelopment Corporation, which was organized for the purpose of redeveloping and rejuvenating certain areas in the City of Milwaukee; M&M Services, Inc., which provides operational services to the Banks and Achieve Mortgage Corporation, which is a mortgage brokerage firm.

         At June 30, 1999, Merchants had assets of $344 million, net loans of $270 million, total deposits of $298 million and shareholders' equity of $31 million.

         The principal executive office of Merchants is located at 14100 West National Avenue, New Berlin, Wisconsin, 53151, and its telephone number is (414) 827-6713.

PYRAMID BANCORP., INC. (pages 51-52)

         Pyramid Bancorp., Inc. ("Pyramid") was incorporated in October of 1991 under the laws of Wisconsin, with the express purpose to serve as the holding company for Grafton State Bank (the "Bank"), a Wisconsin charted commercial bank.

         The Bank was founded in 1907 and is one of the area's oldest commercial banks. The Bank's principal business consists of attracting deposits from the public and investing those deposits, along with funds generated from operations, primarily in commercial and consumer loans, including residential real estate loans. At June 30, 1999, Pyramid had total consolidated assets of $109 million, loans of $61 million, deposits of $83 million and equity of $8.9 million. The Bank operates from its executive offices in Grafton, Wisconsin and operates a facility, including two teller windows and two drive-up lanes, at the intersection of Pioneer Road and Port Washington Road in the Town of Grafton.

         The principal executive office of Pyramid is located at 101 Falls Road, Grafton, Wisconsin, 53024, and its telephone number is (414)377-5511.

THE SPECIAL MEETING (pages 20-21)

         A Special Meeting of the shareholders of Pyramid will be held at ___________________________, on __________, 1999, at ____ p.m., local time. The close of business on _____________, 1999 is the record date (the "Pyramid Record Date") for determining the shareholders of record of Pyramid entitled to notice of and to vote at the Pyramid Special Meeting and any postponement or adjournment thereof. The purpose of the Pyramid Special Meeting is (i) to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby and (ii) to consider such other matters that may come before the Pyramid Special Meeting.

Shareholders of Merchants are not required to approve the Merger Agreement.

VOTES REQUIRED (page 20)

         The Wisconsin Business Corporation Law (the "WBCL") requires that the Merger Agreement be approved by the affirmative vote of a majority of the outstanding shares of Pyramid Common Stock entitled to vote at the Special Meeting.

         As of the Pyramid Record Date, there were 68,900 outstanding shares of Pyramid Common Stock, each of which is entitled to one vote. As of the Pyramid Record Date, directors and executive officers of Pyramid held or exercised voting control over approximately 19.3% of the outstanding shares of Pyramid Common Stock entitled to vote on the Merger.

VOTING AGREEMENT (pages 49-50)

         Merchants has entered into a Voting Agreement dated as of March 9, 1999 (the "Voting Agreement") attached hereto as Exhibit B with each of the directors of Pyramid pursuant to which the directors have agreed to vote their shares (i) in favor of the adoption and approval of the Merger Agreement and the Merger and
(ii) against any Competing Transaction (as such term is defined herein) which generally includes an acquisition of control of, or a significant equity interest in or significant assets of, Pyramid by a third party in the form of a merger, consolidation, share exchange, business combination or other similar transaction, acquisition of assets or shares or otherwise, or certain announcements, proposals or offers with respect thereto. The directors of Pyramid hold 13,312 shares, or approximately 19.3% of Pyramid Common Stock entitled to vote at the Special Meeting. The Voting Agreement also provides that Merchants has the exclusive right to purchase any or all of the shares of Pyramid Common Stock owned by the directors of Pyramid for $250 per share, payable in cash, subject to any necessary regulatory approval, after a material breach of the Merger Agreement by Pyramid or a breach by a director of Pyramid of the Voting Agreement. The purchase right is not exercisable as of the date hereof. The purchase price per share under the Voting Agreement equaled approximately 73% of the value of Pyramid Common Stock based upon the bid price of Merchants Common Stock on the date the Voting Agreement was requested by Merchants and based upon the exchange ratio set forth in the Merger Agreement. The execution and delivery of the Voting Agreement was a condition to Merchants entering into the Merger Agreement. The Voting Agreement may have the effect of discouraging persons who might now or in the future be interested in acquiring all of or a significant interest in Pyramid from considering or proposing such an acquisition. The Voting Agreement is intended to increase the likelihood that the Merger will be consummated.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF PYRAMID (pages 23-25)

MERCHANTS.

         The Merchants Board, after consideration of the terms and conditions of the Merger Agreement and other factors deemed relevant by the Merchants Board, believes that the terms of the Merger Agreement are fair and that the Merger is in the best interests of Merchants and its shareholders.

PYRAMID.

         The Board of Directors of Pyramid (the "Pyramid Board") unanimously recommends that holders of Pyramid Common Stock vote FOR approval of the Merger Agreement and the transactions contemplated thereby. The Pyramid Board, after consideration of the terms and conditions of the Merger Agreement and other factors deemed relevant by the Pyramid Board, believes that the terms of the Merger Agreement are fair and that the Merger is in the best interests of Pyramid and its shareholders.

BACKGROUND OF MERGER (pages 21-22)

         For a description of the background of the Merger, see "THE MERGER--Background of the Merger."

THE MERGER (page 21)

GENERAL.

         Under the terms of the Merger Agreement, Pyramid will, upon the later of (a) the time of filing of Articles of Merger with the Wisconsin Department of Financial Institutions, or (b) the effective date and time of the Merger as set forth in such Articles of Merger and Certificate of Merger (the later of (a) and (b) above being the "Effective Time") in accordance with the terms of the Merger Agreement, merge with and into Merger Corp. As a result of the Merger, Grafton State Bank will become a wholly-owned subsidiary of Merger Corp. which, in turn is a wholly-owned subsidiary of Merchants. The Merger Agreement is attached to this document as Exhibit A and an amendment to the Merger Agreement is attached as Exhibit A-1 to this document. We encourage you to read the Merger Agreement and the Amendment. They are the legal documents governing the Merger.

WHAT PYRAMID SHAREHOLDERS WILL RECEIVE IN THE MERGER (pages 31-32)

         In the Merger, Merchants will issue up to 620,100 shares of Merchants Common Stock to the Shareholders of Pyramid. As a shareholder of Pyramid, you will receive nine (9) shares of Merchants Common Stock for each share of Pyramid Common Stock you own unless you dissent from the Merger and follow the statutory procedure for perfecting your dissenters' rights.

         The nine-for-one ratio at which your Pyramid Common Stock will be converted into Merchants Common Stock (the "Exchange Ratio") will be renegotiated by Merchants and Pyramid if the Daily Average Price (as defined below) of Merchants Common Stock is less than $36 or greater than $44. Shares of Merchants Common Stock are quoted on the "Pink Sheets", an inter-broker quotation medium and in the "Over the Counter Bulletin Board", an electronic quotation service. Merchants Common Stock is quoted in the "Other Stocks" section of the Milwaukee Journal Sentinel. On August 20, 1999, the Bid price for Merchants Common Stock was $42 per share. Based on the exchange ratio in the Merger, which is nine (9) shares of Merchants Common Stock for one (1) share of Pyramid Common Stock, the market value of the consideration that Pyramid shareholders will receive for each share of Pyramid Common Stock would be $378. The market price of Merchants Common Stock may fluctuate prior to consummation of the Merger, while the exchange ratio is fixed. Shareholders of Pyramid should obtain current stock price quotations.

         The Daily Average Price is the daily average of the "Bid" and "Ask" quotations of Merchants Common Stock as published in the Milwaukee Journal Sentinel (or obtained from another source acceptable to Merchants and Pyramid if such quotations are not published in the Milwaukee Journal Sentinel) on each of the thirty (30) trading days preceding the third day prior to the Effective Time. On each of such thirty (30) trading days, the Bid and Ask prices will be averaged to calculate the market quotation for that day, and the resulting thirty market quotations will be summed and the result divided by thirty to determine the Daily Average Price. In the event that "Ask" quotations are not listed, or if the "Ask" price exceeds the "Bid" price by more than $2 on any of the thirty trading days used to compute the Daily Average Price, then the "Bid" quotes will be used on those days to calculate the Daily Average Price.

         If the Daily Average Price (as defined above) is less than $36 or greater than $44, then Merchants and Pyramid will make a good faith effort to promptly renegotiate the Exchange Ratio.

         Because the market value of Merchants Common Stock at the Effective Time is not known at this time, the actual value that Merchants would pay and Pyramid shareholders would receive in the Merger and whether Merchants and Pyramid will renegotiate the Exchange Ratio will not be known until the scheduled closing date or shortly before the Effective Time, respectively. It is currently anticipated that, if approved by Pyramid shareholders, the Merger will be completed in the fourth calendar quarter of 1999. However, no assurance as to the exact timing of the completion can be given.

         In the event that the Daily Average Price is less than $36 or greater than $44 and it becomes necessary to renegotiate the Exchange Ratio, Merchants' Board is likely to consult with its legal and financial advisors regarding the fairness of such renegotiated ratio.

         In addition, the Merchants' Board and its advisors would consider many of the same factors they considered in determining whether to approve and adopt the Merger Agreement in the first instance. In particular, the Merchants Board of Directors would analyze, among other factors, the relationship of the consideration to be paid by Merchants to the market price and book value and earnings per share of Pyramid, the financial terms of recent business combinations in the banking industry and the dilutive or accretive effect of the renegotiated exchange ratio on Merchants' future earnings and book value.

         In the event it becomes necessary to renegotiate the Exchange Ratio pursuant to the terms of the Merger Agreement, the Pyramid Board of Directors is likely to consult with its legal and financial advisors to determine the fairness of a renegotiated exchange ratio. Shareholders of Pyramid should note that the fairness opinion obtained by the Pyramid Board and included as Exhibit 'C' to this Proxy Statement/Prospectus does not express an opinion as to the fairness of the Merger, from a financial point of view, in the event that the Daily Average Price of Merchants Common Stock is less than $36 or more than $44. No assurance can be given that a fairness opinion regarding such renegotiated exchange ratio can be obtained. In making a determination on a renegotiated exchange ratio, the Pyramid Board of Directors would consider many of the same factors it considered in determining whether to approve and accept the Merger Agreement in the first instance. In particular, the Pyramid Board would analyze, among other factors, whether the then current consideration to be received in the Merger would deliver more value to the shareholders than could be expected if Pyramid were to continue as an independent entity. In addition, the Pyramid Board would consider whether, in light of then prevailing market and other industry conditions, the renegotiated exchange ratio is fair from a financial point of view to the Pyramid shareholders.

POST-MERGER DIVIDEND POLICY OF MERCHANTS (page 39)

         It is presently expected that dividend payments will continue at Merchants' current quarterly dividend rate of $0.15 per share. Merchants' Board of Directors determines the level of dividends to be declared each quarter based on various economic and financial factors.

WHAT WE NEED TO DO TO COMPLETE THE MERGER (pages 47-48)

         The completion of the Merger depends on a number of conditions being met, including the following:

         1. Shareholders of Pyramid vote in favor of the Agreement and Plan of Merger.

         2.    We receive all necessary regulatory approvals.

         3. Receipt by us of a legal opinion that, for United States federal income tax purposes, Merchants, Pyramid, Merger Corp. and Pyramid Shareholders who exchange their shares of Pyramid Common Stock for shares of Merchants Common Stock, will not recognize any gain or loss as a result of the Merger, except in connection with the payment of cash instead of fractional shares. The tax opinion will be subject to various limitations, and we recommend that you read the fuller description of material tax consequences on page 40.

         4. Receipt by Merchants of a letter from its independent accountant that the Merger will qualify for "pooling of interests" accounting treatment.

         5. The absence of any injunction or legal restraint blocking the Merger.

         Where the law permits, Merchants or Pyramid could decide to complete the Merger even though one or more of these conditions has not been met. We cannot be certain when (or if) the conditions to the Merger will be satisfied or waived, or that the Merger will be completed.

EXCHANGE OF STOCK CERTIFICATES (pages 34-35).

At or prior to the Effective Time, Merchants will deposit with Firstar Trust Company (the "Exchange Agent") certificates representing the shares of Merchants Common Stock to be issued in accordance with the terms of the Merger Agreement ("Merchant Common Stock Certificates") for exchange in accordance with the Merger Agreement, and cash in lieu of any fractional shares of Merchants Common Stock.

         As soon as practicable after the Effective Time, Merchants will cause the Exchange Agent to mail to each holder of certificates representing one or more shares of Pyramid Common Stock converted into the right to receive shares of Merchants Common Stock pursuant to the Merger Agreement ("Pyramid Common Stock Certificates") a letter of transmittal and instructions for use in effecting the surrender of the Pyramid Common Stock Certificates in exchange for Merchants Common Stock Certificates and any cash in lieu of fractional shares. Upon proper surrender of an Pyramid Common Stock Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, the holder of such Pyramid Common Stock Certificate shall be entitled to receive in exchange therefor, as applicable, (i) Merchants Common Stock Certificate representing that number of whole shares of Merchants Common Stock to which such holder of Pyramid Common Stock is entitled pursuant to the terms of the Merger Agreement and (ii) cash in lieu of fractional shares. Persons who hold Merchants Common Stock prior to the Merger will not need to exchange their existing certificates representing shares of Merchants Common Stock for new stock certificates.

WAIVERS AND AMENDMENTS TO THE MERGER AGREEMENT. (page 48)

          Merchants and Pyramid may amend, modify or waive in writing the terms and conditions of the Merger Agreement; provided, however, that no amendment may be made after the approval of the Merger Agreement at the Pyramid Special Meeting that changes the amount or type of consideration into which each share of Pyramid Common Stock would be converted. At any time prior to the Effective Time, either Merchants or Pyramid may by written instrument (a) extend the time for the performance of any obligations of the other party, (b) waive any inaccuracies in the representations and warranties and (c) waive compliance with any agreement or condition contained in the Merger Agreement.

TERMINATION OF THE MERGER AGREEMENT.  (page 48)

         The Boards of Directors of Merchants and Pyramid can agree at any time to terminate the Agreement and Plan of Merger without completing the Merger. In addition, either Merchants or Pyramid can terminate the Merger Agreement if:

         1. We do not complete the Merger by December 31, 1999, unless the failure to complete the Merger by that time is due to a violation of the Merger Agreement by the party that wants to terminate the Merger Agreement.

         2. Any governmental agency denies an approval we need to complete the Merger and that denial has become final and nonappealable.

         3.    The shareholders of Pyramid do not approve the Merger Agreement.

         4. Either Merchants or Pyramid breaches the Merger Agreement (and does not correct the breach promptly) in a way that would entitle the party that wants to terminate the Merger Agreement to not complete the Merger, as long as the party wanting to terminate the Merger Agreement has not materially breached the Merger Agreement.

         5. If the Daily Average Price (see "What Pyramid Shareholders will receive in the Merger") is less than $36 or greater than $44 and Merchants and Pyramid cannot agree on a renegotiated exchange ratio.

REIMBURSEMENT OF EXPENSES.  (pages 48-49)

         The Merger Agreement provides that expenses incurred by Merchants and Pyramid in connection with the Merger will be borne by the party which has incurred the expense. However, if the Merger Agreement is terminated because of a breach of the Merger Agreement, then the breaching party shall reimburse the non-breaching party for documented out-of-pocket expenses incurred in connection with the Merger. Such right to reimbursement is in addition to other remedies the non-breaching party may have.

BREAK-UP FEE (page 49)

         If the Merger Agreement is terminated under certain circumstances relating to third-party offers or the withdrawal or modification of the approval or recommendation of the Merger Agreement by the Board of Directors of Pyramid, Pyramid will be obligated to pay Merchants a fee equal to the lesser of (i) 1.5% of the aggregate value of the Merger as of the date of termination (based on the market price of Merchants

Common Stock multiplied by the 620,100 shares of Merchants Common Stock to be issued in the Merger or (ii) $400,000 (the "Break-Up Fee").

         Provided that Pyramid has not breached the Merger Agreement in any material respect, Merchants will be obligated to pay the Break-Up Fee to Pyramid if the Board of Directors of Merchants withdraws, modifies or amends its approval of the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (pages 30-31)

         Some of the directors and officers of Pyramid have interests in the Merger that are different from, or in addition to, their interests as stockholders in Pyramid.

         The Directors of Merchants immediately prior to the Effective Time will continue as the Directors of Merchants, each to hold office in accordance with the charter and bylaws of Merchants. Additionally, upon consummation of the Merger, the Chairman and two other current Directors of Pyramid will be elected to the Board of Directors of Merchants. The persons to be added to the Merchants Board are Thomas J. Sheehan, Jerome T. Sarnowski and James Kacmarcik. Mr. Sheehan is Chairman of the Board of Directors, President and Chief Executive Officer of Pyramid and the Bank; Messrs. Sarnowski and Kacmarcik are Directors of Pyramid and the Bank. The officers of Merchants immediately prior to the Effective Time will continue as the officers of Merchants, in each case until their respective successors are duly elected or appointed. Additionally, Thomas
J. Sheehan, the President and Chief Executive Officer of Pyramid and the Bank will serve as Vice Chairman of Merchants and will assume responsibility for the retail banking services of Merchants subsidiary banks. Some of the officers of Pyramid have entered into employment agreements with the Bank which will continue in effect after the Bank becomes a subsidiary of Merchants as a result of the Merger . Merchants (through the Bank as employer) will succeed to the Bank's obligations with respect to the employment agreements. The Boards of Directors of Merchants and Pyramid were aware of those interests and took them into account in approving the Merger Agreement.

OPINION OF PYRAMID'S FINANCIAL ADVISOR (pages 26-30)

         Marshall Financial Consulting LLC ("Marshall") delivered to the Pyramid Board its written opinion dated March 8, 1999, which was confirmed in a written opinion dated the date of this Proxy Statement/Prospectus that as of such date, and based upon the matters considered as set forth in such opinion, the Exchange Ratio is fair, from a financial point of view, to the Pyramid shareholders. The written opinion of Marshall dated the date of this Proxy Statement/Prospectus is attached hereto as Exhibit C and is incorporated herein by reference. Holders of shares of Pyramid Common Stock are urged to read such opinion in its entirety. For a description of the assumptions made and matters considered by Marshall, see 'THE MERGER-Opinion of Financial Advisor" and Exhibit C.

DISSENTING SHAREHOLDERS' RIGHTS (pages 41-43)

         Shareholders of Pyramid who follow certain procedural requirements may be entitled to receive cash in the amount of the fair value of their shares instead of the shares of Merchants Common Stock offered pursuant to the Merger Agreement. The fair value of the shares of Pyramid Common Stock will be determined pursuant to Wisconsin law which defines "fair value" as "-- the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable."

         ANY SHAREHOLDER WHO WANTS TO EXERCISE DISSENTERS' RIGHTS MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT AND MUST COMPLY WITH ALL OF THE PROCEDURAL REQUIREMENTS PROVIDED BY WISCONSIN LAW. A COPY OF THE DISSENTERS' RIGHTS STATUTE IS ATTACHED AS EXHIBIT D TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THE STATUTE CAREFULLY AND TO CONSULT WITH LEGAL COUNSEL IF YOU DESIRE TO EXERCISE YOUR DISSENTERS' RIGHTS.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (pages 40-41)

         We expect that the conversion of your shares of Pyramid Common Stock into shares of Merchants Common Stock generally will not cause you to recognize any gain or loss for purposes of the United States federal income tax, except to the extent that you may receive cash for fractional shares or pursuant to the exercise of dissenters' rights.

         The obligation of Pyramid and Merchants to complete the Merger depends on receipt of a legal opinion about the federal income tax treatment of Pyramid, Merchants, Merger Corp. and Pyramid's shareholders. This opinion is not binding on the Internal Revenue Service which could take a different view.

         Determining the actual tax consequences of the Merger to you can be complicated. They will depend on your specific situation and on variables not within our control. You should consult your own tax advisor for a full explanation of the Merger's tax consequences to you.

ACCOUNTING TREATMENT (page 41)

         The Merger will be accounted for as a pooling-of-interests pursuant to generally accepted accounting principles. It is a condition to the Merger that Merchants shall have received an opinion, dated as of the Effective Time, from Ernst & Young LLP, confirming that the Merger will qualify for "pooling of interests" accounting treatment if consummated in accordance with the Merger Agreement. However, Merchants may waive this condition and consummate the Merger even if pooling of interests accounting is not available.

REGULATORY APPROVALS (pages 32-33)

         The Merger is subject to the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA") and the Wisconsin Department of Financial Institutions (the "DFI").

        COMPARATIVE BOOK VALUES, DIVIDENDS AND EARNINGS PER COMMON SHARE

         The following tables present selected comparative per common share data for Merchants Common Stock for the years ended December 31, 1998, 1997 and 1996 and the six months ended June 30, 1999, and Pyramid Common Stock for the years ended December 31, 1998, 1997 and 1996 and the six months ended June 30, 1999 on both a historical and pro forma basis giving effect to the Merger. The pro forma information has been prepared on the basis of accounting for the Merger as a pooling-of-interests. The information is derived from the consolidated historical financial statements of Merchants and Pyramid, including the related notes thereto, included or incorporated by reference in this Proxy Statement/Prospectus. This information should be read in conjunction with such historical financial statements and the related notes thereto. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "INDEX TO FINANCIAL STATEMENTS."

         This information is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Merger been consummated prior to the periods indicated.


                             Merchants Common Stock


                                       At or For the Six                   At or For the Year
                                       Months Ended June                   Ended December 31,
                                     30, 1999 (unaudited)
                                                                1998               1997               1996
Historical:
     Net income                             $ 0.69             $ 1.81             $ 1.67             $ 0.91

     Cash dividends declared                  0.30               0.59               0.48               0.48

     Book value                              20.81              20.80              19.78              18.48

Pro forma combined:
     Net income (1)                         $ 0.68             $ 1.86             $ 1.69             $ 1.07

     Cash dividends
       declared (2)                           0.30               0.59               0.48               0.48

     Book value                              18.77              19.03              17.90              16.44

                              Pyramid Common Stock


                                      At or for the Six                    At or for the Year
                                      Months Ended June                    Ended December 31,
                                     30, 1999 (unaudited)
                                                                1998               1997               1996
Historical:
     Net income                            $  8.73            $ 18.07           $  15.55            $ 13.43

Cash dividends declared                       2.00               2.00               1.00

Book value                                  131.19             130.40             116.23             101.14

Equivalent pro forma
combined:  (3)
Net income                                 $  0.97            $  2.01            $  1.73            $  1.49

Cash dividends declared                       0.22               0.22               0.11

Book Value                                   14.41              14.49              12.91              11.24


(1) Pro forma net income was computed assuming 2,110,000; 2,067,355; 2,004,809 and 2,001,160 fully diluted shares of Merchants outstanding for the periods ended June 30, 1999, December 31, 1998, 1997 and 1996, respectively.

(2)      Based on historical dividends of Merchants.

(3) The pro forma equivalent per share data for Pyramid has been computed by multiplying the pro forma combined per share information by 9, which represents the Exchange Ratio assuming that the Daily Average Price of Merchants is not greater than $44 or less than $36 per share.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

Merchants Common Stock

         Merchants Common Stock is quoted on the "Pink Sheets," an inter-broker quotation medium and in the "Over the Counter Bulletin Board," an electronic quotation service. Merchants Common Stock is quoted in the "Other Stocks" section of the Milwaukee Journal Sentinel. The following table sets forth, for the periods indicated, the High and Low Bid quotations per share as furnished by Robert W. Baird, Inc., a Wisconsin investment banking firm, and the regular cash dividends declared for Merchants Common Stock as adjusted to reflect stock dividends. It should be noted that such Bid quotations do not necessarily represent actual sales.


                                                MERCHANTS COMMON STOCK
                                                ----------------------

                                      HIGH              LOW
                                      BID               BID             DIVIDEND
                                      ----              ---             --------
1996
----

First quarter                        $17.73           $16.06            $ 0.10
Second Quarter                        17.73            16.82              0.10
Third Quarter                         18.18            17.27              0.12
Fourth Quarter                        18.18            17.57              0.15

1997
----

First Quarter                        $19.24           $16.97            $ 0.12
Second Quarter                        20.00            18.79              0.12
Third Quarter                         20.15            19.55              0.12
Fourth Quarter                        28.48            20.15              0.12

1998
----

First Quarter                        $30.30           $27.88            $ 0.12
Second Quarter                        33.64            28.64              0.13
Third Quarter                         35.45            28.10              0.15
Fourth Quarter                        39.50            34.63              0.20

1999
----

First Quarter                        $43.00           $38.00            $ 0.15
Second Quarter                        43.00            41.50              0.15


         On March 10, 1999, the last trading day before the announcement of the signing of the Merger Agreement, the Bid price of Merchants Common Stock as reported in the Milwaukee Journal Sentinel was

$38 per share. On August 20, 1999, the latest practicable date before the filing of the Proxy Statement/Prospectus with the Commission, the Bid price of Merchants Common Stock as reported was $42 per share. Assuming the Merger had occurred on such date, the equivalent market value per share of Pyramid Common Stock, calculated by multiplying the Bid price of Merchants Common Stock by the Exchange Ratio, would have been $378 which represents 288.1% of June 30, 1999 book value of Pyramid and a price to earnings ratio of 21.65x, based on Pyramid's annualized net income for the first 6 months of 1999. See also "THE MERGER-Opinion of Pyramid Financial Advisor". Shareholders are urged to obtain current market prices for Merchants Common Stock. No assurance can be given as to the market price of Merchants Common Stock prior to the Effective Time or after consummation of the Merger.

         On the Record Date, there were approximately 601 holders of record of Merchants Common Stock.

Pyramid Common Stock

         Pyramid Common Stock is not listed on any exchange or quoted in the over-the-counter market. There is no established trading market for Pyramid Common Stock. In the opinion of Pyramid, due to the lack of an active market for Pyramid Common Stock, transactions in Pyramid Common Stock of which Pyramid is aware are not frequent enough to produce representative prices. The last sale of which Pyramid is aware was to the best knowledge of Pyramid at $100 per share on April 17, 1998.

         The Board of Directors of Pyramid declared the following per-share dividends in 1996, 1997, 1998 and during the first half of 1999, respectively:
$-0-, $1.00, $2.00, $2.00. Pursuant to the Merger Agreement, the ability of Pyramid to pay dividends on Pyramid Common Stock prior to the Effective Time has been restricted except that commencing in the first quarter of 1999 Pyramid is permitted to declare and pay a quarterly dividend not to exceed $1.00 per share.

         On the Record Date, there were 111 holders of record of Pyramid Common Stock.

                     SELECTED HISTORICAL AND PRO FORMA DATA

         The summary below sets forth selected historical and other data and selected unaudited pro forma financial data. The financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of Merchants and Pyramid and in conjunction with the unaudited pro forma combined financial statements and related notes thereto of Merchants as the surviving corporation in the Merger included elsewhere in this Proxy Statement/Prospectus. See "INDEX TO FINANCIAL STATEMENTS" and "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION."

  Selected Historical Financial and Other Data (In thousands, except per-share data)

                                    Merchants


                          At or for the Six                                    At or for the Year
                          Months Ended June                                    Ended December 31,
                          30, (unaudited)


                          1999           1998               1998         1997           1996           1995          1994
                      -----------------------------     ----------------------------------------------------------------------
Total assets           $344,164      $312,705            $334,503     $296,678       $267,723       $264,247      $248,181

Loans, net              270,033       231,653             251,815      227,178        189,791        163,650       149,925
Investment
Securities held             -              -                  -            -              -              -           4,326
to maturity

Deposits                298,012       280,382             289,230      264,699        232,933        233,083       223,446

Long-term                 1,190                               260          -              -              -             -
debt

Shareholders'
  equity                 31,000        30,378              30,997       29,496         28,380         26,543        23,573


Interest income          11,679        11,324              23,215       21,094         19,328         18,383        16,139

Interest                  5,131         5,118              10,589        9,090          8,362          7,921         6,155
expense

Provision for
 loan losses                100           150                 250          192            460            132            43

Other income                925         1,009               2,330        1,656          1,555          1,328           941

Other expenses            5,836         5,511              10,532        9,620         10,021          9,040         8,484

Income tax                  502           547               1,468        1,439            730            917           874

Net income                1,035         1,007               2,706        2,409          1,310          1,701         1,524


                                     Pyramid


                        At or for the Six                                       At or for the Year
                        Months Ended June                                       Ended December 31,
                        30, (unaudited)


                          1999           1998              1998          1997           1996           1995          1994
                      ----------------------------     -----------------------------------------------------------------------
Total assets           $108,936     $  97,829           $106,909       $95,007        $90,971        $83,744       $81,586
Loans                    61,291        54,158             60,947        53,880         51,544         51,759        53,684
receivable, net

Investment
 Securities held
 to maturity              7,344         7,049              6,958         6,669          5,274          4,843         5,637
Deposit
 accounts                83,456        75,457             82,974        72,580         69,545         63,406        61,948
Borrowed                  8,150         5,190              8,750         4,740          5,190          6,890         5,540
funds
Shareholders'
  equity                  8,934         7,773              8,441         7,276          6,311          5,512         4,590

Interest income           3,794         3,652              7,472         6,933          6,503          6,228         4,959
Interest                  1,723         1,757              3,531         3,404          3,236          3,120         2,294
expense
Provision for
  loan losses                36            12                 64            35            145             24            64
Noninterest
income                      311           287                621           519            502            486           801
Noninterest
expenses                  1,477         1,344              2,780         2,526          2,427          2,383         2,429
Income tax
expenses                    281           275                574           515            359            456           359
Net income                  588           551              1,144           972            838            731           614


                   Selected Unaudited Pro Forma Financial Data
                     ($ in thousands except per share data)


                                     For the Six
                                     Months Ended                                    For the Year Ended
                                       June 30,                                         December 31,

                                1999             1998                    1998              1997               1996
                            -----------------------------------      -----------------------------------------------------
Income Statement
   Interest Income            $15,473          $14,976                 $30,687           $28,027            $25,831
   Interest Expense             6,854            6,875                  14,120            12,494             11,598
   Net Interest
      Income                    8,619            8,101                  16,567            15,533             14,233
   Loss Provision                 136              162                     314               227                605
   Other Income                 1,236            1,296                   2,951             2,175              2,057
   Other Expense                7,313            6,855                  13,312            12,146             12,448
   Income Before Tax            2,406            2,380                   5,892             5,335              3,237
   Income Tax                     783              822                   2,042             1,954              1,089
   Net Income                   1,623            1,558                   3,850             3,381              2,148

Per Share
   Basic earnings per
  share                       $  0.77          $  0.76                 $  1.86           $  1.69            $  1.07
   Diluted earnings
per share                        0.76             0.74                    1.82              1.64               1.05


                                       At the Six                                    At the Year Ended
                                 Months ended June 30                                   December 31

Balance Sheet                   1999             1998                   1998              1997               1996
                            -----------------------------------      ------------------------------------------------------
   Loans-Net                 $331,324         $285,811                $312,762          $281,058           $241,335
   Assets                     453,100          410,534                 441,412           391,685            358,694
   Deposits                   381,468          355,839                 372,204           337,249            302,387
   Shareholders'
Equity                         39,934           38,151                  39,438            36,772             32,691
Weighted Average
Shares
   Basic weighted               2,096            2,062                   2,067             2,005              2,005
average shares
outstanding
   Diluted weighted             2,136            2,106                   2,112             2,059              2,052
average shares
outstanding


                               THE SPECIAL MEETING

Date, Place and Time

         The Special Meeting will be held at___________________________________,
Wisconsin, on ________________, 1999 at _____ p.m. (local time).

Matters to Be Considered at the Special Meeting.

         At the Special Meeting, holders of Pyramid Common Stock will consider and vote upon a proposal to approve the Merger Agreement and any other matters that may properly come before the Special Meeting. For a detailed description of the Merger and the Merger Agreement, see "The Merger" and "Certain Provisions of the Merger Agreement."

Required Vote

         The affirmative vote of the holders of a majority of the outstanding shares of Pyramid Common Stock entitled to vote at the Special Meeting is required to approve the Merger Agreement. Each share of Pyramid Common Stock outstanding on the Record Date (as defined herein) is entitled to one vote. Shareholders of Merchants are not required to approve the Merger Agreement and no further corporate authorization by Merchants is required to consummate the Merger.

         Pursuant to the Voting Agreement, the directors who have voting power with respect to a total of 13,312 shares or approximately 19.3% of Pyramid Common Stock entitled to vote at the Special Meeting have agreed, among other things, to vote their shares in favor of the approval and adoption of the Merger Agreement and against certain other transactions.

Voting of Proxies

         Shares represented by all properly executed proxies for Pyramid Common Stock received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders thereof. Proxies which do not contain voting instructions will be voted FOR approval of the Merger Agreement.

         It is not expected that any matter other than that referred to herein will be brought before the Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Revocability of Proxies

         The grant of a proxy on the enclosed form of proxy does not preclude a shareholder from voting in person. A shareholder may revoke a proxy at any time prior to its exercise by delivering to the Secretary of Pyramid a duly executed proxy or revocation of proxy bearing a later date or by voting in person at the Special Meeting. Attendance at the Special Meeting will not of itself constitute revocation of a proxy.

Record Date; Stock Entitled to Vote; Quorum

         Only holders of record of Pyramid Common Stock at the close of business on ____________, 1999 (the "Record Date") will be entitled to receive notice of and to vote at the Special Meeting.

         At the Record Date, 68,900 shares of Pyramid Common Stock were outstanding. Shares representing a majority of the outstanding shares of Pyramid Common Stock entitled to vote must be represented in person or by proxy at the Special Meeting in order for a quorum to be present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the Merger Agreement. If a broker or other holder of record indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Solicitation of Proxies

         Pyramid will bear the cost of the solicitation of proxies from its shareholders, except that Merchants and Pyramid will share equally the cost of printing this Proxy Statement/Prospectus and all regulatory filing fees in connection therewith. In addition to solicitation by mail, the directors, officers and employees of Pyramid may solicit proxies from shareholders of Pyramid by telephone or telegram, or in person, but will receive no additional compensation for such services.

         SHAREHOLDERS SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVE TIME, PYRAMID SHAREHOLDERS WILL BE PROVIDED WITH MATERIALS RELATING TO THE EXCHANGE OF THEIR STOCK CERTIFICATES. SEE "THE MERGER - CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES."

                                   THE MERGER

Background of the Merger

         For the past several years, the Board of Directors of Pyramid has monitored the changes in the banking industry and the future of independent banks in smaller communities in Wisconsin.

         The Pyramid Board considered the increasing competition in the banking industry, the need for ever-larger capital expenditures to provide desired customer services and the increasingly complex regulatory and market structure. The Pyramid Board recognized that the banking industry has substantially changed in recent years and that changes of equal or greater magnitude are likely in the future.

         In that connection, the Pyramid Board discussed from time to time the possibility of combining with another bank, forming an expanded bank holding company and making suitable acquisitions and growing internally.

         As a result of these discussions, the Pyramid Board realized that it would not be possible to realize sufficient growth through small acquisitions and internally-generated growth to effectively compete with the increasing numbers of larger competitors entering its market.

         The Pyramid Board thus concluded that a combination with another bank would provide the size and the necessary resources for the Bank to remain an effective competitor in its market and to properly service its community.

         The Board believed that it was very important for the Bank to retain its identity as a community bank and also to retain the name of Grafton State Bank along with its local management. Based on its review of other transactions, the Board felt that the Bank's customers and the community would suffer a reduction in service by a sale of the Bank and its conversion to a branch of another bank, resulting in the decision making process being moved out of the local community to a corporate headquarters in another location.

         To that end, in 1997, the Pyramid Board attempted to effect a combination with another community bank ("other organization"). The combination was intended to assure relative independence and local control for both organizations. However, because of the ownership structure of the other organization, the Board determined that the combination with that bank would not be in the best interests of Pyramid, its shareholders or its customers. Accordingly, discussions were terminated in January, 1998. In the summer of 1998, discussions between Pyramid and the other organization resumed in an attempt to restructure the ownership of the other organization to protect Pyramid's interests. After several months of unsuccessful negotiations, discussions with the other organization were finally terminated.

         In 1998, Pyramid also discussed possible combinations with several other bank holding companies. However, none of the potential acquirors agreed to allow the Bank to retain its community identity and operate under its own name. No specific offers were ever received by Pyramid as a result of such discussions.

         The Pyramid Board continued to believe that in order to remain competitive and provide appropriate banking services to its customers, an increase in size and resources by means of a combination with another bank was required.

         Over the past several years, Merchants had periodically expressed an interest in exploring a combination with Pyramid. Pyramid's Board was aware that Merchants' subsidiary banks were operating under local control and with local autonomy. Pyramid's Board was also mindful of the desire of many of its shareholders and customers to retain a community-oriented bank with local control.

         Accordingly, in the second half of 1998, the management and Board of Directors of Pyramid commenced discussing a possible combination with Merchants. The Pyramid Board found that the Merchants' banking philosophy closely resembled Pyramid's. Additionally, Pyramid concluded that the subsidiary banks of Merchants and Grafton State Bank complemented each other in loan activities because Merchants had a strong emphasis on commercial lending while Grafton State Bank emphasized mortgage lending. As a result of the combination, Grafton State Bank could increase its commercial lending limit to approximately $7 million and would be able to more effectively service many business customers in its market area which it had difficulty accommodating in the past.

         In addition, the Pyramid Board believed that the shareholders of Pyramid will enjoy greater liquidity for their stock and a means of accurately valuing their investment through a transaction with Merchants.

         As a result, the Pyramid Board determined to pursue further discussions with Merchants. The Pyramid Board and management held several meetings with the management and Directors of Merchants to further discuss post-merger operational matters and the merger consideration. Subsequently, the Pyramid Board engaged Marshall as a financial advisor to assist it in evaluating the Merchants stock and advise it on the fairness of the exchange, from a financial point of view.

         On December 19, 1998, the Merchants Board held a special meeting, attended by its financial advisor and legal counsel, to consider and approve the terms of a letter of intent to be submitted to Pyramid. The letter of intent was executed by Merchants on December 28, 1998 and delivered to Pyramid.

         After further negotiations and discussions with its financial advisor and legal counsel regarding the proposed stock exchange, on January 4, 1999, the Pyramid Board accepted the letter of intent pursuant to which Pyramid stockholders would receive an aggregate of 620,100 shares of Merchants stock, subject to renegotiation of the exchange ratio under certain conditions related to the price of Merchants' stock . The parties issued a joint press release announcing the execution of the letter of intent.

         Following public announcement of the proposed transaction and prior to the execution of the Agreement and Plan of Merger, a Pyramid shareholder suggested to the management that Pyramid consider an auction which the shareholder believed would enhance the value to be received by Pyramid shareholders. The management and the Board of Directors of Pyramid determined an auction process was not in the best interests of the Pyramid shareholders or the customers of the Bank.

         After further discussions, an Agreement and Plan of Merger embodying the terms of the letter of intent was negotiated with the assistance of legal counsel and executed by Merchants and Pyramid as of March 9, 1999. The parties issued a joint press release announcing the transaction.

         As of June 10, 1999, the First Amendment to the Merger Agreement was entered into by Merchants and Pyramid. The purpose of the First Amendment was to provide for the merger of Pyramid with Merchants Merger Corp., a wholly-owned subsidiary of Merchants organized exclusively to facilitate the Merger transaction.

         The Board of Directors of Pyramid has approved the Merger Agreement and believes that the proposed Merger is in the best interest of Pyramid and its shareholders. Accordingly, the Pyramid Board recommends that the shareholders of Pyramid vote in favor of the adoption of the Merger Agreement as discussed herein.

Reasons for the Merger; Recommendation of Board of Directors of Pyramid

         Merchants. The Merchants Board has concluded that the Merger would be in the best interests of Merchants and its shareholders. In reaching this determination, the Merchants Board considered many factors including the following:

                  (i) The Merger meets Merchants' strategic objectives of maintaining and strengthening a locally owned and operated community-oriented financial institution.

                  (ii) The Merger will create a significantly larger financial institution that will have capabilities to offer a wider array of financial products and services.

         For instance, Merchants' current customers will have access to the products and services offered by Pyramid and, conversely, Pyramid will offer its products and services to Merchants' customers. Moreover, the combined resources of the two companies will improve the efficiencies associated with the development of new products and services to be offered by Merchants.

                  (iii) Merchants will have immediate access to the Ozaukee County market which is currently served by Merchants on a limited basis.

                  (iv) The similarities between the operations of Merchants and Pyramid will result in cost savings and more efficient utilization of resources and technology thereby offering economies of scale not currently available to Merchants.

                  (v) The size and capital structure of Merchants following the Merger will provide greater opportunities and flexibility in responding to the rapidly changing industry for financial service providers.

                  (vi) The asset size, capital position, management strength and market position of Merchants will enable the combined company to remain competitive and take advantage of current and emerging opportunities for growth and profitability.

                  (vii) The opinion of Merchants that the consideration to be paid by Merchants in the Merger is fair, from a financial point of view, to Merchants and its shareholders.

Numerous factors were considered by the Merchants Board in approving the terms of the Merger. These factors included information concerning the financial structure, results of operations, and prospects of Merchants and Pyramid; the capital adequacy of the resulting entity; the composition of the businesses of the two organizations; the overall compatibility of the management and employees of the organizations; the outlook for the organizations in the rapidly changing financial services industry; the relationship of the consideration to be paid in the Merger to market prices and the book value and earnings per share of Pyramid and the financial terms of certain other recent business combinations in the banking industry.

         Pyramid. In considering the Merger, the Directors of Pyramid reviewed the terms and conditions of the proposed Merger Agreement, along with certain business and financial information relating to Merchants and Pyramid. In addition, the Board of Directors of Pyramid determined to approve the proposed transaction primarily because the Merger will increase the financial strength of the Bank by enabling it to better serve its depositors and customers, while at the same time allowing the Bank to retain its identity as a community bank and retain the name of Grafton State Bank along with local management; to provide additional opportunities for professional advancement for the Bank's employees, and to be more competitive with other bank subsidiaries of large bank holding companies currently doing business in Ozaukee County or which might locate in the community. The directors of Pyramid also concluded that the Merger will enhance both the long-term and short-term value of Pyramid shareholders' investment. Among the factors important to the Directors of Pyramid in determining to approve the Merger, were: ( i) the increased opportunity and resources to serve the Bank's customers; (ii) the possibility for career enhancement which employees of Pyramid and the Bank might be provided as a result of the merger; (iii) the increased resources and expertise to keep the Bank competitive and meet the ever-changing demands of the banking industry;
(iv) the marketability and liquidity of Merchants' Common Stock and the consistent dividend history and rate of dividends of the Merchants Common stock to be received in the Merger as compared to the illiquidity and lack of marketability of Pyramid Common Stock and the dividend history of Pyramid Common stock; (v) the tax-free nature of the Merger for federal income tax purposes which would permit Pyramid's shareholders who receive shares of Merchants Common Stock to defer federal income taxation under certain circumstances; (vi) the potential for future appreciation of Merchants' Common Stock due to Merchants' greater market presence and financial resources; and (vii) the financial terms of other recent business combinations in the financial services industry. See "THE MERGER - Certain Material Federal Income Tax Consequences."

         While each member of Pyramid's Board of Directors evaluated each of the foregoing as well as other factors, the Board of Directors collectively did not assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. Pyramid's Board of Directors collectively made its determination with respect to the Merger based on its unanimous conclusion that the Merger, in light of the factors which each of them individually considered as appropriate, is fair and in the best interests of Pyramid's shareholders.

         The Board of Directors of Pyramid has determined that the terms of the Merger are fair to, and in the best interests of, Pyramid and its shareholders for the reasons stated immediately above.

         THE BOARD OF DIRECTORS OF PYRAMID HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER
AGREEMENT.

Certain Considerations

         In deciding whether to vote in favor of the Merger, the Pyramid shareholders should consider the following factors, in addition to the other matters set forth herein.

                  (i) Uncertain Legislative and Regulatory Environment. The banking and financial services businesses in which Pyramid and Merchants engage are highly regulated. The laws and regulations affecting such businesses may be changed in the future. Such changes could affect the ability of banks to engage in nationwide branch banking and the ability of bank holding companies to engage in non-banking businesses, such as securities underwriting and insurance, in which they have been allowed to engage only on a limited basis. Such changes may also affect the capital that banks and bank holding companies are required to maintain, the premiums paid for or the availability of deposit insurance or other matters directly affecting earnings. Neither Pyramid nor Merchants can predict what changes will occur and the effect that any such changes would have on the ability of the combined entity to compete effectively or to take advantage of new opportunities after the Merger.

                  (ii) Competition. The markets in which Pyramid and Merchants operate are highly competitive. Competition in such markets is likely to increase in light of the changing legislative and regulatory environment in which Pyramid and Merchants operate. In addition, consolidation and mergers in the banking industry are expected to continue, resulting in stronger and more effective competitors. Neither Pyramid nor Merchants can predict the degree to which competition in the industry will increase in the future or the effect any such increased competition will have on the combined entity.

                  (iii) Rapid Technological Changes. Evolving technology will play a major role in the processing and delivery of financial services. The effective use of new technology will enable banking and financial service businesses to improve information concerning their customers and markets. It will also enable them to reduce overhead expenses while improving the quality of service to customers. Communications technology will substantially improve the ability of financial institutions to exchange information with their customers and employees. Banks and financial institutions that are unwilling or unable to access this evolving new technology could experience lower earnings and a loss of customers.

                  (iv) Uncertain Economic Environment. Banks and financial service companies in the Midwest have experienced a relatively long period of price stability and a growing economy. Price stability enables banks to better protect themselves against interest rate risks. A strong economy enhances the opportunity of the commercial sector of the economy to improve earnings and performance. It also provides an environment for financial institutions to experience positive and profitable growth. Potentially adverse economic changes present additional risks for banks and financial service companies.

               (v) Nature of Business. The financial performance of Pyramid results primarily from its retail banking activities located in Ozaukee County. Pyramid shareholders who receive shares of Merchants Common Stock will own an interest in a diversified multi-bank holding company currently operating 17 banking offices located in Milwaukee and Waukesha Counties,, which is engaged in several non-banking businesses. Financial performance of Merchants is accordingly dependent on its activities and the economic factors in such markets and businesses.

               (vi) Business Combinations. Merchants seeks additional expansion opportunities and accordingly may enter into business combinations with banking and non-banking entities involving the issuance of its shares or payment of cash consideration which may not require a vote of holders of Merchants Common Stock at the time of such additional acquisitions.

               (vii) Share Price Fluctuation. The price of shares of Pyramid Common Stock is based essentially upon the financial condition of Pyramid and the market value for similar non-publicly traded bank holding companies and other factors. The share price of Merchants Common Stock is by nature more subject to the general price fluctuations in the market for publicly-traded equity securities. Such fluctuations are not necessarily related to a change in the financial performance or condition of Merchants.

Opinion of Pyramid Financial Advisor

         The Pyramid Board retained Marshall to act as its financial advisor in connection with the Merger and to assist it in its examination of the fairness, from a financial point of view, of the merger consideration to the holders of Pyramid Common Stock. On March 8, 1999, Marshall rendered its opinion to the Pyramid Board (subsequently confirmed as of the date of this Proxy Statement/Prospectus) to the effect that the merger consideration was fair, from a financial point of view, to the holders of Pyramid Common Stock.

         THE FULL TEXT OF MARSHALL'S OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MARSHALL IN RENDERING ITS OPINION, IS ATTACHED AS EXHIBIT C TO THIS PROXY STATEMENT/PROSPECTUS. THE MARSHALL OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF PYRAMID COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PYRAMID SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. THE SUMMARY OF THE MARSHALL OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED AS AN EXHIBIT HERETO, AND SHAREHOLDERS OF PYRAMID SHOULD READ THE MARSHALL OPINION CAREFULLY AND IN ITS ENTIRETY.

         Marshall's analysis. In conducting its investigation and analysis and in arriving at its opinion, Marshall reviewed such information and took into account such financial and economic factors as it deemed relevant. In doing so, Marshall, among other things; (i) reviewed certain internal information, primarily financial in nature, including projections, as well as publicly available information, including but not limited to Pyramid's and Merchants' recent filings with regulatory authorities; (ii) reviewed the Merger Agreement; (iii) compared the historical market prices and trading activity of Pyramid and Merchants Common Stock with those of certain other publicly traded companies Marshall deemed relevant; (iv) compared the financial position and operation results of Pyramid and Merchants with those of other publicly traded companies Marshall deemed relevant; (v) compared the proposed financial terms of the Merger with the financial terms of certain other business combinations involving banking institutions Marshall deemed relevant; and (vi) reviewed certain potential pro forma effects of the Merger on Merchants. Marshall held discussions with certain members of Pyramid's and Merchants' senior management concerning Pyramid's and Merchants' historical and current financial condition and operating results, as well as the future prospects of Pyramid and Merchants, respectively. Marshall had not been requested to, and did not, solicit third party indications of interest in acquiring all or any party of Pyramid. Marshall also considered such other information, financial studies, analysis and investigations and financial, economic and market criteria as Marshall deemed relevant for the preparation of its opinion. The merger consideration was determined by Pyramid and Merchants in arm's-length negotiations. Pyramid did not place any limitation upon Marshall with respect to the procedures followed or factors considered by Marshall in rendering its opinion.

         In arriving at its opinion, Marshall assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to it by or on behalf of Pyramid and Merchants, and was not engaged to independently verify any such information. Marshall assumed, with Pyramid's and Merchants' consent, that (i) all material assets and liabilities (contingent or otherwise, known or unknown) of Pyramid and Merchants are set forth in their respective financial statements; (ii) the Merger will be accounted for under the pooling of interest method of accounting; (iii) the Merger will be consummated in accordance with the terms of the Merger Agreement without any additional amendments thereto and without any condition; (iv) the prospective cost savings and revenue enhancements contemplated by management of both companies following the Merger will be realized; and (v) all shareholder and required regulatory approvals will be obtained in a timely manner. Marshall also assumed that the financial forecasts examined by it were reasonably prepared on bases reflecting the best available estimates and good faith judgments of Pyramid's and Merchants' respective senior management, as to future performance of their respective companies. Marshall did not undertake or obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Pyramid or Merchants, nor did it make a physical inspection of the properties or facilities of Pyramid or Merchants. Marshall's opinion necessarily was based upon economic, monetary and market conditions as they existed and could be evaluated on the date thereof, and did not predict or take into account any changes which may occur, or information which may become available, after the date thereof. Furthermore, Marshall expressed no opinion as to the pricing or trading range at which shares of Merchants' securities would trade following the date of such opinion.

         Analysis of Selected Comparable Transactions. Marshall reviewed a selected group of ten completed or pending acquisitions of banks or bank holding companies that were announced since January 1, 1997. Marshall focused on transactions where the acquired entity had a transaction value of less than $50 million. The assets of the comparables ranged from $75 million to $171 million and the mean being $106 million. The equity to asset ratio for the comparables ranged from 6.97% to 13.57% with the median and the mean being 11.53% and 10.93% respectively. The return on average assets for the comparables ranged from 1.10% to 1.86% with the median and the mean being 1.34% and 1.43%, respectively. The comparables' return on equity ranged from 9.35% to 25.61% with the median and the mean being 11.68% and 13.88%, respectively. The price to book of the comparables ranged from 151.00% to 320.57% with the median and the mean being 229.31% and 227.79%, respectively. The price to tangible book for the comparables ranged from 158.84% to 363.37% with the median and the mean being 229.31% and 236.03%, respectively. The comparables' price to latest twelve months net income ranged from 11.39x to 30.12x with the median being 18.58x and the mean being 18.31x, respectively. The tangible premium to core deposits for the comparable companies ranged from 8.63% to 25.14% with the median and mean being 18.45% and 18.38%, respectively.

         Analysis of Pyramid Valuation Multiples. Marshall calculated the "implied Equity Value Per Share" reflected by the terms of the Merger to be $351 for each share of Pyramid Common Stock, obtained by multiplying an Exchange Ratio of 9 by the bid price share of Merchants Common Stock of $39 on March 1, 1999. Marshall then calculated the "Implied Total Equity Value: to be $24,183,900 million, obtained by multiplying the implied equity Value Per Share by the total number of outstanding shares of Pyramid Common Stock, including shares issuable upon exercise of stock options. In performing its analysis, Marshall used, among other items, operating statistics for Pyramid's twelve months through December 31, 1998. Marshall calculated multiples of the Implied Total Equity Value to Pyramid's earnings per share, book value, tangible book value and tangible premium to core deposits. The calculations resulted in ratios of the Implied Total Equity Value to net income ("P/E Ratios") of 21.99x based on December 31, 1998 results, 288.3% of book value, 288.3% of tangible book value and an 18.97% tangible premium to core deposits.

         As no comparative group or transaction from any comparative group is identical to the Merger, Marshall indicated to the Pyramid Board that the analyses described above are not mathematical, but rather involve complex consideration and judgments concerning differences in operating and financial characteristics including, among other things, differences in revenue composition and earnings performance among Pyramid and Merchants and the selected companies and transactions reviewed.

         Analysis of Publicly Traded Companies Comparable to Pyramid. Marshall reviewed certain publicly available financial and stock market information for certain publicly traded companies which Marshall deemed relevant. These companies consisted of: F&M Bancorporation, ANB Corp., Baylake Corp., State Financial Services, Empire Banc Corp., Princeton National Bancorp., Northern States Financial Corp., Union Bancorp, Merchants Bancorp and German American Bancorp (the "Comparable Companies"). The data described below for such group is as of December 31, 1998 and is compared to Pyramid's financial information, as reported, as of December 31, 1998.

         Marshall noted that the equity to assets for Pyramid was 7.90% compared with a median of 9.47% and a mean of 9.80% for the Comparable Companies. The equity to assets for the Comparable Companies ranged from a high of 13.40% to a low of 8.17%. Marshall also noted the following operating performance statistics for Pyramid compared to the Comparable Companies: (i) the net interest margin for Pyramid was 4.28% compared to a median of 4.42% and a mean of 4.44%. (The range for net interest margin of the Comparable Companies was a high of 4.92% to a low of 3.99%); (ii) the efficiency ratio for Pyramid was 60.60% compared to a median of 58.62% and a mean of 60.81% for the Comparable Companies. (The range for the efficiency ratio for the Comparable Companies was 45.61% to 64.71%);
(iii) the return on average assets for Pyramid was 1.13% compared to a median of 1.18% and a mean of 1.21% for the Comparable Companies. (The range on average assets was .88% and 1.55% for the Comparable Companies), (iv) the return on average equity for Pyramid was 14.60% compared to a median of 11.67% and a mean of 12.36% for the Comparable Companies. (The range for the return on average equity was 9.94% to 15.85% for the Comparable Companies.)

         Discounted Earnings Analysis. Marshall performed a discounted earnings analysis of Pyramid on a stand-alone basis using Pyramid management's projections of future earnings for the 5 year period ending December 31, 2003. Marshall estimated terminal values for Pyramid using asset growth rates of 6.00%, return on average assets of 1.20%, cash dividends of $4.00 per share in 1999 and $7.00 per share in 2000, 2001, 2002, and 2003, discount rates of 9%,
11% and 13%, and terminal book value multiples of 100%, 110% and 120%. Based upon projections, Marshall calculated an implied per share price from $183 to $253 per share of Pyramid Common Stock. Marshall noted that the discounted earnings analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth ratios, dividend payout rates, terminal values and discount rates.

         Analysis of Merchants. In order to assess the relative public market valuation of the Merchants Common Stock to be issued in the Merger, Marshall reviewed certain publicly available financial information of the most recently reported period as of December 31, 1998 for Merchants and stock market information of certain selected publicly traded companies which Marshall deemed relevant. Such comparable companies consist of F&M Bancorporation, ANB Corp., Baylake Corp., State Financial Services, Empire Banc Corp., Princeton National Bancorp., Northern States Financial Corp., Union Bancorp, Merchants Bancorp and German American Bancorp. (the "Merchants' Comparable Companies"). The data described below for such group is as of December 31, 1998. Marshall noted the following operating performance statistics for Merchants compared to the Merchants Comparable Companies: (i) Merchants' net interest margin was 4.45% compared to a median of 4.42% and a mean 4.44% for the Merchants' Comparable Companies (the range for net interest margin was 3.99% to 4.92% for the Merchants' Comparable Companies); (ii) the efficiency ratio for Merchants was 70.88% compared with a median of 58.62% and a mean of 60.81% for the Merchants' Comparable Companies (The range for the efficiency ratio was 45.61% to 64.71% for the Merchants' Comparable Companies); (iii) the return on average assets for Merchants was .86% compared to a median of 1.18% and a mean of 1.21% for the Merchants' Comparable Companies (The range for the return on average assets was
 .88% to 1.55% for the Merchants' Comparable Companies); (iv) the return on average equity for Merchants was 8.92% compared to a median of 11.67% and a mean of 12.36% for the Merchants' Comparable Companies (The range for the return on average equity was 9.94% to 15.85% for the Merchants' Comparable Companies); (v) the ratio of non-performing assets to total assets for Merchants was .31% compared with a median of .61% and a mean of .69% for the Merchants' Comparable Companies (The range for the non-performing assets to total assets was .31% to 1.36% for the Merchants' Comparable Companies).

         Pro Forma Merger Analysis. Marshall prepared a pro forma analysis of the financial impact of the Merger. Using financial forecasts for Pyramid (prepared by Pyramid's management) and Merchants (prepared by Merchants' management), Marshall compared Merchants' earnings per share and book value on a stand-alone basis to earnings and book value of the combined companies on a pro forma basis. Without any synergies, this analysis indicated that the Merger would be dilutive to earnings per share in 1999 and after synergies as provided by Merchants management non-dilutive to earnings per share in 1999. However, this analysis shows that it is immediately dilutive to book value per share by 10.1%.

         Stock Trading Analysis. Marshall reviewed the historical trading prices and volume of Merchants Common Stock for the two years ending December 31, 1998. The price of Merchants Common Stock ranged from a high to a low from January 1, 1997 through December 31, 1997 of $16.97 to $29.09, and from $28.03 to $42.50 from January 1, 1998 through December 31, 1998. The trading volumes in calendar year 1997 and 1998 were 54,185 and 98,565 shares, respectively.

         Contribution Analysis. Marshall analyzed the contribution of each of Pyramid and Merchants to the pro forma company of assets, deposits, net income, estimated net income, tangible equity and ownership at or through December 31, 1998. Marshall calculated that: Merchants would contribute 75.8% and Pyramid 24.2% of assets; Merchants would contribute 77.7% and Pyramid 22.3% of deposits; Merchants would contribute 71.1% and Pyramid 28.9% of 1998 net income, Merchants would contribute 71.1% and Pyramid 28.9% of forecasted 1999 net income; Merchants would contribute 78.7% and Pyramid 21.3% of tangible equity; and Merchants would represent 71.6% and Pyramid 28.4% based on the issuance by Merchants of 620,100 shares out of a pro forma total of 2,183.961 shares.

         In connection with its written opinion dated _____________, 1999, Marshall confirmed the appropriateness of its reliance on the analyses used to render its opinion dated March 8, 1999, by performing procedures to update certain of its analyses and by reviewing assumptions on which such analyses were based and the factors considered therewith.

         The summary of the opinion set forth above does not purport to be a complete description of the presentation of Marshall to the Pyramid Board or the analyses performed by Marshall. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Marshall believes that its analysis must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses would create an incomplete view of the processes underlying the analyses conducted by Marshall and its opinion. Marshall did not attempt to assign particular weights to particular analyses. Any estimates contained in Marshall's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty. Marshall does not assume responsibility for their accuracy.

         Marshall, as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Pyramid retained Marshall because of its experience and expertise in the valuation of businesses and their securities in connection with mergers and acquisitions.

         Pursuant to an agreement, dated December 17, 1998, between Pyramid and Marshall, Pyramid has paid Marshall a non-refundable retainer fee of $25,000, a fee of $25,000 for rendering its opinion dated March 8, 1999, and will pay a closing fee of $15,000. Pyramid also has agreed to reimburse Marshall for certain of its out-of-pocket expenses incurred in connection with its engagement. Additionally, Pyramid has agreed to indemnify Marshall against certain liabilities, including liabilities under the federal securities laws, incurred in connection with the engagement of Marshall by Pyramid.

Interests of Certain Persons in the Merger

         Assuming that the Merger is consummated, the Directors of Merchants immediately prior to the Effective Time will be the directors of Merchants at the Effective Time, each to hold office in accordance with the Amended Articles of Incorporation and By-Laws of Merchants. The officers of Merchants immediately prior to the Effective Time will be the officers of Merchants at the Effective Time, in each case until their respective successors are duly elected and qualified.

         Upon consummation of the Merger, Mr. Thomas J. Sheehan, Chairman of the Board of Directors and President and Chief Executive Officer of Pyramid and the Bank will be elected to the Board of Directors of Merchants and will serve as its Vice Chairman. In addition, Mr. Jerome T. Sarnowski and Mr. James Kacmarcik, Directors of Pyramid and the Bank will be elected to the Board of Directors of Merchants. Mr. Sheehan will also assume responsibility for the retail banking services of Merchants subsidiary banks. Mr. Sheehan and three officers of the Bank have entered into employment agreements with the Bank which will continue in effect after the Bank becomes a subsidiary of Merchants as a result of the Merger. The employment agreements are effective as of April 1, 1999, continue for three years (unless sooner terminated as provided in the employment agreements.) and provide for one-year renewals on each anniversary date, unless notice of non-renewal is given. The employment agreements provide for Mr. Sheehan to serve as Chief Executive Officer, for Mr. Jefford Larson to serve as Vice President-Commercial Banking, for Mr. Peter Schumacher to serve as Controller and for Mr. Richard Belling to serve as Vice President-Mortgages of the Bank. In addition to an annual base salary, each of the named officers will be entitled to such other benefits as are generally made available to others officers serving in comparable positions at the Bank or other subsidiaries of Merchants. Messrs. Sheehan, Larson, Schumacher and Belling have agreed not to compete with the Bank or its affiliates during the employment period or during the lesser of the remaining term of the employment agreement or 12 months following termination of employment.

         Merchants (through the Bank as employer) will succeed to the Bank's obligations with respect to the employment agreements. The Boards of Directors of Merchants and Pyramid were aware of these interests and took them into account in approving the Merger Agreement.

Merger Consideration

         Upon consummation of the Merger, each share of Pyramid Common Stock outstanding at the Effective Time will be converted (subject to the provisions with respect to fractional shares described below) into the right to receive 9 shares of Merchants Common Stock, (the "Exchange Ratio"), subject to renegotiation of the exchange ratio if the Daily Average Price (as defined below) of Merchants Common Stock is less than $36 or greater than $44. The Daily Average Price is the daily average of the "Bid" and "Ask" quotations of Merchants Common Stock as published in the Milwaukee Journal Sentinel (or obtained from another source acceptable to Merchants and Pyramid if such quotations are not published in the Milwaukee Journal Sentinel) on each of the thirty (30) trading days preceding the third day prior to the Effective Time. On each of such thirty (30) trading days, the Bid and Ask prices will be averaged to calculate the market quotation for that day, and the resulting thirty (30) market quotations will be summed and the result divided by thirty (30) to determine the Daily Average Price. In the event that "Ask" quotations are not listed, or if the "Ask" price exceeds the "Bid" price by more than $2 on any of the thirty (30) trading days used to compute the Daily Average Price, then the "Bid" quotes will be used on those days to calculate the Daily Average Price. If the Daily Average Price is less than $36 or greater than $44, then Merchants and Pyramid will make a good-faith effort to promptly renegotiate the Exchange Ratio.

         Because the market value of Merchants Common Stock at the Effective Time is not known at this time, the actual value that Merchants would pay and Pyramid shareholders would receive in the Merger and whether Merchants and Pyramid will renegotiate the Exchange Ratio will not be known until the scheduled closing date or shortly before the Effective Time, respectively. It is currently anticipated that, if approved by Pyramid shareholders, the Merger will be completed in the fourth calendar quarter of 1999, although no assurance as to the time of completion can be given.

         In the event that the Daily Average Price is less than $36 or greater than $44 and it becomes necessary to renegotiate the Exchange Ratio, Merchants' Board is likely to consult with its legal and financial advisors regarding the fairness of such renegotiated ratio.

         In addition, the Merchants' Board and its advisors would consider many of the same factors they considered in determining whether to approve and adopt the Merger Agreement in the first instance. In particular, the Merchants Board of Directors would analyze, among other factors, the relationship of the consideration to be paid by Merchants to the market price and book value and earnings per share of Pyramid, the financial terms of recent business combinations in the banking industry and the dilutive or accretive effect of the renegotiated exchange ratio on Merchants' future earnings and book value.

         In the event it becomes necessary to renegotiate the Exchange Ratio pursuant to the terms of the Merger Agreement, the Pyramid Board of Directors is likely to consult with its legal and financial advisors to determine the fairness of a renegotiated exchange ratio. Shareholders of Pyramid should note that the fairness opinion obtained by the Pyramid Board and included as Exhibit 'C' to this Proxy Statement/Prospectus does not express an opinion as to the fairness of the Merger, from a financial point of view, in the event that the Daily Average Price of Merchants Common Stock is less than $36 or more than $44. No assurance can be given that a fairness opinion regarding such renegotiated exchange ratio can be obtained. In making a determination on a renegotiated exchange ratio, the Pyramid Board of Directors would consider many of the same factors it considered in determining whether to approve and accept the Merger Agreement in the first instance. In particular, the Pyramid Board would analyze, among other factors, whether the then current consideration to be received in the Merger would deliver more value to the shareholders than could be expected if Pyramid were to continue as an independent entity. In addition, the Pyramid Board would consider whether, in light of then prevailing market and other industry conditions, the renegotiated exchange ratio is fair from a financial point of view to the Pyramid shareholders.

Regulatory Approvals Required

         Federal. The Merger is subject to prior approval by the Federal Reserve Board under the BHC Act, which requires that the Federal Reserve Board take into consideration, among other factors, the financial and managerial resources and future prospects of the respective institutions and the convenience and needs of the communities to be served. The BHC Act prohibits the Federal Reserve Board from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. It is highly improbable that the Merger poses any antitrust issues. The Federal Reserve Board also has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position. Furthermore, the Federal Reserve Board must also assess the records of the Bank subsidiaries of Merchants and Pyramid under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the Federal Reserve Board analyze, and take into account when evaluating an application, each bank's record of meeting the credit needs of its local communities, including low and moderate income neighborhoods, consistent with safe and sound operation.

         Under the BHC Act, the Merger may not be consummated until up to 30 days following the date of Federal Reserve Board approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. Although a challenge is highly improbable, there can be no assurance that the Department of Justice will not challenge the Merger or, if such a challenge is made, as to the result thereof. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. The BHC Act provides for the publication of notice and public comment on the applications and authorizes the regulatory agency to permit interested parties to intervene in the proceedings.

         Merchants filed an application with the Federal Reserve Bank of Chicago (the "Federal Reserve Bank") that was accepted for filing by the Federal Reserve Bank on May 20, 1999.

         Merchants has been advised that the Federal Reserve Bank has approved its application to acquire 100% of Pyramid as of June 30, 1999. Merger Corp. has filed a request for waiver with regard to the application requirements under the BHCA.

         Wisconsin. The Merger is also subject to the prior approval by the Wisconsin Department of Financial Institutions ("DFI") under Section 221.0901 of the Wisconsin Statutes which requires that the DFI take into consideration (i) the financial and managerial resources and future prospects of the respective institutions and whether the transaction would be contrary to the best interests of the shareholders or customers of the bank or bank holding company to be acquired; (ii) whether the action would be detrimental to the safety and soundness of the respective institutions or any subsidiary or affiliate of the respective institutions; (iii) the record of performance, management, financial responsibility and integrity, and the CRA rating of the applicant; and (iv) whether upon consummation of the transaction, the applicant would control in excess of 30% of the total amount of deposits of insured depository institutions in Wisconsin as specified under federal banking law.

         Merchants filed an application with the DFI on May 21, 1999. Merchants has been advised that the DFI has approved the application as of July 19, 1999. The Merger may be consummated at any time within one year of the date approval was granted by the DFI (subject to the foregoing federal approvals).

         General. The Merger cannot proceed in the absence of all requisite regulatory approvals and compliance with any waiting periods contained in such approvals. See "Conditions to Consummation of the Merger." In the Merger Agreement, Merchants and Pyramid have agreed to take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed with respect to the Merger, including furnishing information to the Federal Reserve Board or in connection with approvals or filings with other governmental entities. Merchants and Pyramid have also agreed to take all reasonable action necessary to obtain approvals of the Federal Reserve Board, the DFI and other governmental entities. However, the obligation to take reasonable actions is not to be construed as including an obligation to accept any terms or conditions to an agreement or other approval of, or any exemption by, any party that are not customarily contained in approvals of similar transactions granted by such regulators or if Merchants in good faith determines that such terms or conditions would have a material adverse effect on its business or financial condition or would materially detract from the value of Pyramid to Merchants.

         Merchants and Pyramid are not aware of any other governmental approvals or actions that are required for consummation of the Merger except as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance as to the timing thereof.

The Effective Time

         The Merger will become effective as of the later of (a) the date Articles of Merger are filed with the DFI or (b) the effective date and time of the Merger as set forth in such Articles of Merger, (the later of (a) and (b) being the "Effective Time"). The filing with respect to the Merger will occur as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions to the Merger as set forth in the Merger Agreement. The Merger Agreement may be terminated by either party if, among other reasons, the Merger shall not have been consummated on or before December 31, 1999. Upon consummation of the Merger, Pyramid will be merged into Merger Corp. and will not continue its separate existence or operations, to which Merger Corp. as the surviving corporation will succeed. See "CERTAIN PROVISIONS OF THE

MERGER AGREEMENT - Conditions to Consummation of the Merger" and "CERTAIN PROVISIONS OF THE MERGER AGREEMENT - Termination."

Conversion of Shares, Procedure for Exchange of Certificates; Fractional Shares

         At the Effective Time and without any action on the part of Merchants, Pyramid or the holders of Pyramid Common Stock, each share of Pyramid Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Pyramid shareholders exercising their dissenters rights under the
WBCL) shall be converted into the right to receive shares of Merchants Common Stock. See "THE MERGER -- Dissenters' Rights." All such shares of Pyramid Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each stock certificate previously representing any such shares of Pyramid Common Stock (other than shares held by dissenting shareholders as described above) shall thereafter represent the right to receive a certificate representing shares of Merchants Common Stock into which such Pyramid Common Stock has been converted. Certificates previously representing shares of Pyramid Common Stock shall be exchanged for certificates representing whole shares of Merchants Common Stock upon the surrender of such certificates as provided below. No fractional shares of Merchants Common Stock will be issued, and, in lieu thereof, a cash payment will be made as provided below.

         As of the Effective Time. Merchants shall deposit, or cause to be deposited with Firstar Trust Company (the "Exchange Agent'), for the benefit of the holders of shares of Pyramid Common Stock and for exchange in accordance with the terms of the Merger Agreement, certificates representing the shares of Merchants Common Stock (such certificate for shares of Merchants Common Stock, together with any dividends or distributions with respect thereto (the "Exchange Fund")) issuable pursuant to the terms of the Merger Agreement.

         As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding shares of Pyramid Common Stock whose shares were converted into the right to receive shares of Merchants Common Stock, (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of Pyramid Certificates in exchange for certificates representing shares of Merchants Common Stock. Upon surrender of a certificate previously representing shares of Pyramid Common Stock to the Exchange Agent together with such duly executed letter of transmittal, the holder of such certificate shall receive in exchange therefore a certificate representing that number of whole shares of Merchants Common Stock to which such holder is entitled and the certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares which is not registered in the transfer records of Pyramid, a certificate representing the proper number of shares of Merchants Common Stock may be issued to a transferee if the certificate representing such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered, each certificate previously representing shares of Pyramid Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Merchants Common Stock and cash in lieu of any fractional shares of Merchants Common Stock as described below.

         PYRAMID SHAREHOLDERS SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE EXCHANGE AGENT WITHOUT A LETTER OF TRANSMITTAL NOR RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

         No dividends or other distributions declared or made after the Effective Time with respect to Merchants Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate of Pyramid Common Stock with respect to the shares of Merchants Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder, until such certificate is surrendered. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of said certificate, which represents whole shares of Merchants Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of cash payable with respect to a fractional share of Merchants Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time paid with respect to such whole shares of Merchants Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time, but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Merchants Common Stock.

         All shares of Merchants Common Stock issued upon conversion of the shares of Pyramid Common Stock (including any cash paid for fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Pyramid Common Stock.

         No certificates or scrip representing fractional shares of Merchants Common Stock shall be issued upon the surrender for exchange of Pyramid Common Stock certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of Merchants. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder would otherwise be entitled by the Bid price of a share of Merchants Common Stock as published in the Milwaukee Journal Sentinel on the first business day following the date the Federal Reserve Board issues an order approving consummation of the Merger. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall notify Merchants and Merchants shall make available such amounts to such holders of such fractional share interests subject to and in accordance with the terms of the Merger Agreement, as relevant.

         Any portion of the Exchange Fund which remains undistributed to the shareholders of Pyramid for six months after the Effective Time shall be delivered to Merchants, upon demand, and any shareholders of Pyramid who have not theretofore complied with the procedures described above shall thereafter look only to Merchants for payment of their claim for Merchants Common Stock, any cash in lieu of fractional shares of Merchants Common Stock and any dividends or distributions with respect to Merchants Common Stock.

         Neither Merchants nor Pyramid shall be liable to any holder of shares of Pyramid Common Stock for any such shares of Pyramid Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

         Merchants shall be entitled to deduct and withhold from any cash consideration payable pursuant to the Merger Agreement to any holder of shares of Pyramid Common Stock such amounts as Merchants is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law.

         At the Effective Time the stock transfer books of Pyramid shall be closed, and there shall be no further registration of transfers of shares of Pyramid Common Stock, thereafter on said record books. From and after the Effective Time, the holders of certificates of Pyramid Common Stock shall cease to have any rights with respect to such shares of Pyramid Common Stock except as otherwise provided in the Merger Agreement, or by law. On or after the Effective Time, any certificate of Pyramid Common Stock presented to the Exchange Agent or Merchants for any reason shall be converted into shares of Merchants Common Stock in accordance with the terms of the Merger Agreement as described above.

         Persons who hold Merchants Common Stock prior to the Merger will not need to exchange their existing certificates representing shares of Merchants Common Stock for new stock certificates.

Description of Merchants Common Stock Issuable in the Merger

         The following description of Merchants Common Stock issuable in the Merger is a summary and is qualified in its entirety by reference to the terms of such security, which is incorporated by reference herein and is set forth in full in Merchants Amended Articles of Incorporation (the "Merchants Articles"). The description set forth below is subject in all respects to the WBCL and the Merchants Articles.

         Firstar Trust Company is the transfer agent and registrar for all outstanding Merchants Common Stock.

         THE FOLLOWING DESCRIPTION OF MERCHANTS COMMON STOCK SHOULD BE READ CAREFULLY BY PYRAMID SHAREHOLDERS SINCE, AT THE EFFECTIVE TIME, EACH ISSUED AND OUTSTANDING SHARE OF PYRAMID COMMON STOCK WILL BE CONVERTED INTO THE RIGHT TO RECEIVE SHARES OF MERCHANTS COMMON STOCK AT THE EXCHANGE RATIO.

         General. Merchants has one class of common stock, the Merchants Common Stock. Of the 6,000,000 shares of Merchants Common Stock authorized, 1,489,754 shares were outstanding as of the Record Date, exclusive of shares held in its treasury. The Merchants Articles do not provide authorization for the issuance of preferred stock.

         Dividend Rights. Dividends on Merchants Common Stock will be payable out of the assets of Merchants legally available therefor as, if and when declared by the Merchants Board of Directors. No share of Merchants Common Stock is entitled to any preferential treatment with respect to dividends.

         Voting Rights. Each holder of Merchants Common Stock will be entitled at each shareholders' meeting of Merchants, as to each matter to be voted upon, to cast one vote, in person or by proxy, for each share of Merchants Common Stock registered in his or her name on the stock transfer books of Merchants. Such voting rights are not cumulative.

         Rights Upon Liquidation. In the event of liquidation, dissolution or winding up of Merchants, whether voluntary or involuntary, the holders of Merchants Common Stock will be entitled to receive all assets of Merchants remaining for distribution to its shareholders, on a pro rata basis. Since Merchants has no preferred stock, the rights of holders of Merchants Common Stock to receive dividends or payment in the event of liquidation or dissolution are not subject to prior satisfaction of the rights of any other shareholders.

         Miscellaneous. Shares of Merchants Common Stock are not convertible into shares of any other class of capital stock. Shares of Merchants Common Stock are not entitled to any preemptive or subscription rights. The issued and outstanding shares of Merchants Common Stock are fully paid and nonassessable (except as otherwise provided under the WBCL).




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



Comparison of Shareholder Rights

         The following is a summary of material differences between the rights of holders of Pyramid Common Stock and Merchants Common Stock. As Pyramid and Merchants are both incorporated under the laws of the State of Wisconsin, rights of shareholders are substantially similar. Differences in the rights of shareholders of Pyramid and Merchants arise from differences between the provisions of the Merchants Articles and By-laws and those of Pyramid. Shareholders of Pyramid, whose rights are governed by Pyramid's Articles of Incorporation, By-laws and the WBCL will, on consummation of the Merger, become shareholders of Merchants. Their rights as Merchants shareholders will then be governed by Merchants' Articles of Incorporation and By-laws and by the WBCL. The following is a summary of the material differences between the rights of shareholders of Pyramid and the rights of shareholders of Merchants.

         Authorized Capital Stock

         Pyramid. Under Pyramid's Articles of Incorporation, the aggregate number of shares which it is authorized to issue is 125,000 shares of one class of common stock, $1.00 par value. All shares of Pyramid Common Stock are identical in rights and have one vote. The holders of Pyramid Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of Pyramid from funds available therefor and upon liquidation are entitled to receive pro rata all assets of Pyramid available for distribution to such holders. Pyramid has no authorized shares of preferred stock and, accordingly, the rights of holders of Pyramid Common Stock to receive dividends or payment in the event of voluntary or involuntary dissolution, liquidation or winding up of Pyramid are not subject to the prior satisfaction of the rights of any other shareholders.

         Merchants. Under Merchants' Articles of Incorporation, Merchants is authorized to issue 6,000,000 shares of common stock, par value $1.00 per share. All shares of Merchants Common Stock are identical in rights and have one vote. For a description of Merchants Common Stock, see "THE MERGER - Description of Merchants Common Stock Issuable in the Merger."

         Required Vote

         Pyramid. Pursuant to the WBCL, the affirmative vote of a majority of the shares of Pyramid Common Stock is required to adopt amendments to the Company's Articles of Incorporation or approve mergers and certain other extraordinary transactions.

         Merchants. Pursuant to the Merchants' Articles of Incorporation, any merger, consolidation of Merchants with one or more other corporations, or any sale, lease or exchange of all or substantially all of the assets of Merchants requires the affirmative vote of at least eighty percent (80%) of the outstanding shares of Merchants. However, the matters described in the preceding sentence require the affirmative vote of a majority of the outstanding shares of Merchants if such matters have the prior approval of a majority of the Board of Directors of Merchants. The foregoing provisions may only be amended by the affirmative vote of not less than eighty percent (80%) of the outstanding shares of Merchants Common Stock unless such amendment was approved in advance by a majority of the Directors of Merchants, in which case the affirmative vote of a majority of the outstanding shares of Merchants Common Stock is required for adoption of the amendments. All other provisions of the Merchants Articles of Incorporation may be amended by the affirmative vote of a majority of the outstanding shares of Merchants Common Stock.

         Classified Board of Directors

         Pyramid. Pursuant to Pyramid's By-laws, Pyramid's Board of Directors is divided into three classes as nearly equal in number as possible, with the Directors in each class serving for staggered three-year terms. Pyramid's Board consists of not less than six (6) nor more than nine (9), as fixed from time to time by the shareholders at each annual meeting. At each annual meeting, the successors to the class of Directors whose term expires at the time of such meeting are elected for three year terms. The affirmative vote of the holders of at least 80% of the voting power of the shares of Pyramid entitled to vote for the election of directors is required to amend or repeal the above provisions of Pyramid's By-laws.

         Pyramid's By-laws provide that no person who has attained the age of seventy-two (72) shall be nominated for election as a director of Pyramid. The present Board of Pyramid consists of six (6) directors.

         Merchants. Pursuant to the Articles of Incorporation of Merchants, the Board of Directors of Merchants is divided into three (3) classes as nearly equal in number as possible, with the directors in each class serving for staggered three-year terms. Merchants' Board consists of not less than eleven
(11) nor more than twenty (20), the exact number to be determined at each annual meeting of shareholders or, within such limits by a majority of the Board of Directors. At each annual meeting of shareholders, the successors of the class whose term expires at the time of such meeting are elected for three-year terms.

         Removal of Directors

         Pyramid. Pursuant to Pyramid's By-laws, any director may be removed from office by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director and any vacancy so created may be filled by the affirmative vote of a majority of such shares.

         Merchants. The By-laws of Merchants provide that any director may be removed from office by the affirmative vote of a majority of the shares outstanding entitled to vote for the election of such director taken at a special meeting of shareholders called for that purpose.

         Newly Created Directorships and Vacancies on the Board of Directors

         Pyramid. Any vacancy created by removal from office of a director may be filled by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of such directors. Any other vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by a majority of the directors then in office.

         Merchants. Pursuant to Merchants' Articles of Incorporation, a majority of the Board of Directors may fill any vacancy on the Board.

         Certain Business Combinations

         Pyramid. Pyramid's Articles of Incorporation and Bylaws do not contain any supermajority voting provisions relating to the approval by holders of Pyramid Common Stock of mergers or other business combinations.

         Merchants. Article XI of Merchants' Articles provides that an affirmative vote of eighty percent (80%) of Merchants' outstanding shares is required to approve any merger or consolidation of Merchants with one or more other corporations or any sale, lease or exchange of all or substantially all of the assets of

Merchants. The 80% voting requirement does not apply if a majority of Merchants Directors approve the transaction prior to the mailing of the notice of the meeting of shareholders at which the matter is to be voted on. In that case, the affirmative vote of a majority of the outstanding shares of Merchants Common Stock is required. The foregoing provision may only be amended, modified or repealed by the affirmative vote of not less than eighty percent (80%) of the outstanding shares of Merchants Common Stock unless such amendment or modification has been approved by the Board of Directors. In that case, the affirmative vote of a majority of the outstanding shares of Merchants Common Stock is required.

Resale of Merchants Common Stock Issued Pursuant to the Merger

         The Merchants Common Stock issued pursuant to the Merger will be registered under the Securities Act and be freely tradeable under the Securities Act except for shares issued to any shareholder of Pyramid who may be deemed to be an "affiliate" of Pyramid for purposes of Rule 145 under the Securities Act. Each affiliate identified by Pyramid will enter into an agreement with Merchants providing that such affiliate will be subject to Rule 145(d) of the Securities Act and shall not transfer any Merchants Common Stock received in the Merger except in compliance with the Securities Act. In order to comply with pooling of interests requirements, such persons shall agree to make no disposition of any shares of Pyramid Common Stock or Merchants Common Stock (or any interests therein) during the period beginning 30 days before the Effective Time and ending when the financial results for at least 30 days of combined operations of Pyramid and Merchants after the Effective Time have been published. This Proxy Statement/Prospectus does not cover resales of Merchants Common Stock received by any person who may be deemed to be an affiliate of Pyramid. The foregoing restrictions are expected to apply to the directors and executive officers of Pyramid.

Pre-merger Dividend Policy

         Pyramid. Pursuant to the Merger Agreement, except for a quarterly dividend commencing in the first calendar quarter of 1999 not to exceed $1.00 per share, Pyramid is prohibited from declaring or paying any dividend on, or making any other distribution in respect of, its outstanding shares of capital stock without the prior written consent of Merchants. Pyramid does not anticipate paying any other dividends on shares of the Pyramid Common Stock prior to the Effective Time.

         Merchants. Merchants expects to continue to declare, until the Effective Time, its regularly scheduled dividends.

Post-merger Dividend Policy

         It is the current intention of the Board of Directors of Merchants to continue to declare cash dividends on the Merchants Common Stock following the Merger. The dividend is currently in the amount of $0.15 per quarter or $0.60 per year, in each case per share. Shareholders should note that future dividends will be determined by the Merchants Board of Directors in light of the earnings and financial condition of Merchants and its subsidiaries and other factors, including applicable governmental regulations and policies. In that regard, Merchants is a legal entity separate and distinct from its banking and non-banking subsidiaries, and the principal sources of Merchants' income are dividends and interests form such subsidiaries. The payment of dividends by Merchants' banking subsidiaries is subject to certain restrictions under applicable governmental regulations.




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



Conduct of Business Pending the Merger

         Pursuant to the Merger Agreement, Pyramid has agreed to carry on its business, and the business of its subsidiaries, in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement, subject to certain covenants and other agreements agreed to by Pyramid in the Merger Agreement. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT - Certain Covenants."

Certain Material Federal Income Tax Consequences

         Merchants and Pyramid have received an opinion of Davis & Kuelthau, S.C., Counsel for Merchants that the Merger will qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Code and that each of Merchants and Pyramid will be a party to such reorganization within the meaning of Section 368(b) of the Code. Accordingly, Pyramid, Merchants and Merger Corp. will recognize no gain or loss for federal income tax purposes as a result of the Merger and no gain or loss will be recognized by any holder of Pyramid Common Stock upon receipt of Merchants Common Stock pursuant to the Merger (except upon the receipt of cash in lieu of fractional shares of Merchants Common Stock). The Internal Revenue Service ("Service") has not been asked to rule upon the tax consequences of the Merger and such request will not be made. The opinion of Davis & Kuelthau, S.C. is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. Unlike a ruling from the Service, an opinion of an advisor is not binding on the Service and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the Service.

EACH SHAREHOLDER OF PYRAMID IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

         Based upon the opinion of Davis & Kuelthau, S.C. which in turn is based upon various representations and subject to various assumptions and qualifications, the following federal income tax consequences to the shareholders of Pyramid will result from the Merger:

               (i) Provided that the Merger of Pyramid with and into Merger Corp. qualifies as a statutory merger under applicable law, the Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, and Pyramid, Merchants and Merger Corp. will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code for purposes of this reorganization.

               (ii) No gain or loss will be recognized by the holders of Pyramid Common Stock upon the exchange of Pyramid Common Stock solely for Merchants Common Stock pursuant to the Merger, except with respect to cash received in lieu of fractional shares of Merchants Common Stock.

               (iii) A Pyramid shareholder's aggregate basis in the Merchants Common Stock received in the Merger will be the same as the aggregate basis of Pyramid Common Stock exchanged therefor.

               (iv) The holding period of the Merchants Common Stock received by a holder of Pyramid Common Stock pursuant to the Merger will include the period during which Pyramid Common Stock exchanged therefor was held, provided that the Pyramid Common Stock surrendered was held as a capital asset as of the time of the Merger.

               (v) The receipt by a holder of Pyramid Common Stock of cash in lieu of a fractional share of Merchants Common Stock will be treated as if he or she received such fractional share from Merchants and then had it redeemed for cash. Such receipt of cash will be treated under
         Section 302(b)(1) of the Code as full payment in exchange for the fractional share.

         The foregoing is only a general description of certain material federal income tax consequences of the Merger for holders of Pyramid Common Stock who are citizens or residents of the United States and who hold their shares as capital assets, without regard to the particular facts and circumstances of the tax situation of each holder of the Pyramid Common Stock. It does not discuss all of the consequences that may be relevant to holders of Pyramid Common Stock entitled to special treatment under the Code (such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations or foreign persons). The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreement or the Merger itself. No information is provided herein with respect to the application and effect of state, local and foreign tax laws and the possible effects of changes in federal laws or other tax laws.

Anticipated Accounting Treatment

         The business combination resulting from the Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Merchants and Pyramid will be carried forward to the combined corporation at their recorded amounts; income of the combined corporation will include income of Merchants and Pyramid for the entire fiscal year in which the combination occurs.

         The Merger Agreement provides that a condition to the consummation of the Merger is the receipt of the opinion of the independent public accountants of Merchants to the effect that the Merger qualifies for "pooling of interests" accounting treatment. However, Merchants may waive this condition and consummate the Merger even if the transaction does not qualify for pooling of interests accounting.

Dissenters' Rights

         Under the provisions of Subchapter XIII of the WBCL, a copy of which is attached to this Proxy Statement/Prospectus as Exhibit D and which provisions are incorporated herein by reference, any holder of record or beneficial holder of Pyramid Common Stock has the right to dissent from the Merger and demand payment of the "fair value" of his or her shares in cash as determined pursuant to Subchapter XIII of the WBCL ("Dissenters' Rights"). Set forth below is a summary of the procedures relating to the exercise of Dissenters' Rights. This summary does not purport to be a complete statement of the provisions of Subchapter XIII of the WBCL and shareholders wishing to dissent from the Merger are urged to review Exhibit D in its entirety.

         Any shareholder who wishes to assert Dissenters' Rights must deliver a written notice of his or her intent to exercise such right to Pyramid Bancorp., Inc., 101 Falls Road, Grafton, Wisconsin, 53024, Attention: Mr. Thomas Sheehan, President, before the vote on the Merger Agreement is taken at the Special Meeting. A PROXY OR VOTE AGAINST THE MERGER AGREEMENT WILL NOT, BY ITSELF, BE

REGARDED AS A WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT FOR PURPOSES OF ASSERTING DISSENTERS' RIGHTS.

         Furthermore, a Pyramid shareholder wishing to assert Dissenters' Rights may not vote his or her shares in favor of the Merger.

         A record holder of Pyramid Common Stock may assert Dissenters' Rights as to fewer than all shares registered in that shareholder's name only if the holder dissents with respect to all shares beneficially owned by any one person and notifies Pyramid in writing of the name and address of each person on whose behalf the shareholder asserts such Dissenters' Rights.

         A beneficial shareholder may assert Dissenters' Rights as to shares held on the shareholder's behalf only if, in addition to meeting the other requirements to dissent, the beneficial shareholder (i) submits to Pyramid the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts Dissenters' Rights and (ii) asserts Dissenters' Rights with respect to all shares of which the shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.

         If the Merger Agreement is approved by the requisite vote of holders of Pyramid Common Stock, Pyramid is required to send a notice (the "Dissenters' Notice") to all dissenting shareholders containing payment demand and stock certificate surrender information (the "Payment Demand") within 10 days after such approval. The return date (the "Payment Demand Date") specified by Pyramid for receiving the Payment Demand from dissenting shareholders may not be less than 30 nor more than 60 days after the date on which the Dissenters' Notice was first sent. Upon receipt of the Dissenters' Notice, each dissenting shareholder must return his payment demand and Certificate for Pyramid Common Stock no later than the Payment Demand Date as provided in the Dissenters' Notice and certify whether he or she acquired beneficial ownership of the shares prior to the first public announcement of the terms of the Merger on March 10, 1999. A Payment Demand may not be withdrawn without Pyramid's consent.

         If the Merger is effectuated, Merchants upon such effectuation, will pay each dissenting shareholder who properly complied with the statutory requirements of Subchapter XIII of the WBCL, the amount that Merchants estimates to be the fair value of such dissenting shareholder's shares, plus accrued interest from the Effective Time; provided that, with respect to shares acquired after the first public announcement of the Merger, Merchants may elect to withhold payment until either such shareholder accepts Merchants offer of fair value or a court determines the fair value of such shares.

         If the Merger is not effectuated within 60 days of the Payment Demand Date, Pyramid will return all deposited certificates to dissenting shareholders. If the Merger is thereafter effected, Pyramid will send a new Dissenters' Notice within 10 days of effecting the Merger and repeat the payment demand procedure described above.

         If any dissenting shareholder is dissatisfied with Merchants' determination of "fair value," such dissenting shareholder may notify Merchants in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due. A dissenting shareholder must assert this right within 30 days after Merchants makes or offers payment for his or her shares or the right is waived. Merchants may either accept such dissenting shareholder's estimate of fair value or commence a proceeding in the Wisconsin Circuit Court of Ozaukee County to determine the fair value of the shares of all dissenting shareholders whose own estimates of fair value are not accepted by Merchants.

         Shareholders of Pyramid considering exercising dissenters' rights should bear in mind that the "fair value" to be paid for their Pyramid stock is defined under Section 180.1301 of the WBCL as "... the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable."

         In the event any holder of Pyramid Common Stock fails to perfect his or her rights to dissent by failing to comply strictly with the applicable statutory requirements of Subchapter XIII of the WBCL, he or she will be bound by the terms of the Merger Agreement and will not be entitled to payment for his or her shares under Subchapter XIII of the WBCL. ANY HOLDER OF PYRAMID COMMON STOCK WHO WISHES TO OBJECT TO THE TRANSACTION AND DEMAND PAYMENT IN CASH FOR HIS OR HER SHARES SHOULD CONSIDER CONSULTING HIS OR HER OWN LEGAL ADVISOR.

         Because an executed proxy relating to Pyramid Common Stock on which no voting direction is made will be voted at the Special Meeting in favor of the Merger, a dissenting shareholder who wishes to have his or her shares of Pyramid Common Stock represented by Proxy at the Special Meeting but preserve his or her dissenters' rights must mark his or her proxy either to vote against the Merger or to abstain form voting thereon, in addition to the foregoing requirements.

The Voting Agreement

         Pursuant to the Voting Agreement, attached hereto as Exhibit B, the execution of which was a condition to Merchants entering into the Merger Agreement, the directors of Pyramid have agreed to vote their shares (i) in favor of the adoption and approval of the Merger Agreement and the Merger and
(ii) against any Competing Transaction. The Voting Agreement also provides that Merchants has the exclusive right to purchase any or all of the shares of Pyramid Common Stock owned by the directors for $250 per share, payable in cash, subject to any necessary regulatory approval, after a material breach of the Merger Agreement by Pyramid or any events or circumstances that lead Merchants reasonably to believe that Pyramid is likely to materially breach the Merger Agreement, or a breach by any director of the Voting Agreement. The purchase right is not exercisable as of the date hereof. The purchase price per share under the Voting Agreement equaled approximately 73% of the value of Pyramid Common Stock based upon the trading price of Merchants Common Stock at the date that the Voting Agreement was requested by Merchants. See "CERTAIN PROVISIONS OF THE VOTING AGREEMENT."

         Anti-Takeover Effect of the Voting Agreement. The Voting Agreement may have the effect of discouraging persons who might now or in the future be interested in acquiring all of or a significant interest in Pyramid from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for Pyramid's Common Stock than the price per share implicit in the Exchange Ratio. Certain attempts to acquire Pyramid would trigger Merchants' right to purchase such shares and to receive any premium offered to the directors of Pyramid.

Other Related Party Transactions

         In the ordinary course of conducting their banking and financial service businesses, each of Merchants, Pyramid and their respective subsidiaries, may do business and engage in banking transaction with the other party and its subsidiaries, which may include, but not be limited to, interests or participation in loans and interbank advances.

Management after the Merger

         In the Merger, Pyramid will be merged into Merger Corp. and the separate corporate existence of Pyramid will cease. Merchants will thereby acquire control of the Bank through Merger Corp.

         The officers and directors of Merger Corp. prior to the Merger will continue as officers and directors of the surviving corporation. The directors of the Bank prior to the Effective Time will continue as directors after the Effective Time until their successors shall have been duly elected and qualified.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

         The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Exhibits A and A-1 to this Proxy
Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

The Merger

         The Merger Agreement provides that, following the approval of the Merger Agreement by the shareholders of Pyramid and the satisfaction or waiver of the other conditions to the Merger, Pyramid will be merged with and into Merger Corp. If the Merger Agreement is approved by the shareholders of Pyramid, the Merger will become effective upon the Effective Time.

         At the Effective Time, pursuant to the Merger Agreement, each outstanding share of Pyramid Common Stock will be converted into the right to receive 9 shares of Merchants' Common Stock, subject to renegotiation of the Exchange Ratio if the Daily Average Price (as defined above) of Merchants Common Stock is less than $36 or greater than $44. See "THE MERGER-Merger Consideration." With regard to the treatment of fractional share interests, see "The MERGER - Conversion of Shares; Procedure for Exchange of Certificates; Fractional Shares."

Representations and Warranties

         The Merger Agreement contains customary representations and warranties relating to, among other things, (i) each of Merchants' and Pyramid's and their respective subsidiaries' organization and similar corporate matters; (ii) each of Merchants' and Pyramid's capital structure; (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and other related matters; (iv) documents filed by Merchants with the Commission and with the Federal Reserve Board and state banking authorities and the accuracy of information contained therein; (v) the accuracy of information supplied by each of Merchants and Pyramid in connection with the Registration Statement and this Proxy Statement/Prospectus; (vi) compliance with laws including employment and lending laws; (vii) no material pending or threatened litigation except as otherwise disclosed by Merchants and Pyramid; (viii) filing of tax returns and payment of taxes; (ix) certain material contracts and contracts relating to certain employment, consulting and benefits matters of Pyramid; (x) retirement and other employee plans and matters of Pyramid relating to ERISA; (xi) the absence of any burdensome contracts, agreements or restrictions; (xii) the absence of certain material changes or events since December 31, 1997, relating to the incurrence of a material adverse effect in the business operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities) of Merchants or its subsidiaries, taken as a whole, and Pyramid or its subsidiaries, taken as a whole; (xiii) maintenance of books of account and accounting controls, loan documentation and disclosure; (xiv) no action taken that would prevent using the "pooling of interests" method to account for the Merger or which would prevent the Merger from qualifying as a tax-free reorganization under the Code; (xv) certain environmental matters relating to the properties of Pyramid; (xvi) good title to the properties of Pyramid and its subsidiaries, free of liens except as specified; and (xvii) certain insurance matters.

Certain Covenants

         Pursuant to the Merger Agreement, Merchants and Pyramid have each agreed that prior to the Effective Time (and unless the prior written consent of the other shall have been obtained) each of them and their respective subsidiaries will operate their respective businesses in a manner that does not violate any law. In addition, Pyramid has agreed that prior to the Effective Time, Pyramid will not propose or adopt any amendments to its corporate charter or bylaws in any way materially adverse to Merchants.

         Pursuant to the Merger Agreement, Merchants and Pyramid have each agreed that prior to the Effective Time (and unless the prior written consent of Merchants shall have been obtained) Pyramid and its subsidiaries will ((i) carry on business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable efforts to preserve intact their business organization and assets (and all rights associated therewith), (iii) use reasonable efforts to maintain and keep their properties in good repair and condition, (iv) use reasonable efforts to keep all insurance and bonds in full force and effect, (v) perform in all material respects all obligations under all material contracts, leases and documents relating to or affecting the assets, properties and business of Pyramid and its subsidiaries, (vi) purchase and sell securities in accordance with agreed upon guidelines, (vii) maintain as of the date on which all conditions have been met and until the Effective Time, a loan loss reserve of not less than 1.2% of period ending loans, (viii) fully expense on its financial statement all expenses payable as a result of the consummation of the Merger (ix) obtain an independent audit of its financial statements for the year ended December 31, 1998; and (x) comply with and perform in all material respects all obligations and duties imposed by all applicable laws. Pyramid has also agreed that prior to the Effective Time (and unless the prior written consent of Merchants shall have been obtained), neither Pyramid nor its subsidiaries will: (i) grant any increase in compensation or bonuses (other than as specified in the Merger Agreement) or retirement benefits to any employee or otherwise adopt, enter into, amend or modify any employee benefit plan, or enter into or amend any employment, severance or similar agreement with any director or officer (other than as is consistent with the normal policy of Pyramid); (ii) except for quarterly dividends commencing in the first calendar quarter of 1999 not to exceed $1.00 per share, declare or pay any dividend on its outstanding shares of capital stock; (iii) redeem, purchase or otherwise acquire any shares of Pyramid capital stock; (iv) merge or consolidate with or into any other corporation or bank; (v) purchase or otherwise acquire any assets or stock of any corporation, bank or other business; (vi) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of business consistent with past practice; (vii) split, combine or reclassify any of the capital stock of Pyramid or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (viii) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of Pyramid Common Stock or any rights, warrants or options to acquire, any such shares; (ix) purchase any shares of Merchants Common Stock (except in a fiduciary capacity for the account of its customers; (x) change any of its methods of accounting, or methods of reporting income or deductions for federal income tax purposes, in effect at December 31, 1997, except as may be required by law or generally accepted accounting principles; (xi) change any lending, investment, liability management or other material policies concerning the business or operations of Pyramid or any subsidiary in any material respect;
(xii) organize any new subsidiaries or enter into any new non-bank line of business or make any material changes in its operations; (xiii) take any action which is or is reasonably likely to adversely affect the ability of Merchants or Merger Corp. to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby, adversely affect Pyramid's ability to perform its covenants and agreements under the Merger Agreement or result in any of the conditions to the Merger not being satisfied; (xiv) incur or assume any material obligation or liability, or make any loan (excluding loan renewals of a loan not then classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by Pyramid, the Bank or banking regulators) or investment (excluding U.S. Treasury Securities) in any amount greater than $100,000; (xv) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person or entity;
(xvi) mortgage, license, pledge or grant a security interest in any of its material assets or allow to exist any material lien thereon, except (A) liabilities and obligations incurred in the ordinary course of business consistent with past practices and in amounts not material to Pyramid or its subsidiaries taken as a whole, and (B) as may be required under existing agreements to which Pyramid or any subsidiary is a party; (xvii) acquire assets (including equipment)or securities in excess of $25,000 in the aggregate (excluding loans to customer and investments permitted above); (xviii) enter into any other contract or agreement involving annual payments by Pyramid or a subsidiary or the other party or parties thereto in excess of $20,000; (xix) pay, discharge, or satisfy any debts or claims not in the ordinary course of business and consistent with past practices and in no event with a value in excess of $20,000 individually; (xx) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $25,000 or in any manner which would restrict in any material respect the operations or business of Pyramid or its subsidiaries;
(xxi) purchase any new financial product or instrument which involves entering into a contract with a term of six months or longer; or xxii) take any action or fail to take any action which individually or in the aggregate can be expected to have a material adverse effect (as defined in the Merger Agreement) or Pyramid on its subsidiaries, taken as whole.

No Solicitation of Transactions

         The Merger Agreement provides that Pyramid and its respective subsidiaries will not initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Competing Transaction or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to take any such action. Pyramid must promptly notify Merchants orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. Notwithstanding the foregoing, the Board of Directors of Pyramid is not prohibited from (i) furnishing or permitting any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to furnish information to any party that requests information as to Pyramid if the Board of Directors of Pyramid, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of Pyramid to comply with its fiduciary duties to shareholders imposed by law, and if prior to furnishing such information to such party, Pyramid receives from such party an executed confidentiality agreement in reasonably customary form.

         For purposes of the Merger Agreement, a "Competing Transaction" shall mean any of the following involving Pyramid or any of Pyramid's subsidiaries:
(i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of assets in a single transaction or series of transactions, excluding from the calculation of such percentage any such transactions undertaken in the ordinary course of business and consistent with past practice; (iii) any sale of 10% or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock); (iv) any tender offer or exchange offer for 10% or more of outstanding shares of capital stock; (v) any solicitation of proxies in opposition to approval by Pyramid's shareholders of the

Merger; (vi) the filing of an acquisition application (or the giving of acquisition notice) whether in draft or final form under the BHC Act or the Change in Bank Control Act with respect to Pyramid or its subsidiaries; (vii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 10% or more of the then outstanding shares of capital stock; or (viii) any public announcement of a proposal, plan or intention to do any of the foregoing.

Conditions to Consummation of the Merger

         The respective obligations of each party to effect the Merger is subject to various conditions which include, in addition to other customary closing conditions, the following: (i) the Merger shall have been approved by the holders of Pyramid Common Stock; (ii) the Registration Statement shall have been declared effective by the Commission under the Securities Act (and no stop order suspending the effectiveness of the Registration Statement shall have been issued) and Merchants shall also have received all other federal and state securities permits and authorizations necessary to issue Merchants Common Stock pursuant to the Merger Agreement; (iii) the Merger shall have been approved by the Federal Reserve Board and the DFI, which approvals shall not contain any condition which is not reasonably satisfactory to Merchants or Pyramid and any waiting periods with respect to the Merger shall have expired; and (iv) there shall not be any injunction or restraining order preventing the consummation of the Merger in effect.

         In addition, Merchants' or Pyramid's respective obligation to effect the Merger is subject to one or more of the following additional conditions (any of which may be waived by such party): (i) the representations and warranties of the other party to the Merger Agreement shall be true and correct in all material respects and the other party shall have performed in all material respects all agreements and covenants required to be performed by it under the Merger Agreement and any agreements entered into in connection therewith, and the other party shall have obtained all material consents and approvals required to consummate the Merger; (ii) there shall not be any pending action, proceeding or investigation before any court or administrative agency or by any government agency or any other person (a) challenging or seeking material damages in connection with the Merger or the conversion of Pyramid Common Stock into Merchants Common Stock pursuant to the Merger, or (b) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Merchants or is subsidiaries of all or any portion of the business or assets of Pyramid or any of its subsidiaries, which in either case is reasonably likely to have a material adverse effect on either Pyramid and its subsidiaries, taken as a whole, or Merchants and its subsidiaries, taken as a whole; (iii) the parties shall have received the opinion of independent counsel to Merchants that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code (see "The MERGER - Certain Material Federal Income Tax Consequences," above); (iv) Merchants shall have received an opinion from Ernst & Young, LLP to the effect that the Merger qualifies for "pooling of interests" accounting treatment; (v) the aggregate of
(a) fractional share interests in Merchants Common Stock to be paid in cash pursuant to the Merger Agreement and (b) the number of shares of Merchants Common Stock which would have been issuable pursuant to the Merger Agreement that will not be issued due to the exercise of dissenters' rights is not more than 10% of the maximum aggregate number of shares of Merchants Common Stock which could be issuable as a result of the Merger; (vi) Merchants and Pyramid shall have received the opinion of counsel regarding certain issues under the Securities Act and the WBCL; (vii) Merchants shall have received from each affiliate of Pyramid a signed letter regarding certain restrictions on the resale of Merchants Common Stock under Rule 145 of the Securities Act; (viii) Merchants shall have received from Ernst & Young LLP "Comfort Letters" dated as of the date of mailing of the Proxy Statement/Prospectus and the Closing Date, covering matters customary in transactions such as the Merger; (ix) Merchants shall have received from the Directors of Pyramid the Voting Agreement discussed. See "CERTAIN PROVISIONS OF THE VOTING AGREEMENT."

Termination

         The Merger Agreement may be terminated at any time prior to the Effective Time by the applicable Board of Directors, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Pyramid: (i) by mutual consent of Merchants and Pyramid; (ii) by either Pyramid or Merchants (x) if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Pyramid, on the one hand, or Merchants, on the other hand, respectively set forth in the Merger Agreement, or (y) if any representation or warranty of Pyramid, on the one hand, or Merchants on the other hand, respectively, shall be discovered to have become untrue in any material respect, in either case which breach or other condition has not been cured within 10 business days following receipt by the non-terminating party of notice of such breach or other condition (provided that he Merger Agreement may not be terminated by the breaching party or party making any representation or warranty which shall have become untrue in any material respect); (iii) by either Merchants or Pyramid if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable; (iv) by either Merchants or Pyramid if the Federal Reserve Board or the DFI denied approval of the Merger and neither Merchants nor Pyramid has, within 30 days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law; (v) by either Merchants or Pyramid if the Merger has not been consummated by December 31, 1999 for a reason other than the failure of the terminating party to comply with its obligations under the Merger Agreement; or (vi) by either Merchants or Pyramid if the required approval of the shareholders of Pyramid has not been obtained.

         In the event of termination of the Merger Agreement by either Pyramid or Merchants, other than as a result of a material breach by the non-terminating party, each party will pay its own expenses and the Merger Agreement will become void and there will be no liability or obligation on the part of Merchants or Pyramid other than under certain specified provisions of the Merger Agreement dealing with confidential treatment of non-public information. In the event of termination of the Merger Agreement by a material breach, in addition to other remedies at law or equity for breach, the party to have breached will reimburse the non-breaching parties their expenses under the Merger Agreement.

Amendment and Waiver

         The Merger Agreement may be amended at any time prior to the Effective Time by action taken or authorized by the respective Boards of Directors of Merchants and Pyramid (except that after the Merger Agreement shall have been approved by the shareholders of Pyramid, no amendment may be entered into which would reduce the amount or change the consideration into which each share of Pyramid Common Stock shall be converted upon consummation of the Merger without further shareholder approval). At any time prior to the Effective Time the parties may extend the time for the performance of any of the obligations or other acts of the other party hereto, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and waive compliance with any of the agreements or conditions contained in the Merger Agreement.

Expenses

         Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense (except that the parties shall share equally in the expense of printing and reproducing for filing the

Registration Statement and this Proxy Statement/Prospectus and all Commission and other regulatory filing fees incurred in connection with the Merger Agreement), except if the Merger Agreement is terminated due to the breach of the Merger Agreement by either party thereto, then, in addition to other remedies at law or equity for breach of the Merger Agreement, the party so found to have breached the Merger Agreement shall indemnify the other parties for their respective expenses.

Break-Up Fee

         Provided that Merchants has not breached in any material respect its obligations under the Merger Agreement, Pyramid is obligated to pay to Merchants a fee ("Break-Up Fee") equal to the lesser of 1.5% of the value of the Exchange Fund (as defined in the Merger Agreement) or $400,000. The Break-Up Fee is payable to Merchants if (A) the Board of Directors of Pyramid (i) withdraws, modifies or amends its approval or recommendation of the Merger Agreement; (ii) does not at the appropriate time recommend that the shareholders of Pyramid vote in favor of the Merger Agreement or withdraws or modifies such recommendation or
(iii) does not include such voting recommendation in the Proxy Statement/Prospectus or (B) Pyramid initiates, solicits or encourages or takes any other action to lead to any Competing Transaction see "CERTAIN PROVISIONS OF THE MERGER AGREEMENT - No Solicitation of Transactions."

         Provided that Pyramid has not breached in any material respect its obligations under the Merger Agreement, Merchants is obligated to pay to Pyramid the Break-Up Fee if the Board of Directors of Merchants withdraws, modifies or amends in any respect its approval of the Merger Agreement.

                   CERTAIN PROVISIONS OF THE VOTING AGREEMENT

         The following is a brief summary of certain provisions of the Voting Agreement, which is attached as Exhibit B to this Proxy Statement/Prospectus and is incorporated herein by reference. The following summary is qualified in its entirety by reference to the Voting Agreement.

         Merchants has entered into the Voting Agreement with Directors of Pyramid and related parties ("directors"). The directors hold 13,312 shares representing approximately 19.3 of the total voting power of Pyramid Common Stock. The Voting Agreement provides that the directors, in consideration of the substantial expenses incurred by Merchants in connection with the Merger Agreement and as a condition to Merchants entering into the Merger Agreement, shall vote or cause to be voted or express a written consent with respect to all of such director's shares:

               (a) in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of shareholders of Pyramid at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, and

               (b) against any other Competing Transaction at every meeting of shareholders of Pyramid at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

         The Voting Agreement also provides that Merchants has the exclusive right to purchase any and all of the shares of Pyramid Common Stock owned by each director for $250.00 per share, payable in cash, subject to any necessary regulatory approval, after a material breach of the Merger Agreement by Pyramid or any events or circumstances that lead Merchants reasonably to believe that Pyramid is likely to materially breach the Merger Agreement or a breach by a director of the Voting Agreement. The purchase right is not exercisable as of the date hereof. The purchase price per share under the Voting Agreement equaled approximately 73% of the value of Pyramid Common Stock based upon the trading price of Merchants Common Stock at the date that the Voting Agreement was requested by Merchants.

         The Voting Agreement also provides that:

                (a) Each of the directors agrees that such director will not, nor will such director permit any entity under such director's control, to deposit any of such director's shares in a voting trust or subject any of their shares to any agreement, arrangement or understanding with respect to the voting of such shares inconsistent with the Voting Agreement.

                (b) During the term of the Voting Agreement, each director agrees not to sell, assign, transfer or dispose (except by means of certain gifts) of such director's shares.

         The Voting Agreement shall terminate upon the earlier of (a) the Effective Time of the Merger and (b) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities under the Voting Agreement; provided that termination shall not relieve any party from liability for any breach of the Voting Agreement prior to such termination.

         The Voting Agreement binds the actions of the signatories thereto only in their capacity as shareholders of Pyramid, and such shareholders/directors of Pyramid were not and could not be contractually bound to abrogate their fiduciary duties as directors of Pyramid. Accordingly, while such shareholders/directors are, under the Voting Agreement, contractually bound to vote as a shareholder in favor of the Merger and against a Competing Transaction should one be presented, their fiduciary duties as directors nevertheless require them to act, in their capacity as directors, in the best interests of Pyramid when they decided to approve and adopt the Merger Agreement. In addition, such shareholders/directors will continue to be bound by their fiduciary duties as directors of Pyramid with respect to any decisions they may take in connection with the Merger or otherwise.

                    CERTAIN INFORMATION CONCERNING MERCHANTS

         Merchants is a registered bank holding company pursuant to the BHC Act. It was incorporated in Wisconsin in 1982 and pursuant to permission from the Federal Reserve Board acquired Lincoln State Bank, Milwaukee, Wisconsin and Franklin State Bank, Franklin, Wisconsin. In 1993 Merchants acquired Lincoln Savings Bank which was renamed Lincoln Community Bank. The three subsidiary banks operate a total of seventeen facilities in Milwaukee and Waukesha Counties. In addition, to the three banks, Merchants owns and operates three non-bank subsidiaries, Lincoln Neighborhood Redevelopment Corporation, which was organized to redevelop and rejuvenate certain areas of the City of Milwaukee; M&M Services, Inc. which provides operational services to the subsidiary banks and Achieve Mortgage Corporation, which is a mortgage brokerage firm. Merchants provides advice and specialized services to its bank and nonbank subsidiaries in various areas including auditing, data processing, marketing/advertising, investments, personnel services and other financial services closely related to banking. The respective Boards of Directors and officers of the subsidiaries retain overall control of and responsibility for their organizations.

         As of June 30, 1999, Merchants had consolidated assets of $344 million and the subsidiary banks had deposits of $298 million.

         Merchants, through its subsidiaries, provides a complete range of retail banking services to individuals and small-to-medium-size businesses. These services include checking and savings accounts, NOW, Super NOW and money market deposit accounts, business loans, personal loans, residential and condominium mortgage loans, loans for education, MasterCard, VISA and other consumer-oriented financial services, including IRA and Keogh accounts, safe deposit and night depository facilities. Automated teller machines, which provide 24 hour banking services to customers of Merchants have been installed in many locations in the Merchants service areas. Among the services designed specifically to meet the needs of small-and medium-size businesses are various types of specialized financing, cash management services and transfer/collection facilities.

         The Merchants subsidiaries provide lending, depository and related financial services to commercial, industrial, financial and governmental customers. In the lending area, these include term loans, revolving credit arrangements, letters of credit, inventory and accounts receivable financing and real estate construction lending.

         Additional emphasis is given to non-credit services for commercial customers, such as advice and assistance in the placement of securities, corporate cash management and financial planning. Merchants subsidiaries make available check clearing, safekeeping, loan participation, lines of credit, portfolio analyses, data processing and other services.

         Achieve Mortgage Corporation provides certain mortgage banking services including the origination, underwriting, closing, and the temporary warehousing of mortgage loans and the sale of loans to investors. The primary focus is on one-to-four-family residential and multi-family properties, all of which mortgage loans are saleable into the secondary mortgage market.

         Merchants and the Merchants subsidiaries are not dependent upon a single or a few customers, the loss of which would have a material adverse effect on Merchants. No material portion of Merchants or Merchants subsidiaries' business is seasonal.

         At December 31, 1998 Merchants and its subsidiaries, as a group, employed 141 full-time and 55 part-time employees.

                     CERTAIN INFORMATION CONCERNING PYRAMID

         Pyramid is a bank holding company incorporated under the laws of the State of Wisconsin with its principal office in Grafton, Wisconsin. Pyramid owns all the issued and outstanding stock of the Bank, a Wisconsin banking corporation. The Bank owns all the issued and outstanding stock of BGS Investments, Inc., a Nevada corporation ("GBS"). As of June 30, 1999, Pyramid had total assets of approximately $109 million and the bank had deposits of approximately $83 million.

         The Bank is a full service bank serving the banking needs of the city of Grafton and the surrounding Ozaukee County area. The Bank provides commercial banking services and products, including savings and demand deposits, real estate, commercial and consumer loans, collection and safe deposit facilities and other services tailored to meet the needs of the individual and business customer. The Bank owns its main banking premises located at 101 Falls Road, Grafton, Wisconsin. BGS was formed to manage the Bank's investment portfolio.

         The Bank operates an additional facility at the intersection of Pioneer Road and Port Washington Road in the Town of Grafton (the "Pioneer Branch"). The Pioneer Branch operates two inside teller stations and two drive-up windows.

         Pyramid and the Bank are not dependent upon a single or a few customers, the loss of which would have a material adverse effect on Pyramid or the Bank. No material portion of Pyramid's or the Bank's business is seasonal.

         At December 31, 1998, Pyramid and Bank employed approximately 32 full-time and 25 part-time employees.

Ownership of Pyramid Common Stock

         The following table sets forth information regarding the beneficial ownership of Pyramid Common Stock as of the Record Date by each director, certain executive officers, all directors and executive officers of Pyramid as a group and each person who is known by Pyramid to be the beneficial owner of more than 5% of Pyramid Common Stock. Directors and executive officers are deemed to own all shares of Pyramid Common Stock which may be owned in joint tenancy, by a spouse, in the names of minor children or in revocable trusts for which the individual has voting and investment power. The address for each of the directors is the executive offices of Pyramid.



      NAME OF                                    NUMBER OF                      PERCENT OF
 BENEFICIAL OWNER                                 SHARES                          CLASS
Thomas J. Sheehan                                  5,351                           7.76
Jerome T. Sarnowski                                1,050                           1.52
Thomas N. Holton                                   5,446                           7.90
James Kacmarcik                                      305                           0.44
Richard A. Kranitz                                   300                           0.44
Richard Belling                                      860                           1.25
All Directors and executive
officers as a group (6 persons)                   13,312                          19.32
James Derse Rev. Trust
c/o General Industries
Investment Corp.
741 N. Milwaukee Street
Milwaukee, WI 53202                                3,957                           5.74
Band & Co., FBO Zaun
Memorial Foundation
c/o Firstar Trust Co.
P. O. Box 2054
Milwaukee, WI   53201                              3,425(1)                        4.97

Ralph and Edith Zaun
Rev. Trust
1757 - 12th Ave.
Grafton, WI 53024                    2,965(1)                4.30

(1) To the knowledge of Pyramid, Mr. Ralph Zaun holds shared voting and investment power with regard to these shares.


                                     EXPERTS

         The consolidated financial statements of Merchants incorporated by reference in Merchants and Manufacturers Bancorporation, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon incorporated by reference and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Pyramid as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been included in this Proxy Statement/Prospectus and in the registration statement in reliance upon the report of Virchow, Krause & Company, LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

         Merchants has retained Davis & Kuelthau, S.C. to render an opinion on the federal income tax consequences of the Merger and in connection therewith, Davis & Kuelthau, S.C. has reviewed the discussion herein entitled "THE MERGER - Certain Material Federal Income Tax Consequences." Such opinion has been included in the registration statement in reliance upon the authority of said firm as experts in tax matters.

                                 LEGAL OPINIONS

         The validity of the shares issued in connection with the Merger will be passed upon for Merchants by Davis & Kuelthau, S.C., Milwaukee, Wisconsin. Certain other legal matters in connection with the Merger will be passed upon for Merchants by Davis & Kuelthau, S.C. and for Pyramid by Michael Best & Friedrich LLP, Milwaukee, Wisconsin.

                          FUTURE SHAREHOLDER PROPOSALS

         If the Merger is consummated, shareholders of Pyramid will become shareholders of Merchants. Pursuant to Rule 14a-(8) promulgated under the Exchange Act, Merchants shareholders may present proper proposals for inclusion in Merchants proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to Merchants in a timely manner. Shareholders of Pyramid who become shareholders of Merchants may present proposals for inclusion in Merchants' proxy statement for its year 2000 Annual Meeting as the 1999 Annual Meeting of Merchants has been held.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merchants is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

         This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and exhibits thereto (the "Registration Statement") covering the securities offered hereby which Merchants has filed with the Commission, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, and to which portions reference is hereby made for further information with respect to Merchants and the securities offered hereby. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

         All information concerning Merchants included in this Proxy Statement/Prospectus has been furnished by Merchants, and all information concerning Pyramid included in this Proxy Statement/Prospectus has been furnished by Pyramid.

         No person is authorized to give any information or make any representation not contained in this Proxy Statement/Prospectus and, if given or made, the information or representation should not be relied upon as having been authorized by Merchants or Pyramid. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase the securities offered hereby, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation of an offer or proxy in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities to which this Proxy Statement/Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of Merchants or Pyramid since the date of this Proxy Statement/Prospectus.

         The Commission allows us to "incorporate by reference" information into this Proxy Statement/Prospectus, which means that we can disclose information to you by referring you to another document filed separately with the Commission. The information that we incorporate by reference is deemed to be part of this Proxy Statement/Prospectus, except for any information superseded by information contained in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus incorporates by reference the documents listed below that Merchants has previously filed with the Commission. Those documents contain important information about Merchants and its financial condition.

         a) Merchants' Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         b) Merchants' Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         c) Merchants' Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

         d) Merchants Notice of Annual Meeting and Proxy Statement dated May 5, 1999.

         Merchants is also incorporating by reference all additional documents that it will file with the Commission between the date of this Proxy Statement/Prospectus and the date of the Special Meeting of the shareholders of Pyramid.

         Documents which Merchants incorporates by reference are available from Merchants without charge, excluding all exhibits unless Merchants has specifically incorporated by reference an exhibit in this Proxy
Statement/Prospectus. Shareholders may obtain documents incorporated by reference in this Proxy Statement/Prospectus by requesting them in writing or by telephone from Merchants at the following address:

                Merchants and Manufacturers Bancorporation, Inc.
                           14100 West National Avenue
                              New Berlin, WI 53151
               Attention: Michael J. Murry, Chairman of the Board
                             Telephone (414)827-6700

         If you would like to request documents from Merchants, please do so by ___________, 1999 to receive them before the Special Meeting.

                           FORWARD-LOOKING STATEMENTS

         Cautionary Statement for Purposes of the Private Litigation Reform Act of 1995.

         This Proxy Statement/Prospectus (including information incorporated by reference herein), information included in, or incorporated by reference from future filings by Merchants with the Commission, and information contained in written material, press releases and oral statements issued or made by or on behalf of Merchants or Pyramid contain, or may contain, certain "forward-looking statements" including statements concerning plans, objectives and future events or performance, and other statements which are other than statements of historical fact. Forward looking statements include information concerning possible or assumed future results of operations of Merchants and Pyramid set forth under "THE MERGER-Reasons for the Merger" and "THE MERGER-Opinion of Pyramid Financial Advisor" and those preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. For those statements, Merchants and Pyramid claim the protection of the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. It should be understood that the following important factors, in addition to those discussed elsewhere in this document and in the documents incorporated by reference, could affect the future results of Merchants and Pyramid, and could cause those results to differ materially from those expressed in such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following: (i) failure to fully realize or to realize within the expected time frame expected cost savings from the Merger; (ii) lower than expected income or revenues following the Merger, or higher than expected operating costs; (iii) a significant increase in competitive pressure in the banking and financial services industry; (iv) business disruption related to the Merger (both before and after completion); (v) greater than expected costs or difficulties related to the integration of the management of Merchants and Pyramid; (vi) litigation costs and delays caused by litigation;
(vii) higher than anticipated costs in completing the Merger; (viii) unanticipated regulatory delays or constraints or changes in the proposed transaction required by regulatory authorities; (ix) reduction in interest margins due to changes in the interest rate environment; (x) poorer than expected general economic conditions, including acquisition and growth opportunities, either nationally or in the states in which the combined company will be doing business; (xi) legislation or regulatory changes which adversely affect the businesses in which the combined company would be engaged; and (xii) other unanticipated occurrences which may delay the consummation of the Merger, increase the costs related to the Merger or decrease the expected financial benefits of the Merger.

                                   EXHIBIT A


                          AGREEMENT AND PLAN OF MERGER


                                      AMONG

                MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

                                       AND

                             PYRAMID BANCORP., INC.


                                  March 9, 1999

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I:  THE MERGER
         SECTION 1.01               The Merger....................................................................2
         SECTION 1.02               Effective Time................................................................2
         SECTION 1.03               Effect of the Merger..........................................................3
         SECTION 1.04               Articles of Incorporation and Bylaws..........................................3
         SECTION 1.05               Directors and Officers........................................................3
         SECTION 1.06               Conversion of Securities......................................................3
         SECTION 1.07               Exchange of Certificates......................................................4
         SECTION 1.08               Stock Transfer Books..........................................................6
         SECTION 1.09               Anti-Dilution Adjustment......................................................7

ARTICLE II:  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         SECTION 2.01               Organization and Qualification of the Company; Subsidiaries...................7
         SECTION 2.02               Articles of Incorporation and Bylaws..........................................8
         SECTION 2.03               Capitalization................................................................8
         SECTION 2.04               Authority.....................................................................9
         SECTION 2.05               No Conflict; Required Filings and Consents....................................9
         SECTION 2.06               Compliance; Permits..........................................................10
         SECTION 2.07               Banking Reports and Financial Statements.....................................10
         SECTION 2.08               Absence of Certain Changes or Events.........................................11
         SECTION 2.09               Absence of Litigation........................................................11
         SECTION 2.10.              Employee Benefit Plans.......................................................12
         SECTION 2.11               Employment Contracts; Material Contracts.....................................14
         SECTION 2.12               Registration Statement; Proxy Statement......................................14
         SECTION 2.13               Title to Property............................................................14
         SECTION 2.14               Compliance with Environmental Laws...........................................15
         SECTION 2.15               Absence of Agreements........................................................17
         SECTION 2.16               Taxes........................................................................17
         SECTION 2.17               Insurance....................................................................18
         SECTION 2.18               Absence of Adverse Agreements................................................18
         SECTION 2.19               Internal Controls and Records................................................18
         SECTION 2.20               Loans........................................................................19
         SECTION 2.21               Labor Matters................................................................19
         SECTION 2.22               Brokers......................................................................19
         SECTION 2.23               Accounting and Tax Matters...................................................19



         SECTION 2.24               Full Disclosure..............................................................20
         SECTION 2.25               Vote Required................................................................20


ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF MERCHANTS

         SECTION 3.01               Organization and Qualification...............................................20
         SECTION 3.02               Articles of Incorporation and Bylaws.........................................20
         SECTION 3.03               Capitalization...............................................................21
         SECTION 3.04               Authority....................................................................21
         SECTION 3.05               No Conflict; Required Filings and Consents...................................21
         SECTION 3.06               Compliance; Permits..........................................................22
         SECTION 3.07               Securities Reports; Financial Statements.....................................22
         SECTION 3.08               Absence of Certain Changes or Events.........................................23
         SECTION 3.09               Absence of Litigation........................................................23
         SECTION 3.10               Registration Statement; Proxy Statement......................................23
         SECTION 3.11               Absence of Agreements........................................................23
         SECTION 3.12               Taxes........................................................................24
         SECTION 3.13               Brokers......................................................................24
         SECTION 3.14               Accounting and Tax Matters...................................................25
         SECTION 3.15               Full Disclosure..............................................................25
         SECTION 3.16               Vote Required................................................................25

ARTICLE IV:  COVENANTS OF THE COMPANY

         SECTION 4.01               Affirmative Covenants........................................................25
         SECTION 4.02               Negative Covenants...........................................................26
         SECTION 4.03.              Intentionally left blank.....................................................29
         SECTION 4.04.              Access and Information.......................................................29
         SECTION 4.05               Affiliates; Accounting and Tax Treatment.....................................29
         SECTION 4.06               Expenses.....................................................................30
         SECTION 4.07               Delivery of Shareholder List.................................................30

ARTICLE V:  COVENANTS OF MERCHANTS

         SECTION 5.01               Affirmative Covenants........................................................30
         SECTION 5.02               Access and Information.......................................................31
         SECTION 5.03               Accounting and Tax Treatment.................................................31

ARTICLE VI:  ADDITIONAL AGREEMENTS

         SECTION 6.01               Registration Statement.......................................................31
         SECTION 6.02               Meetings of the Shareholders.................................................32
         SECTION 6.03               Appropriate Action; Consents; Filings........................................32





         SECTION 6.04               Notification of Certain Matters..............................................33
         SECTION 6.05               Public Announcements.........................................................33
         SECTION 6.06               Environmental Matters........................................................33
         SECTION 6.07               Break-Up Fee.................................................................33

ARTICLE VII:  CONDITIONS OF MERGER

         SECTION 7.01               Conditions to Obligation of Each Party to Effect the Merger..................34
         SECTION 7.02               Additional Conditions to Obligations of Merchants............................35
         SECTION 7.03               Additional Conditions to Obligations of the Company..........................37

ARTICLE VIII:  TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01               Termination..................................................................38
         SECTION 8.02               Effect of Termination........................................................39
         SECTION 8.03               Amendment....................................................................39
         SECTION 8.04               Waiver.......................................................................39

ARTICLE IX:  GENERAL PROVISIONS

         SECTION 9.01               Non-Survival of Representations, Warranties and Agreements...................40
         SECTION 9.02               Disclosure Schedules.........................................................40
         SECTION 9.03               Notices......................................................................40
         SECTION 9.04               Certain Definitions..........................................................41
         SECTION 9.05               Headings.....................................................................42
         SECTION 9.06               Severability.................................................................42
         SECTION 9.07               Entire Agreement.............................................................42
         SECTION 9.08               Assignment...................................................................42
         SECTION 9.09               Parties in Interest..........................................................42
         SECTION 9.10               Governing Law................................................................42
         SECTION 9.11               Counterparts.................................................................42

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of March 9, 1999(the "Agreement"), among MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., a Wisconsin corporation ("Merchants"), and PYRAMID BANCORP., INC., a Wisconsin corporation ("Company").


                              W I T N E S S E T H:

         WHEREAS, the Company is a bank holding company, the wholly-owned subsidiary of which is the Grafton State Bank located in Grafton, Wisconsin (the "Bank"); and

         WHEREAS, the Bank has only one wholly-owned subsidiary, GBS Investments, Inc. ("GBS"). The Bank and GBS are sometimes individually referred to herein as a "Subsidiary" and collectively as the "Subsidiaries;" and

         WHEREAS, the Company upon the terms and subject to the conditions of this Agreement and in accordance with the Wisconsin Business Corporation Act ("Wisconsin Law"), will merge with and into Merchants (the "Merger"); and

         WHEREAS, the Company and its Board of Directors have determined that the Merger will enhance the ability of the Bank to better serve its existing depositors and customers in Grafton, Wisconsin, and increase the financial strength of the Bank; and

         WHEREAS, the Board of Directors of the Company believes that the Merger with Merchants will benefit the shareholders and the employees of the Company and the Subsidiaries; and

         WHEREAS, the respective Boards of Directors of Merchants and the Company have (i) determined that the Merger and the exchange of newly issued shares of Merchants Common Stock (as defined in Section 1.06) for shares of the Company's Common Stock (as defined in Section 1.06) pursuant and subject to the terms and conditions of this Agreement are fair to and in the best interests of the respective corporations and their shareholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby; and

         WHEREAS, the respective Board of Directors of the Company and Merchants have, subject to their fiduciary duties under applicable law, resolved to recommend approval of the Merger by the shareholders of the Company and Merchants; and

         WHEREAS, Merchants and the Company intend to effect a merger that qualifies for pooling-of-interests accounting treatment and as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, as a condition and inducement to Merchants' willingness to enter into this Agreement, Merchants and certain shareholders of the Company are entering into concurrently with the execution and delivery hereof, a Voting Agreement dated as of the date hereof (the "Voting Agreement"), pursuant to which such shareholders shall make certain agreements with respect to the voting of their shares of Company Common Stock.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Merchants and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Wisconsin Law, at the Effective-Time (as defined in Section 1.02) the Company shall be merged with and into Merchants. As a result of the Merger, the separate corporate existence of the Company shall cease and Merchants shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         SECTION 1.02. EFFECTIVE TIME. The parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Department of Financial Institutions of the State of Wisconsin, in such form as required by, and executed in accordance with the relevant provisions of Wisconsin Law (a) after the satisfaction, or if permissible, waiver of conditions set forth in Article VII, and (b) as promptly as possible within the sixty (60) day period commencing with the latest of the following dates:

         (i) The 30th calendar day after the date of approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board");

         (ii) Such date as may be prescribed by the Federal Reserve Board or any other agency or authority pursuant to applicable law, rules or regulations, prior to which consummation of the transaction described and referred to herein may not be effected;

         (iii) The date of the last of the shareholders' meetings of the Company and Merchants to vote upon the Merger pursuant to Section 6.02; or

         (iv) If the transaction contemplated by this Agreement is being contested in any legal proceeding and Merchants or the Company has elected to contest the same, the date that such legal proceeding has been brought to a conclusion favorable, in the judgment of Merchants or the Company, to the consummation of the transaction contemplated hereby.

         The later of the date and time of the filing of the Articles of Merger or the effective date and time of the Merger as set forth in such Articles of Merger is hereinafter referred to as the "Effective Time."

         SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Wisconsin Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merchants and the Company shall vest in the Surviving corporation, and all debts, liabilities and duties of Merchants and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.04. ARTICLES OF INCORPORATION AND BYLAWS. At the Effective Time, the Articles of Incorporation and the Bylaws of Merchants, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation.

         SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Merchants immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merchants immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 1.06. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merchants, the Company, or the holders of any of the following securities:

         (a) each Share of common stock, par value $1 per share, of the Company (the "Company Common Stock") (all issued and outstanding shares of the Company Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 1.06(b) and other than any Dissenting Shares, as defined in Section 1.06(c)) shall be converted, in accordance with Section 1.07, into the right to receive nine (9) shares of common stock, par value $1 per share, of Merchants ("Merchants Common Stock"), provided, however, that if the Daily Average Price (as defined below) is less than $36 or greater than $44, then Merchants and the Company will make a good faith effort to promptly renegotiate the ratio at which Merchants Common Stock would be exchanged for Company Common Stock. For purposes hereof, the Daily Average Price shall mean the daily average of the "Bid" and "Ask" quotations of Merchants Common Stock as published in the Milwaukee Journal/Sentinel (or obtained from another source acceptable to Merchants and the Company if such quotations are not published in the Milwaukee Journal/Sentinel) on each of the thirty (30) trading days preceding the third day prior to the Effective Time. On each of the thirty trading days prior to the third day before the Effective Time, all Bid and Ask prices will be averaged to calculate the market quotation for that day. The resulting thirty average quotes will be summed and the result divided by thirty to determine the Daily Average Price. In the event that "Ask" quotations are not available or if the "Ask" price exceeds the "Bid" price by more than $2 on any of the thirty trading days used to compute the Daily Average Price, then the "Bid" quotes shall be used on those days to calculate the Daily Average Price. As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such Shares shall thereafter represent the right to receive a certificate representing shares of Merchants Common Stock into which such Company Common Stock is convertible. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Merchants Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 1.07, without interest. No fractional shares of Merchants Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 1.07 hereof.

         (b) each Share held in the treasury of the Company and each Share owned by Merchants or any direct or indirect wholly-owned subsidiary of Merchants immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         (c) each Share of the Company Common Stock which shall be issued and outstanding as of the Effective Time and held by a shareholder who has validly perfected dissenter's rights in accordance with Wisconsin Law, shall not be converted into and shall not become Merchants Common Stock hereunder (all such shares of the Company Common Stock are hereinafter called "Dissenting Shares"). The Company shall give Merchants prompt notice upon receipt by the Company of any written notice from any such shareholder of the Company ("Dissenting Shareholder"). The Company agrees that prior to the Effective Time, it will not, except with prior written consent of Merchants, voluntarily make any payment with respect to, or settle or offer to settle, any request for withdrawal pursuant to the exercise of dissenter's rights. Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of applicable law, to payment for his or her shares of the Company Common Stock shall receive payment therefor from Merchants (but only after the amount thereof shall be agreed upon or finally determined pursuant to the provisions of applicable law). If any Dissenting Shareholder shall fail to perfect or shall effectively withdraw or lose his or her right to receive the value of his or her shares of Company Common Stock, his or her shares shall be thereupon converted into Merchants Common Stock in accordance with the provisions of Section 1.06(a) and, if applicable, cash under Section 1.07(e).

         SECTION 1.07. EXCHANGE OF CERTIFICATES.

         (a) Exchange Agent. As of the Effective Time, Merchants shall deposit, or shall cause to be deposited, with Firstar Trust Company (the "Exchange Agent"), and such deposit shall be solely for the benefit of the holders of Shares, for exchange in accordance with this Article I through the Exchange Agent, certificates representing the shares of Merchants Common Stock (such certificates for shares of Merchants Common Stock, and cash in lieu of fractional shares (if any), together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.06 in exchange for outstanding Shares.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail or personally deliver to each holder of record (or his or her attorney-in-fact) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted into the right to receive shares of Merchants Common Stock pursuant to Section 1.06 and cash in lieu of fractional shares (if any), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Merchants may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Merchants Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Merchants Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder) and cash in lieu of fractional shares (if any), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Merchants Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Certificates surrendered for exchange by any affiliate of the Company shall not be exchanged for certificates representing shares of Merchants Common Stock until Merchants has received a written agreement from such person as provided in Section 4.05 hereof. Until surrendered as contemplated by his Section 1.07, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Merchants Common Stock and cash in lieu of any fractional shares of Merchants Common Stock as contemplated by Section 1.07(e).

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Merchants Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Merchants Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.07(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Merchants Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Merchants Common Stock to which such holder is entitled pursuant to Section 1.07(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Merchants Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Merchants Common stock.

         (d) No Further Rights in the Shares. All shares of Merchants Common Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.07(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

         (e) No Fractional Shares. No certificates or scrip representing fractional shares of Merchants Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of Merchants. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the "Order Date Price". For purposes hereof, the "Order Date Price" shall mean the "Bid" price of a share of Merchants Common Stock published in the Milwaukee Journal/Sentinel on the first business day following the date the Federal Reserve Board issues an order approving consummation of the Merger.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company for six months after the Effective Time shall be delivered to Merchants, upon demand, and any shareholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Merchants for payment of their claim for Merchants Common Stock, any cash in lieu of fractional shares of Merchants Common Stock and any dividends or distributions with respect to Merchants Common Stock.

         (g) Liability. Neither Merchants, nor the Company shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

         (h) Withholding Rights. Merchants shall be entitled to deduct and withhold from any cash consideration payable pursuant to this Agreement to any holder of Shares such amounts as Merchants is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Merchants, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Merchants.

         SECTION 1.08. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of the Company's Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of shares of the Company's Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Merchants for any reason shall be converted into shares of Merchants Common Stock in accordance with this Article I.

         SECTION 1.09. ANTI-DILUTION ADJUSTMENT. If, subsequent to the date hereof and prior to the Effective Time, Merchants shall pay a stock dividend or make a distribution on Merchants Common Stock in shares of Merchants Common Stock or any security convertible into Merchants Common Stock or shall combine or subdivide its stock, then in each such case, from and after the record date for determining the shareholders entitled to receive such dividend or distribution or the securities resulting from such combination or subdivision, an appropriate adjustment shall be made to the conversion ratio set forth in
Section 1.06 above, for purposes of determining the number of shares of Merchants Common Stock into which the Company's Common Stock shall be converted. For purposes hereof, the payment of a dividend in Merchants Common Stock, or the distribution on Merchants Common Stock in securities convertible into Merchants Common Stock, shall be deemed to have effected an increase in the number of outstanding shares of Merchants Common Stock equal to the number of shares of Merchants Common Stock into which such securities shall be initially convertible without the payment by the holder thereof of any consideration other than the surrender for cancellation of such convertible securities. Notwithstanding the foregoing, this Section shall not apply to any stock options issued under option plans of Merchants existing as of the date of this Agreement.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Disclosure Schedule attached hereto (the "Company Disclosure schedule"), the Company hereby represents and warrants to Merchants that:

         SECTION 2.01. ORGANIZATION AND QUALIFICATION OF THE COMPANY; SUBSIDIARIES. The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin. The Bank is a duly organized and validly existing Wisconsin bank. GBS is duly organized, validly existing and in good standing under the laws of Nevada. The Bank is the only subsidiary of the Company. GBS is the only subsidiary of the Bank. The Company and Subsidiaries each has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Company Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Company Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company and the Subsidiaries, taken as a whole. The term "Material Adverse Effect" as used in this Agreement shall mean any change or effect that is or is reasonably likely to be materially adverse to a party's business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities). Neither the Company nor any Subsidiary has received notice of proceedings relating to the revocation or modification of any Company Approvals. The Company, the Bank and GBS are duly qualified or licensed as a foreign corporations to do business, and are in good standing, in each jurisdiction where the character of their properties owned, leased or operated by them or the nature of their activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole. The Company is registered with the Federal Reserve Board as a one bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Except for the Subsidiaries, the Company holds no interest, either directly or indirectly, in any other entity.

         SECTION 2.02. ARTICLES OF INCORPORATION AND BYLAWS. The Company has heretofore furnished to Merchants a complete and correct copy of the Articles of Incorporation and the Bylaws, as amended or restated, of the Company and the Subsidiaries and such Articles of Incorporation and Bylaws of the Company and the Subsidiaries are in full force and effect and neither the Company nor the Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws.

         SECTION 2.03. CAPITALIZATION.

         (a) Capitalization of the Company. The authorized capital stock of the Company consists of 125,000 shares of Common Stock, par value $1 per share. As of the date of this Agreement, (i) 68,900 shares of the Company's Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable (except as provided in section 180.0622(2)(b) of the Wisconsin Business Corporation Law), and all of which have been issued in compliance with applicable securities laws, and (ii) no shares of the Company's Common Stock are held in the Company's treasury. Except as set forth in the Company's Disclosure Schedule at Section 2.03(a), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in the Company. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of the Company's Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

         (b) Capitalization of the Bank. The authorized capital stock of the Bank consists of 10,000 shares of common stock, par value $100 per share. As of the date of this Agreement, (i) 10,000 shares of the Bank's common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and all of which have been issued in compliance with applicable securities laws, and (ii) the Company owns all of the Bank's capital stock. Except as set forth in the Company's Disclosure Schedule at Section 2.03(b), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Bank or obligating the Bank to issue or sell any shares of capital stock of, or other equity interests in the Bank. There are no obligations, contingent or otherwise, of the Bank to repurchase, redeem or otherwise acquire any shares of the Bank's capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

         (c) Capitalization of GBS. The authorized capital stock of GBS consists of 1,000 shares of common stock, par value $1 per share. As of the date of this Agreement, (i) 1,000 shares of GBS's common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and all of which have been issued in compliance with applicable securities laws, and (ii) the Bank owns all of GBS's capital stock. Except as set forth in the Company's Disclosure Schedule at Section 2.03(c), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of GBS or obligating GBS to issue or sell any shares of capital stock of, or other equity interests in GBS. There are no obligations, contingent or otherwise, of GBS to repurchase, redeem or otherwise acquire any shares of GBS's capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

         SECTION 2.04. AUTHORITY. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of the Company's Common Stock in accordance with Wisconsin Law and the Company's Articles of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Merchants, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

         SECTION 2.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) To the best knowledge of the Company, after inquiry of its executive officers, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company or the Subsidiaries, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or the Subsidiaries, or by which their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or the Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole. The Board of Directors of the Company has taken all actions necessary under Wisconsin Law, including approving the transactions contemplated herein, to insure that none of the restrictions set forth in Wisconsin Law do or will apply to the transactions contemplated herein.

         (b) To the best knowledge of the Company, after inquiry of its executive officers, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), BHCA, the banking laws and regulations of the State of Wisconsin (the "WBL"), and the filing and recordation of appropriate merger or other documents as required by Wisconsin Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

         SECTION 2.06. COMPLIANCE; PERMITS. To the best knowledge of the Company after inquiry of its executive officers, neither the Company nor any Subsidiary is in conflict with, or in default or violation of, (a) any law applicable to the Company or any Subsidiary or by which any of their respective properties are bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

         SECTION 2.07. BANKING REPORTS AND FINANCIAL STATEMENTS.

         (a) The Company and the Subsidiaries have timely filed all forms, reports and documents required to be filed with the Federal Reserve Board, the Wisconsin Department of Financial Institutions and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to as the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement, (i) were or will be prepared in accordance with the requirements of applicable law and
(ii) did not at the time they were filed,.or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated financial statements of the Company (including, in each case, any related notes thereto) delivered to Merchants whether or not contained in the Company Reports (the "Financial Statements"), including, but not limited to, any Company Reports filed since the date of this Agreement and prior to or at the Effective Time, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1997, including all notes thereto (the "Company Balance Sheet"), neither the Company nor any of the Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except (i) for liabilities or obligations incurred in the ordinary course of business since December 31, 1997, that would not, individually or in the aggregate have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole, or (ii) as otherwise reflected in the reports referred to in Section 2.07(a) hereof.

         SECTION 2.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Financial Statements, since December 31, 1997 to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1997, there has not been (a) any change in the financial condition, results of operations or business of the Company or the Subsidiaries having a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole,
(b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or the Subsidiaries having a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole, (c) any change by the Company or the Subsidiaries in their accounting methods, principles or practices, except for compliance with applicable new requirements of the Financial Accounting Standards Board, (d) any revaluation by the Company or the Subsidiaries of any of their material assets in any material respect, (e) any entry by the Company or any Subsidiary into any commitment or transactions material to the Company or the Subsidiaries, taken as a whole, (f) any declaration, setting aside or payment of any dividends or distributions in respect of shares of the Company's Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Subsidiary, or (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in compensation payable or to become payable to any officers or key employees of the Company or any of the Subsidiaries.

         SECTION 2.09. ABSENCE OF LITIGATION. Except as disclosed in the Company's Disclosure Schedule at Section 2.09, (a) neither the Company nor any Subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking authority or other governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting the Company or any Subsidiary pending or, to the knowledge of the Company, threatened, and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to the Company or any Subsidiary as a result of the examination by any regulatory authority.


         SECTION 2.10.  EMPLOYEE BENEFIT PLANS.

         (a) The Company Disclosure Schedule at Section 2.10 lists all "employee pension benefit plans," as such term is defined in section 3(2) of the Employee Retirement Income Security Act of 1974 (ERISA) without regard to any exemptions from any requirements thereunder issued by the United States Department of Labor in regulations or otherwise, maintained, sponsored or contributed to by the Company or any Subsidiary (the "Pension Plans"). The term "Pension Plan" shall also include any terminated "employee pension benefit plan" previously maintained, sponsored or contributed to by the Company or any Subsidiary which, as of the Effective Time, has not distributed all of its assets in full satisfaction of accrued benefits and/or obligations.

         (b) The Company Disclosure Schedule at Section 2.10 lists all "employee welfare benefit plans," as defined in ERISA section 3(1) without regard to any exemptions from any requirements thereunder issued by the United States Department of Labor in regulations or otherwise, maintained, sponsored or contributed to by the Company or any Subsidiary (the "Welfare Plans"). The term "Welfare Plans" shall also include any terminated employee welfare benefit plan previously maintained, sponsored or contributed to by the Company or any Subsidiary which, as of the Effective Time, has not distributed all of its assets and/or satisfied all of its obligations.

         (c) The Company has made available to Merchants true and complete copies of the documents governing each of the Pension Plans and Welfare Plans as in effect at the Effective Time.

         (d) The Company Disclosure Schedule at Section 2.10 lists all plans or programs to provide fringe benefits to the Company's and Subsidiaries' employees (other than Pension Plans and Welfare Plans) including, but not limited to vacation, sick leave, disability, medical, hospitalization, life insurance and other insurance plans or related benefits (the "Fringe Benefit Plans").

         (e) The Company has made available to Merchants true and complete copies of the documents governing each Fringe Benefit Plan.

         (f) The Company has no direct or indirect, formal or informal, plan, fund or program to change any Pension Plan, Welfare Plan or Fringe Benefit Plan that would affect any of the Company's or any Subsidiary's employees. Neither the Company nor any Subsidiary has made a material modification, within the meaning of ERISA section 102 and the regulations thereunder, to any existing Pension Plan, Welfare Plan or Fringe Benefit Plan which is not set forth in the Pension Plan, Welfare Plan or Fringe Benefit Plan documents provided to Merchants.

         (g) For purposes of this Section 2.10, "Company" shall include the Company, the Subsidiaries and all members of any controlled group of corporations (within the meaning of Code section 414(b), relevant Treasury Regulations and Pension Benefit Guaranty Corporation regulations issued pursuant to ERISA section 4001), any group of trades or businesses under common control (within the meaning of Code section 414(c), relevant Treasury Regulations and Pension Benefit Guaranty Corporation regulations issued pursuant to ERISA section 4001) and any affiliated service group (within the meaning of Code section 414(m) and relevant Treasury Regulations and proposed Treasury Regulations) of which the Company or any Subsidiary is a member.

         (h) Neither the Company nor any Subsidiary has ever been obligated to contribute to any multi-employer plan within the meaning of ERISA section 3(37).

         (i) To the Company's knowledge, the Pension Plans, Welfare Plans and Fringe Benefit Plans and the trusts and other funding vehicles related to the Pension Plans, Welfare Plans and Fringe Benefit Plans have been administered in all respects in compliance with the applicable requirements of ERISA, the Code, the plan documents and all other applicable rules, regulations and laws. The Pension Plans, Welfare Plans and Fringe Benefit Plans and the trusts or other funding vehicles related to the Pension Plans, Welfare Plans and Fringe Benefit Plans meet all applicable requirements, in form and in operation, for favorable tax treatment under the Code. All required contributions pursuant to the Pension Plans, Welfare Plans and Fringe Benefit Plans for all periods prior to the Effective Time have been made or will be made prior to the Effective Time. There are no pending or, to the Company's knowledge, threatened claims, lawsuits or arbitrations which have been asserted or instituted against the Pension Plans, Welfare Plans or Fringe Benefit Plans or any fiduciaries thereof with respect to their duties to the Pension Plans, Welfare Plans or Fringe Benefit Plans or the assets of any of the trusts under any Pension Plans, Welfare Plans or Fringe Benefit Plans. No representations or communications with respect to participation, eligibility for benefits, vesting, benefit accrual or coverage under the Pension Plans, Welfare Plans or Fringe Benefit Plans have been made to the Company's or Subsidiaries employees other than those which are in accordance with the terms of such Pension Plans, Welfare Plans or Fringe Benefit Plans in effect immediately prior to the Effective Time.

         (j) With respect to any Welfare Plan which is a "group health plan" as defined in Code section 4980B, the Company or Subsidiary in question has complied with the continuation coverage requirements of Code section 4980B for any periods prior to the Effective Time.

         (k) The Company has furnished to Merchants copies of all documents relating to the Pension Plans, Welfare Plans or Fringe Benefit Plans, including, but not limited to, the following: any service provider agreements, any investment management agreements, fiduciary insurance policies, fidelity bonds, rules, regulations or policies of the trustees or any committee thereunder, all of which are true and complete.

         (1) Since December 31, 1974, no fiduciary of the Pension Plans or Welfare Plans has engaged in any "prohibited transaction" (as defined in ERISA section 406 or Code section 4975) nor has any fiduciary breached any fiduciary responsibility, as described in Part 4 of Title I of ERISA with respect to such Pension Plans or Welfare Plans.

         (m) The Company has no knowledge of the occurrence of any event with respect to any Pension Plan which could result in a liability of the Company, any Subsidiary or any member of the Company's controlled group to the Pension Benefit Guaranty Corporation ("PBGC"), other than the timely payment of premiums pursuant to section 4007 of ERISA. All required PBGC premiums have been paid for the periods through the Effective Time.

         (n) Except as set forth in the Company's Disclosure Schedule at Section 2.10, no Welfare Plan or Fringe Benefit Plan provides any form of post-retirement health benefits to retired employees of the Company or any Subsidiary, other than benefits required to be provided pursuant to Code section 4980B.

         SECTION 2.11. EMPLOYMENT CONTRACTS; MATERIAL CONTRACTS. Except as set forth in the Company Disclosure Schedule at Section 2.11, neither the Company nor any Subsidiary is a party to or bound by (a) any employment or consulting contract that is not terminable without penalty by the Company or such Subsidiary on 60 days' or less notice, (b) any contract or commitment for capital expenditures in excess of $10,000.00 for any one (1) project, or (c) contracts or commitments for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement.

         SECTION 2.12. REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by the Company for inclusion in (a) the Registration Statement (as defined in Section 6.01), (b) the Proxy Statement/ Prospectus (as defined in Section 6.01), or (c) any other document to be filed with the Securities and Exchange Commission (the "SEC") or other regulatory authority in connection with the transactions contemplated hereby, at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and at the Effective Time, and with respect to the Proxy Statement/Prospectus, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. In the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, none of such information at the time of the Company's and Merchants' shareholders meeting (pursuant to Section 6.02) (the "Meetings") shall be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meetings.

         SECTION 2.13. TITLE TO PROPERTY. The Company Disclosure Schedule at
Section 2.13 correctly identifies all real property owned and leased by the Company and the Subsidiaries. The Company and each of the Subsidiaries has good and defensible title to all of their properties and assets, real and personal, tangible and intangible free and clear of all mortgage liens, and free and

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



clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as to not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole; and all leases pursuant to which the Company or any Subsidiary leases from others real or personal property including, without limitation, leases for branch offices are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or any Subsidiary has not taken adequate steps to prevent such a default from occurring). The Company's and each Subsidiary's buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted. None of the buildings, structures or appurtenances owned or leased by the Company or any Subsidiary for their operation or maintenance as now operated or maintained, contravenes any zoning ordinances or other administrative regulations (whether or not permitted because of prior non-conforming use) or violates any restrictive covenant or any provision of law, the effect of which would materially interfere with or prevent the continued use of such properties for the purposes for which they are now being used or would materially and adversely affect the value thereof.

         SECTION 2.14. COMPLIANCE WITH ENVIRONMENTAL LAWS.

         (a) The term "Company's Property" shall mean any real property and improvements currently owned, leased, used, operated or occupied by the Company or any Subsidiary, including properties acquired by foreclosure, properties which the Bank has a present right to acquire upon foreclosure and which are owned by customers of the Bank who have received written notification of default, or properties held or operated in a fiduciary or managerial capacity;

         (b) The term "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or Environmental Permit;

         (c) The term "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process wastewater or the disposal of solid or hazardous waste or otherwise relating to the environment or hazardous substances or employee health and safety.

         (d) The term "Environmental Permits" shall mean all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

         (e) The term "Hazardous Substances" shall mean all hazardous and toxic substances, wastes and materials; any pollutants or contaminants (including, without limitation, petroleum


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


products, asbestos and raw materials which include hazardous constituents); and any other similar substances or materials which are regulated under Environmental Laws.

         (f) The Environmental Permits (if any) are in full force and effect and, to the Company's knowledge, constitute all permits, licenses, approvals and consents relating to Environmental Laws or Hazardous Substances required for the conduct of the Company's and Subsidiaries, businesses and the use of the Company's Property (as presently conducted and used) in compliance with Environmental Laws.

         (g) The Company and the Subsidiaries have filed all reports, returns and other filings required to be filed with respect to the Company's Property under Environmental Laws and the Environmental Permits except where the failure to do so would not have a material adverse effect on the Company's or Subsidiaries, businesses or financial condition, taken as a whole.

         (h) Except as set forth in the Company's Disclosure Schedule at Section 2.14(h), to the Company's knowledge, the business of the Company and the Subsidiaries and the Company's Property have been and are being operated by the Company in accordance with all Environmental Laws and Environmental Permits and neither the Company nor any of the Subsidiaries has received any written notice nor does the Company or any of the Subsidiaries have knowledge that the Company's Property is not in material compliance with all Environmental Laws and Environmental Permits and no proceeding for the suspension, revocation or cancellation of any Environmental Permit is pending or, to Company's knowledge, threatened.

         (i) Except as set forth in the Company's Disclosure Schedule at Section 2.14(i), there are no actions pending, or to the Company's knowledge, threatened against the Company or any of the Subsidiaries (naming the Company or any Subsidiary), which in any case assert or allege (i) the Company or any Subsidiary (naming the Company or any Subsidiary) violated any Environmental Law or Environmental Permit or are in default with respect to any Environmental Permit or any order, writ, judgment, variance, award or decree of any government authority; (ii) the Company or any of the Subsidiaries is required to clean up or take remedial or other response action due to the disposal, discharge or other release of any Hazardous Substance on the Company's Property or elsewhere; or (iii) the Company or any of the Subsidiaries is required to contribute to the cost of any past, present or future cleanup or remedial or other response action which arises out of or is related to the disposal, discharge or other release of any Hazardous Substance by the Company, the Subsidiaries or others. The Company, the Subsidiaries, and the Company's Property are not subject to any judgment, stipulation, order, decree or agreement arising under Environmental Laws.

         (j) Except as set forth in the Company's Disclosure Schedule at Section 2.14(j), with respect to the period during which the Company or any of the Subsidiaries occupied the Company's Property (i) no Hazardous Substances have been treated, recycled or disposed of by the Company or any of the Subsidiaries (intentionally or unintentionally) on, under or at the Company's Property; (ii) there has been no release or threatened release by the Company or any of the Subsidiaries of any Hazardous Substance from the Company's Property; (iii) to the Company's knowledge, there have been no activities on the Company's Property which would subject Merchants, the Subsidiaries, or any subsequent occupier of the Company's Property to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or-common law theory of liability.

         SECTION 2.15. ABSENCE OF AGREEMENTS. Neither the Company nor any Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of the Company or any Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, the Company or any Subsidiary may carry on its business), or in any manner relates to its capital adequacy, its credit policies or its management nor has the Company or any Subsidiary been advised that any federal, state or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

         SECTION 2.16. TAXES. The Company and the Subsidiaries have timely filed all Tax Returns (as defined below) required to be filed by them, and the Company and the Subsidiaries have timely paid and discharged all Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment. To the best knowledge of the Company, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, charges, fees levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (a) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (b) customs duties, imposts, charges, levies or other similar assessments of any kind, and
(c) interest, penalties and additions to tax imposed with respect thereto, and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of the Company's knowledge, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional Taxes. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of any tax. There are no tax liens on any assets of the Company or any Subsidiary. Neither the Company nor any Subsidiary has received a ruling or entered into an agreement with the



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IRS or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole, after the Effective Time. The accruals and reserves for taxes reflected in the Company's Balance Sheet are adequate to cover all Taxes accruable by the Company and the Subsidiaries on a consolidated basis through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. Except as may be set forth in the Company Disclosure Schedule at Section 2.16, no agreements relating to allocating or sharing of Taxes exist between the Company and the Subsidiaries.

         SECTION 2.17. INSURANCE. Complete and correct copies of all material policies of fire, product or other liability, workers' compensation and other similar forms of insurance owned or held by the Company and the Subsidiaries have been delivered to Merchants. Subject to expirations and renewals of insurance policies in the ordinary course of business, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other-than retrospective premiums which may be payable with respect to workers' compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are and shall remain valid, outstanding and enforceable policies, and will not be terminated prior to the Effective Time. To the best knowledge of the Company, the insurance policies to which the Company or the Subsidiaries are parties are sufficient for compliance with all material requirements of law and all material agreements to which the Company or the Subsidiaries are parties and will be maintained by the Company and the Subsidiaries until the Effective Time. Neither the Company nor any Subsidiary has been refused any insurance with respect to any material assets or operations, nor has coverage been limited in any respect material to their operations by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last five (5) years.

         SECTION 2.18. ABSENCE OF ADVERSE AGREEMENTS. Neither the Company nor any Subsidiary is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may have a Material Adverse Effect on the financial condition, results or operations, assets, business or prospects of the Company or the Subsidiaries, taken as a whole.

         SECTION 2.19. INTERNAL CONTROLS AND RECORDS. The Company and each Subsidiary maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (a) in all material respects, executed in accordance with its management's general or specific authorization, and (b) recorded in conformity with generally accepted accounting principles. There is no amendment to any ending agreement, collateral document or security which is not fully reflected in the books and records of the Company or the Subsidiaries.

         SECTION 2.20. LOANS. Except as disclosed in the Company Disclosure Schedule at Section 2.20, (a) the Bank is not a party to any written or oral loan agreement, note or borrowing arrangement which has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company or the Subsidiaries or banking regulators; (b) neither the Company nor any Subsidiary is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director or executive officer of the Company or any Subsidiary, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (c) neither the Company nor any Subsidiary is a party to any written or oral loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority and which violation could have a material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

         SECTION 2.21. LABOR MATTERS.

         (a) The Company and the Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. (b) There is no unfair labor practice complaint against the Company or any Subsidiary pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting the Company or any Subsidiary; (d) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company or any Subsidiary; and (e) neither the Company nor any Subsidiary is experiencing any material work stoppage.

         SECTION 2.22. BROKERS. Except as set forth in the Company's Disclosure Schedule at Section 2.22, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Subsidiaries.

         SECTION 2.23. ACCOUNTING AND TAX MATTERS.

         (a) To the best knowledge of the Company, neither the Company nor any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Merchants from accounting for the business combinations to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

         (b) To the best knowledge of the Company, there is no plan or intention on the part of shareholders of the Company who will receive Merchants Common Stock to sell or otherwise dispose of an amount of Merchants Common Stock to be received in the Merger which would reduce their ownership of Merchants Common Stock to a number of shares having in the aggregate a value



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at the time of the Merger of less than fifty percent (50%) of the total value of the Company's Common Stock outstanding immediately prior to the Merger.

         SECTION 2.24. FULL DISCLOSURE. No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of the Company to Merchants in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         SECTION 2.25. VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of the Company's Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF MERCHANTS

         Except as set forth in the Disclosure Schedule attached hereto (the "Merchants Disclosure Schedule"), Merchants hereby represents and warrants to the Company that:

         SECTION 3.01. ORGANIZATION AND QUALIFICATION. Merchants is a bank holding company duly organized and validly existing under the laws of the State of Wisconsin. Merchants is registered with the Federal Reserve Board as a bank holding company under the BHCA. Merchants has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (the "Merchants Approvals") necessary to own, lease and operate its properties and to carry on its businesses as they are now being conducted, including appropriate authorizations from the Federal Reserve Board, except where the failure to be so organized and existing or to have such power, authority and Merchants Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Merchants taken as a whole. Merchants has not received any notice of proceedings relating to the revocation or modification of any such Merchants Approvals. Merchants is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Merchants.

         SECTION 3.02. ARTICLES OF INCORPORATION AND BYLAWS. Merchants has heretofore made available to the Company a complete and correct copy of its Articles of Incorporation and Bylaws, as amended or restated. Such Articles of Incorporation and Bylaws are in full force and effect. Merchants is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.


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         SECTION 3.03. CAPITALIZATION. The outstanding capital stock of
Merchants is, and the shares of Merchant's Common Stock to be issued pursuant to the Merger, when so issued, will be, duly authorized, validly issued, fully paid and non-assessable, (except as provided in section 180.0622(2)(b) of Wisconsin Business Corporation Law) fully registered under the Securities Act and have not, and will not have, been issued in violation of the preemptive rights of any person.

         SECTION 3.04. AUTHORITY. Merchants has have the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merchants and the consummation by Merchants of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Merchants and no other corporate proceedings on the part of Merchants are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Merchants Common Stock in accordance with Wisconsin law and Merchants' Articles of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by Merchants and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Merchants.

         SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) To the best knowledge of Merchants, the execution and delivery of this Agreement by Merchants does not, and the performance of this Agreement by Merchants shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Merchants, (ii) conflict with or violate any laws applicable to Merchants or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Merchants pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merchants is a party or by which Merchants or its properties are bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a material Adverse Effect on Merchants.

         (b) To the best knowledge of Merchants, the execution and delivery of this Agreement by Merchants does not, and the performance of this Agreement by Merchants shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements of the Securities Act, the Exchange Act, Blue Sky Laws, the BHCA, the WBL and the filing and recordation of appropriate merger or other documents as required by Wisconsin Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Merchants from performing its obligations under this Agreement, and would not have a Material Adverse Effect on Merchants.


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



         SECTION 3.06. COMPLIANCE; PERMITS. To the best knowledge of Merchants, Merchants is not in conflict with, or in default or violation of (a) any Law applicable to Merchants or by which its property is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merchants is a party or by which Merchants or any of its properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Merchants.

         SECTION 3.07. SECURITIES REPORTS; FINANCIAL STATEMENTS.

         (a) As of the date of this Agreement, Merchants has made available to the Company in the form filed with the SEC(i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995, 1996 and 1997, respectively,
(ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998, (iii) all definitive proxy statements relating to Merchants meetings of shareholders (whether annual or special) held since December 31, 1993, (iv) all Reports on Form 8-K filed by Merchants with the SEC since December 31, 1993, (v) all other reports or registration statements filed by Merchants with the SEC since December 31, 1993, and (vi) all amendments and supplements to all such reports and registration statements filed by Merchants with the SEC since December 31, 1993 (collectively, the "Merchants SEC Reports"). The Merchants' SEC Reports, including all Merchants SEC Reports filed after the date of this Agreement, (i) were or will be prepared in accordance with the requirements of applicable law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Merchants SEC Reports, including any SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Merchants and its subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         (c) Except as set forth on the consolidated balance sheet of Merchants and its subsidiaries as of December 31, 1997, including all notes thereto, neither Merchants nor its subsidiaries have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1997, that would not have a Material Adverse Effect on Merchants.

         SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Merchants SEC Reports filed prior to the date of this Agreement, since December 31, 1997, to the date of this Agreement, Merchants and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1997, there has not been
(a) any change in the financial condition, results of operations or business of Merchants or its subsidiaries having a Material Adverse Effect on Merchants or its subsidiaries, taken as a whole, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Merchants or its subsidiaries having a Material Adverse Effect on Merchants or its subsidiaries, taken as a whole, (c) any change by Merchants in its accounting methods, principles or practices, (d) any revaluation by Merchants of any of its material assets in any material respect, or (e) to the date of this Agreement, any entry by Merchants or any of its subsidiaries into any commitment or transactions material to Merchants or its subsidiaries, taken as a whole.

         SECTION 3.09. ABSENCE OF LITIGATION. Except as disclosed in the Merchants Disclosure Schedule at Section 3.09 and in the Merchants SEC Reports filed prior to the date of this Agreement, there is no claim, action, suit, litigation, proceeding, arbitration, investigation, or controversy of any kind affecting Merchants or. any of Merchants' subsidiaries pending or, to the knowledge of Merchants, threatened, except for matters which will not have, and cannot reasonably be expected to have, a material Adverse Effect on Merchants or its subsidiaries taken as a whole, and there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Merchant or any of Merchants' subsidiaries as a result of an examination by any bank regulatory authority.

         SECTION 3.10. REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by Merchants for inclusion in (a) the Registration Statement (as defined in Section 6.01) (b) the Proxy Statement/ Prospectus (as defined in Section 6.01), or (c) any other document to be filed with the SEC or other regulatory authority in connection with the transactions contemplated hereby, at the respective time such documents are filed and, in the case of the Registration Statement, when it becomes effective and at the Effective Time, and with respect to the Proxy Statement/Prospectus, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. In the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, none of such information at the time of the Meeting (as provided for in Section 6.02) shall be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents filed with the SEC or other regulatory authority by Merchants in connection with the Merger shall comply as to form in all material respects with the provisions of applicable law.

         SECTION 3.11. ABSENCE OF AGREEMENTS. Neither Merchants nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business

(including any contract containing covenants which limit the ability of Merchants or its subsidiaries to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or any method by which, Merchants or its subsidiaries may carry on their business (other than as may be required by Law or applicable regulatory authorities)), or in any manner relates to their capital adequacy, their credit policies or management, except for those the existence of which has been disclosed to the Company prior to the date of this Agreement, nor has Merchants or any of its subsidiaries been advised that any federal, state or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.


         SECTION 3.12. TAXES. Merchants and its subsidiaries have timely filed all Tax Returns required to be filed by them, and Merchants and its subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which Merchants is maintaining reserves adequate for their payment. To the best knowledge of Merchants, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits or administrative proceedings, court proceedings or otherwise, or, to the best of Merchants' knowledge, threatening to assert against Merchants or any of its subsidiaries any deficiency or claim for additional Taxes. Neither Merchants nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no tax liens on any assets of Merchants or any of its subsidiaries. Neither Merchants nor any of its subsidiaries has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect on Merchants or its subsidiaries, taken as a whole, after the Effective Time. The accruals and reserves for taxes reflected in the Merchants Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. Except as set forth in Merchants Disclosure Schedule, at Section 3.12, no agreements relating to allocating or sharing of Taxes exist among Merchants and its subsidiaries and no tax indemnities given by Merchants or its subsidiaries in connection with a sale of stock or assets remain in effect. Except as disclosed in the Merchants Disclosure Schedule at Section 3.12, neither Merchants nor any of its subsidiaries is required to include in income either (i) any amount in respect of any adjustment under Section 481 of the Code, or (ii) any installment sale gain. Neither Merchants nor any of its subsidiaries has made an election under Section 341(f) of the Code.

         SECTION 3.13. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Merchants.

         SECTION 3.14. ACCOUNTING AND TAX MATTERS. To the best knowledge of Merchants, neither Merchants nor any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Merchants from accounting for the business combinations to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

         SECTION 3.15. FULL DISCLOSURE. No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of Merchants to the Company in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it has been made, in order to make the statements herein or therein not misleading.

         SECTION 3.16. VOTE REQUIRED. The approval by the holders of a majority of the votes entitled to be cast by the holders of Merchants Common Stock to approve the Merger (including the issuance of shares of Merchants Common Stock in connection therewith) is the only vote of the holders of any class or series of the capital stock of Merchants required for any of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY


         SECTION 4.01. AFFIRMATIVE COVENANTS. The Company hereby covenants and agrees with Merchants that prior to the Effective Time, unless the prior written consent of Merchants shall have been obtained and except as otherwise contemplated herein, it will and/or it will cause each Subsidiary to:

         (a) operate its business only in the usual, regular and ordinary course consistent with past practices;

         (b) use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with customers;

         (c) use reasonable efforts to maintain and keep its properties in as good repair and condition as at present, ordinary wear and tear excepted;

         (d) use reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it;

         (e) perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

         (f) purchase and sell securities in accordance with the guidelines set forth on the Schedule at Section 4.01;

         (g) with respect to the Bank, maintain as of the date on which all of the conditions set forth in Article VII have been satisfied or waived and thereafter a loan loss reserve of not less than 1.2 percent of loans;

         (h) comply with and perform in all material respects all obligations and duties imposed upon it by all applicable laws;

         (i) obtain an independent audit of its financial statements for the year ended December 31, 1998;

         (j) fully expense as of the date on which all conditions set forth in
Article VII have been satisfied or waived all expenses (including fees) incurred in connection with the consummation of the transaction contemplated hereby.

         SECTION 4.02. NEGATIVE COVENANTS. Except as specifically contemplated by this Agreement, from the date of this Agreement until the Effective Time, the Company shall not do, or permit the Subsidiaries to do, without the prior written consent of Merchants, any of the following:

         (a) (i) grant any increase in compensation or grant any bonuses (incentive or special) to its employees as a class, or to its officers or directors, (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) which would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any employee benefit plan or make any adjustments pursuant to any employee benefit plan, or (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers, other than as is consistent with the normal severance policies of the Company and the Subsidiaries in effect on the date of this Agreement;

         (b) except as set forth on Schedule 4.02, declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock;

         (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation or bank, permit any other corporation or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any assets or stock of any corporation, bank or other business; (iv) liquidate, sell, dispose of, or encumber any assets or acquire

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



any assets, other than in the ordinary course of its business consistent with past practice; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

         (d) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or any rights, warrants or options to acquire, any such shares;

         (e) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any Subsidiary to take any such action, and the Company shall promptly notify Merchants orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters; provided, however, that nothing contained in this subsection (e) shall prohibit the Board of Directors of the Company from furnishing or permitting any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representative to furnish information to any party that requests information as to the Company and the Subsidiaries if (i) the Board of Directors of the Company, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to shareholders imposed by law and (ii) prior to furnishing such information to such party, the Company receives from such party an executed confidentiality agreement in reasonably customary form. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company or any
Subsidiary: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent or more of assets in a single transaction or series of transactions, excluding from the calculation of the percentage hereunder any such transactions undertaken in the ordinary course of business and consistent with past practice; (iii) any sale of ten percent or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock); (iv) any tender offer or exchange offer for ten percent or more of outstanding shares of capital stock; (v) any solicitation of proxies in opposition to approval by the Company's shareholders of the Merger; (vi) the filing of an acquisition application (or the giving of acquisition notice) whether in draft or final form under the BHCA or the Change in Bank Control Act with respect to the Company or the subsidiaries; (vii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock; or (viii) any public announcement of a proposal, plan or intention to do any of the foregoing;

         (f) propose or adopt any amendments to the corporate charter or Bylaws in any way materially adverse to Merchants;

         (g) except in their fiduciary capacities for the account of customers, purchase any shares of Merchants Common Stock;

         (h) change any of its methods of accounting in effect at December 31, 1997, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1997, except as may be required by law or generally accepted accounting principles;

         (i) change any lending, investment, liability management or other material policies concerning the business or operations of the Company or any Subsidiary in any material respect; organize any new subsidiaries or enter into any new non-banking line of business whether or not permissible under applicable Federal or state law, or make any material changes in its operations;

         (j) (i) incur or assume any material obligation or liability, including without limitation any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument and whether or not being incurred to reduce other existing liabilities, or make any loan (not including any loan renewal of a loan not then classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company, the Subsidiaries or banking regulators) or investment (excluding U.S. Treasury Securities) in an amount greater than $100,000, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingent or otherwise) for the obligations of any other person or entity;
(iii) mortgage, license, pledge or grant a security interest in any of its material assets or allow to exist any material lien thereon; except (A) for liabilities and obligations (including corporate debt issuances) incurred in the ordinary course of business consistent with past practices and in amounts not material to the Company or the Subsidiaries; and (B) as may be required under existing agreements to which the Company or any Subsidiary is a party; (iv) acquire assets (including equipment) or securities in excess of $25,000 in the aggregate (excluding loans to customers and investments permitted in (i) above;
(v) enter into any other contract or agreement involving annual payments by the Company or any Subsidiary or the other party or parties thereto in excess of $20,000; (vi) pay, discharge, or satisfy any debts or claims not in the ordinary course of business and consistent with past practices and in no event with a value in excess of $20,000 individually; (vii) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $25,000 or in any manner which would restrict in any material respect the operations or business of the Company or the Subsidiaries;
(viii) purchase any new financial product or instrument which involves entering into a contract with a term of six months or longer; or (ix) take any action or fail to take any action which individually or in the aggregate can be expected to have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole; or

         (k) agree in writing or otherwise to do any of the foregoing.

         SECTION 4.03.  INTENTIONALLY LEFT BLANK.

         SECTION 4.04.  ACCESS AND INFORMATION.

         (a) Upon reasonable notice, and without unreasonable disruption to the business carried on by the Company or the Subsidiaries, the Company shall (and shall cause the Subsidiaries to) afford to Merchants' officers, employees, accountants, legal counsel and other representatives access, during normal business hours, to all its properties, books, contracts, commitments and records. Prior to the Effective Time, the Company shall (and shall cause each Subsidiary to) furnish promptly to Merchants (i) a copy of each Company Report filed by it (to the extent permitted by Law) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHCA, any other federal or state banking laws or any other applicable laws promptly after such documents are available; (ii) the monthly consolidated financial statements of the Company and the Subsidiaries; (iii) the audited consolidated financial statements of the Company and the Subsidiaries for the year ended December 31, 1998; (iv) a summary of any action taken by the Board of Directors, or any committee thereof, of the Company and the Subsidiaries; (v) all other information concerning the business, properties and personnel of the Company or the Subsidiaries as Merchants may reasonably request.

         (b) Any information provided to Merchants by the Company or the Subsidiaries, whether prior to or subsequent to the date of this Agreement, shall be kept confidential by the representatives of Merchants (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that (i) it was already known to such representatives when received, (ii) it hereafter becomes lawfully obtainable from other sources, or (iii) it is required to be disclosed by Merchants in any document required to be filed with any government agency. Upon any termination of this Agreement pursuant to Section 8 hereof, Merchants agrees to promptly return all information and documents that it has obtained from the Company in connection herewith.

         SECTION 4.05. AFFILIATES; ACCOUNTING AND TAX TREATMENT. Within thirty
(30) days after the date of this Agreement, (a) the Company shall deliver to Merchants a letter identifying all persons who are then "affiliates" of the Company, including, without limitation, all directors and executive officers of the Company for purposes of Rule 145 promulgated under the Securities Act and
(b). the Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and required to cause the Merger to qualify for pooling-of-interests accounting treatment, and shall use reasonable efforts to obtain from each person identified in such letter a written agreement, substantially in the form attached hereto as Exhibit 4.05. The Company shall use reasonable efforts to obtain from any person who becomes an affiliate of the Company after the Company's delivery of the letter referred to above, and on or prior to the Effective Time, a written agreement substantially in the form attached hereto as Exhibit 4.05 as soon as practicable after attaining such status. The Company will use its best efforts to cause the Merger to


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


qualify for pooling-of-interests accounting treatment and as a reorganization under Section 368(a)(1) (A) of the Code.


         SECTION 4.06. EXPENSES.

         (a) Except as provided in Section 8.02, below, all Expenses (as described below) incurred by Merchants and the Company shall be borne solely and entirely by the party which has incurred the same, except that the parties shall share equally in the expense of printing and filing the Registration Statement and the Proxy Statement/Prospectus and all SEC and other regulatory filing fees incurred in connection herewith.

         (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

         SECTION 4.07. DELIVERY OF SHAREHOLDER LIST. The Company shall arrange to have its transfer agent deliver to Merchants or its designee, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of the shareholders of the Company, their holdings of stock as of the latest practicable date, and such other shareholder information as Merchants may reasonably request.


                                    ARTICLE V

                             COVENANTS OF MERCHANTS

         SECTION 5.01. AFFIRMATIVE COVENANTS. Merchants hereby covenants and agrees with the Company that prior to the Effective Time, unless the prior written consent of the Company shall have been obtained, and except as otherwise contemplated herein it will:

         (a) maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in Merchants' financial Statements applied on a consistent basis;

         (b) conduct its business in a manner that does not violate any law, except for possible violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Merchants or its subsidiaries, taken as a whole; and

         (c) will, to the best of its ability and in all material respects, (i) comply with applicable Blue Sky Laws and regulations, the Securities Act, and the Exchange Act, and (ii) remain qualified under the Exchange Act and the rules and regulations thereunder.

         SECTION 5.02. ACCESS AND INFORMATION.

         (a) After the date of this Agreement and prior to the Effective Time, upon reasonable notice, Merchants shall (and shall cause each of its subsidiaries to) furnish promptly to the Company (i) a copy of each Merchants SEC Report filed by it or received by it (to the extent permitted by law) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHCA, any other federal or state banking laws or any other applicable laws promptly after such documents are available, and (ii) all other information concerning the business, properties and personnel of Merchants or its subsidiaries as the Company may reasonably request.

         (b) Any information provided to the Company by Merchants whether prior to or subsequent to the date of this Agreement shall be kept confidential by the representatives of the Company (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that (i) it was already known to such representatives when received, (ii) it hereafter becomes lawfully obtainable from other sources, or (iii) it is required to be disclosed by the Company in any document required to be filed with the Company or any government authority or agency.

         SECTION 5.03. ACCOUNTING AND TAX TREATMENT. Merchants will use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment and as a reorganization under Section 368(a)(1)(A) of the Code.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.01. REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, Merchants shall prepare and file a registration statement on Form S-4 (the registration statement together with the amendments thereto are defined as the "Registration Statement" and the prospectus and proxy materials contained therein are defined as the "Proxy Statement/Prospectus") with the SEC covering the Merchants Common Stock to be issued in the Merger (subject to the immediately following sentence), with a view toward permitting the Registration Statement to become effective as soon as reasonably practicable. Merchants does not undertake to file post-effective amendments to Form S-4 or to file a separate registration statement to register the sale of Merchants Common Stock by affiliates of the Company pursuant to Rule 145 promulgated under the Securities Act. The Company will furnish to Merchants all information concerning the Company and the Subsidiaries required to be set forth in the Registration Statement and Merchants will provide the Company and its counsel the opportunity to review and approve such information as set forth in the Registration Statement and Proxy Statement/Prospectus. Merchants and the Company will each render to the other its full cooperation in preparing, filing, prosecuting the filing of, and amending the Registration Statement such that it comports at all times with the requirements of the Securities Act and the Exchange Act. Specifically, but without limitation, each will promptly advise the other if at any time before the Effective Time any information provided by it for inclusion in the Registration Statement appears to have been, or shall have become, incorrect or incomplete and will furnish the information necessary to correct such misstatement or omissions. As promptly as practicable after the effective date of the Registration Statement, the Company and Merchants will mail to their respective shareholders (a) the Proxy Statement/Prospectus, and (b) as promptly as practicable after approval thereof by Merchants and the Company, such other supplementary proxy materials as may be necessary to make the Proxy Statement/Prospectus comply with the requirements of the Securities Act and the Exchange Act. Except as provided above and except with the prior written consent of Merchants, the Company will not mail or otherwise furnish or publish to shareholders of the Company any proxy solicitation material or other material relating to the Merger that constitute a "prospectus" within the meaning of the Securities Act. Merchants shall also take any action required to be taken under any applicable Blue Sky Law in connection with the issuance of the shares of Merchants Common Stock to be issued as set forth in this Agreement and the Company and the Subsidiaries shall furnish all information concerning the Company and the Subsidiaries, and the holders of the Company's Common Stock and other assistance as Merchants may reasonably request in connection with such action.

         SECTION 6.02. MEETINGS OF THE SHAREHOLDERS. Each of Merchants and the Company shall: (a) cause a shareholders meeting to be duly called and held as soon as practicable to consider and vote upon the Merger and any related matters in accordance with the applicable provision of applicable law, (b) submit this Agreement to the shareholders together with a unanimous recommendation for approval by the respective Board of Directors of Merchants and the Company, (c) solicit the approval thereof by the shareholders of Merchants and the Company by mailing or delivering to each shareholder a combined Prospectus/Proxy Statement, and (d) use their best efforts to obtain the approval and adoption of the Merger by the requisite percentage of the respective shareholders.

         SECTION 6.03. APPROPRIATE ACTION; CONSENTS; FILINGS. The Company and Merchants shall use all reasonable efforts to (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement; (b) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby and thereby, including, without limitation, the Merger; and (c) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (i) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal and state securities law, (ii) any applicable federal or state banking laws and (iii) any other applicable law; provided that Merchants and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Merchants shall furnish all information required or any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement/Prospectus and the Registration statement) in connection with the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

         SECTION 6.04. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Merchants, and Merchants shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any failure of the Company or Merchants, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 6.05. PUBLIC ANNOUNCEMENTS. Merchants and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation and without mutual consent of both parties, except as may be required by law.

         SECTION 6.06. ENVIRONMENTAL MATTERS. In the event Merchants or its environmental consultants discover or determine the existence of any environmental condition (including, without limitation, a spill, discharge or contamination) the result of which may require investigative or remedial action pursuant to any federal, state, or local law, statute or regulation or may be the basis for the assertion of any third-party claims, including the claims of governmental entitles, Merchants shall promptly notify the Company thereof and the Company shall, at its sole cost and expense, proceed with due diligence to take reasonably appropriate action in response thereto.

         SECTION 6.07.  BREAK-UP FEE.

         (a) Provided that Merchants has not breached in any material respect its obligations under this Agreement, as a condition and inducement to Merchants' willingness to enter into and perform this Agreement, the Company shall pay Merchants a fee ("Break-Up Fee") equal to the lesser of 1.5% of the value of the Exchange Fund (as defined in Section 1.07(a) of this Agreement) or $400,000. The Break-Up Fee shall be payable by the Company to Merchants only if:

         (i) (A) The Board of Directors of the Company (1) shall have withdrawn, modified or amended in any respect its approval or recommendation of this Agreement or the transactions contemplated thereby, or (2) shall not at the appropriate time have recommended or shall have withdrawn, modified or amended in any respect its recommendation that its shareholders vote in favor of this Agreement, or (3) shall not have included such recommendation in the Proxy Statement/Prospectus or (B) the Board of Directors of the Company shall have resolved to do any of the foregoing; or

         (ii) the Company violates Section 4.02(e) hereof.

         (b) Provided that the Company has not breached in any material respect its obligations under this Agreement, as a condition to the Company's willingness to enter into and perform this Agreement, Merchants shall pay to the Company the Break-Up Fee in the amount set forth in paragraph (a) above if the Board of Directors of Merchants shall have taken action or resolved to take such action as described in subparagraph 6.07(a)(i) above.

         (c) The Break-Up Fee shall be paid within three (3) days subsequent to a termination of this Agreement and shall be considered liquidated damages and shall be payable in addition to any other damages, fees or expenses to which either party may be entitled pursuant to the terms of this Agreement or remedies at law or equity.


                                   ARTICLE VII

                              CONDITIONS OF MERGER


         SECTION 7.01. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of Merchants or the Company, threatened by the SEC. Merchants shall have received all other federal or state securities permits and other authorizations necessary to issue Merchants Common Stock in exchange for the Company Common Stock and to consummate the Merger.

                  (b) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the respective requisite vote of the shareholders of the Company and Merchants.

                  (c) Regulatory Approvals. The Agreement and the transactions contemplated therein shall have been approved by the Federal Reserve Board and the Department of Financial Institutions, which approval shall not contain any conditions which are not reasonably satisfactory to Merchants or the Company, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired.

                  (d) No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

         SECTION 7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF MERCHANTS. The obligation of Merchants to effect the Merger are also subject to the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be complete and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the Effective Time as though made at the Effective Time with the same force and effect as if made on and as of the Effective Time. Merchants shall have received a certificate of the Chief Executive Officer of the Company to that effect.

         (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

         (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company.

         (d) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by any governmental agency or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Company Common Stock into Merchants Common Stock pursuant to the Merger, or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Merchants or its subsidiaries of all or any portion of the business or assets of the Company or any of the Subsidiaries, which in either case is reasonably likely to have a Material Adverse Effect on either the Company or the Subsidiaries, taken as a whole, or Merchants or its subsidiaries, taken as a whole.

         (e) Opinion of Counsel. Merchants shall have received from Michael, Best & Friedrich or other independent counsel for the Company reasonably satisfactory to Merchants, an opinion dated the Effective Time, in form and substance reasonably satisfactory to Merchants, covering the matters set forth in Exhibit 7.02(e) hereto, which opinion shall be based on such assumptions and containing such qualifications and limitations as are appropriate and reasonably satisfactory to Merchants.

         (f) Tax Opinion. An opinion of independent counsel for Merchants, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Merchants and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement/Prospectus is first mailed to shareholders of the Company, shall have been delivered and shall not have been withdrawn or modified in any material respect.

         (g) No Material Adverse Change. Since the date of this Agreement (i) no event shall have occurred which has a Material Adverse Effect on the Company or its subsidiaries, and (ii) no condition, event, fact, circumstances or other occurrence shall have occurred that may reasonably be expected to have or result in such a Material Adverse Effect on the Company or its subsidiaries.

         (h) Pooling Opinions. Merchants shall have received an opinion from Ernst & Young LLP to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement,

         (i) Affiliate Agreements. Merchants shall have received from each person who is identified in the affiliate letter as an "affiliate" of the Company a signed affiliate agreement in the form attached hereto as Exhibit 4.05.

         (j) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable, to the Merger, by any federal or state governmental entity which, in connection with the grant of any regulatory approval, imposes any condition or restriction upon the Company or Merchants or their respective subsidiaries (or the Surviving Corporation or its subsidiaries after the Effective Time), including, without limitation, any requirement to raise additional capital, which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

         (k) Fractional Shares; Dissenters. The aggregate of (i) the fractional share interests in Merchants Common Stock to be paid in cash pursuant to Section
1.07 of this Agreement and (ii) the
shares of Merchants Common Stock that would be issuable by virtue of the Merger with respect to shares of the Company's Common Stock outstanding on the record date for the meeting of the Company's shareholders to consider the Merger that will not be converted into Merchants Common Stock due, directly or indirectly, to the exercise of dissenters' rights, if available under Wisconsin law, shall not be more than 10% of the maximum aggregate number of shares of Merchants Common Stock which could be issued as a result of the Merger.

         (l) Voting Agreement. Concurrently with the execution and delivery of this Agreement, Merchants and certain shareholders of the Company shall have executed and delivered the Voting Agreement in the form of Exhibit 7.02(l).

         (m) Comfort Letters. Merchants shall have received from Ernst & Young LLP "comfort letters" dated as of the date of mailing of the Joint Proxy Statement and the Closing Date, covering matters customary in transactions such as the Merger and in form and substance reasonably satisfactory to Merchants.

         SECTION 7.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of Merchants contained in this Agreement shall be complete and correct in all material respects (except that where any statement in a representation or warranty expressly includes a statement of materiality, such statement shall be true and correct in all respects) as of the Effective Time as though made on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time. The Company shall have received a certificate of the President of Merchants to that effect.

         (b) Agreements and Covenants. Merchants shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

         (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by Merchants for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Merchants.

         (d) Opinion of Counsel. The Company shall have received from Davis & Kuelthau, s.c. or other independent counsel for Merchants reasonably satisfactory to the Company, an opinion dated the Effective Time, in form and substance reasonably satisfactory to the Company, covering the matters set forth in Exhibit 7.03(d), which opinions shall be based on such assumptions and contains such qualifications and limitations as are appropriate and reasonably satisfactory to the Company.

         (e) Tax Opinion. An opinion of independent counsel for Merchants, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Merchants and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy/Statement/Prospectus is first mailed to shareholders of the Company, shall have been delivered and shall not have been withdrawn or modified in any material respect.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01. TERMINATION.

         (a) This Agreement may be terminated at any time prior to the Effective Time. whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or Merchants:

                   (i)  by mutual written consent of Merchants and the Company;

                   (ii) by Merchants or the Company (A) if there has been a breach in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have been breached in any respect) of any representation, warranty, covenant or agreement on the part of the Company, on the one hand, or Merchants, on the other hand, respectively, set forth in this Agreement, or (B) if any representation of warranty of the Company, on the one hand, or Merchants, on the other hand, respectively, shall be discovered to have become untrue in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have become untrue in any respect), in either case which breach or other condition has not been cured within 10 business days following receipt by the nonterminating party of notice of such breach or other condition, provided, however, this Agreement may not be terminated pursuant to this clause (ii) by the breaching party or party making any representation or warranty which shall have become untrue in any material respect.

                   (iii) by either Merchants or the Company if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable;

                   (iv) by either Merchants or the Company if the merger shall not have been consummated before December 31, 1999, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement.

                   (v) by either Merchants or the Company if the Federal Reserve Board or the Department of Financial Institutions has denied approval of the Merger and neither Merchants nor the Company has, within thirty (30) days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law;

             (vi) by either Merchants or the Company if any approval of the shareholders of Merchants or the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof.


         (b) In the event of termination and abandonment by any party as provided above, written notice shall forthwith be given to other party, which notice shall specifically describe the basis for such termination.

         SECTION 8.02. EFFECT OF TERMINATION.

         (a) If the merger is not consummated as the result of termination of this Agreement caused otherwise than by breach of a party hereto, the Company and Merchants each shall pay its own Expense (as defined in Section 4.06 above) and this Agreement shall immediately terminate, except as set forth in Section
9.01 hereof, and neither the Company nor Merchants shall have any liability under this Agreement for damages or otherwise.

         (b) If termination of this Agreement shall have been caused by breach of this Agreement by any party hereto, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have breached this Agreement shall promptly (but not later than five (5) business days after receipt of notice from the non-breaching party) pay the non-breaching party for its documented out-of-pocket expenses and fees incurred in connection with or related to the Merger.

         The foregoing subsections (a) and (b) of this Section 8.02 are in addition to and shall not limit the obligations of the parties pursuant to
Section 6.07 of this Agreement.

         SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company and Merchants, no amendment may be made which would change the amount or type of consideration into which each Share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.01. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I shall survive the Effective Time indefinitely and those set forth in Sections 4.04(b), 4.06, 5.02(b), 8.02 and Article IX hereof shall survive termination indefinitely.

         SECTION 9.02. DISCLOSURE SCHEDULES. The schedules and information set forth in the Disclosure Schedules specifically refer to the Section (and paragraph, if applicable) of this Agreement to which such schedule and information is responsive. The Disclosure schedules shall not vary, change or alter the literal meaning of the representations and warranties of the parties contained in this Agreement, other than creating exceptions thereto which are directly responsive to the language of the representations and warranties contained in this Agreement.

         SECTION 9.03. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following address (or at such other address for a party as shall be specified by like changes of address) and shall be effective upon receipt:

                   (a) If to Merchants:

                       Merchants & Manufacturers Bancorporation, Inc. 14100 West National Avenue
                       New Berlin, WI 53151
                       Telecopier: (414) 827-5614
                       Attention: Michael Murry

                       With a copy to:

                       Davis & Kuelthau, S.C.
                       111 East Kilbourn Avenue
                       Milwaukee, WI 53202
                       Telecopier: (414) 276-9369
                       Attention: Erich Mildenberg

                   (b) If to Company:

                   Pyramid Bancorp., Inc.
                   101 Falls Road
                   Grafton, WI 53024
                   Telecopier: (414)
                   Attention: Thomas Sheehan

                   With a copy to:

                   Michael, Best & Friedrich
                   100 East Wisconsin Avenue, Suite 3300
                   Milwaukee, WI 53202
                   Telecopier: (414) 277-0656
                   Attention: Frank J. Pelisek

         SECTION 9.04. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

         (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any subsidiary) has, directly or indirectly, an interest of 5% or more;

         (b) "beneficial owner" with respect to any Shares, means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warranties or options, or otherwise, or (B) the right to vote pursuant to any agreement , arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any Shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

         (c) 'business day" means any day other than a day on which banks in Wisconsin are required or authorized to be closed;

         (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise; and

         (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the "Exchange Act).

         SECTION 9.05. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.06. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.07. ENTIRE AGREEMENT. This Agreement together with the Disclosure Schedules and Exhibits hereto constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

         SECTION 9.08. ASSIGNMENT. This agreement shall not be assigned by operation of law or otherwise, except that Merchants may assign all or any of its rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder, and the assignee agrees to be bound by the terms and conditions of this Agreement including the requirement of conversion and delivery of shares of Merchants Common Stock pursuant to Section 1.06 hereof.

         SECTION 9.09. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under the applicable principles of conflicts of law.

         SECTION 9.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Merchants and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                  MERCHANTS & MANUFACTURERS
                                  BANCORPORATION, INC.

                                  By:     Michael J. Murry
                                       -----------------------------------------
                                       Name:  Michael J. Murry
                                       Title: Chairman of the Board of Directors


                                  PYRAMID BANCORP., INC.

                                  By:      Thomas Sheehan
                                       -----------------------------------------
                                       Name:  Thomas Sheehan
                                       Title: President and Chief Executive
                                              Officer

                                  EXHIBIT A-1





                          FIRST AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER

         This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "First Amendment") is made as of this 10th day of June, 1999 between Merchants and Manufacturers Bancorporation, Inc. ("Merchants") and Pyramid Bancorp., Inc. ("Company") and Merchants Merger Corp. ("Merger Corp.").

                                    RECITALS

         A. Merchants and the Company entered into an Agreement and Plan of Merger dated March 9, 1999 (the "Agreement").

         B. Merchants and the Company deem it to be in the interests of their respective organization and its shareholders to merge the Company into Merger Corp., a newly organized, wholly-owned subsidiary of Merchants.

         C. Merchants and the Company desire to amend the Agreement in accordance with the terms of this First Amendment to effect the intent and purpose of Recital B.

                                   AGREEMENTS

         In consideration of the recitals and the mutual covenants contained herein and in the Agreement, the parties agree as follows:

         1. The first paragraph of the Agreement is hereby amended to read as follows:

            AGREEMENT AND PLAN OF MERGER dated as of March 9, 1999 (the "Agreement"), among Merchants and Manufacturers Bancorporation, Inc., a Wisconsin corporation ("Merchants"), Merchants Merger Corporation, a Wisconsin corporation ("Merger Corp.") and Pyramid Bancorp., Inc., a Wisconsin corporation ("Company").

         2. The third recital of the Agreement is hereby amended to read as follows:

            WHEREAS, THE Company upon the terms and subject to the conditions of this Agreement and in accordance with the Wisconsin Business Corporation Act ("Wisconsin Law"), will merge with and into Merger Corp., a wholly owned subsidiary of Merchants (the "Merger"); and

         3. the fifth recital of the Agreement is hereby amended to read as follows:

            WHEREAS, THE BOARD OF Directors of the Company believes that the Merger with Merger Corp. will benefit the shareholders and employees of the Company and Subsidiaries; and





                                      A-1-1

         4. The seventh recital of the Agreement is hereby amended to read as follows:

            WHEREAS, THE Board of Directors of the Company has, subject to its fiduciary duties under applicable law, resolved to recommend approval of the Merger by the shareholders of the Company; and

         5. The eighth recital of the Agreement is hereby amended to read as follows:

            WHEREAS, Merger Corp. and the Company intend to effect a merger that qualifies for pooling-of-interests accounting treatment and as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"); and

         6. The NOW, THEREFORE clause of the Agreement is hereby amended to read as follows:

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, Merchants, Merger Corp. AND THE Company hereby agree as follows:

         7. Section 1.01 of the Agreement is hereby amended to read as follows:

            SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Wisconsin Law, at the Effective- Time (as defined in Section 1.02) the Company shall be merged with and into Merger Corp. As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Corp. shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         8. Section 1.02 (iii) of the Agreement is hereby amended to read as follows:

            (iii) The date of the shareholders' meeting of the Company to vote upon the Merger pursuant to Section 6.02; or

         9. Section 1.03 of the Agreement is hereby amended to read as follows:

            SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Wisconsin Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Corp. and the Company shall vest in the Surviving corporation, and all debts, liabilities and duties of Merger Corp. and the Company shall become the debts, liabilities and duties of the Surviving Corporation.






                                     A-1-2

         10. Section 1.04 of the Agreement is hereby amended to read as follows:

             SECTION 1.04. ARTICLES OF INCORPORATION AND BYLAWS. At the Effective Time, the Articles of Incorporation and the Bylaws of Merger Corp., as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation.

         11. Section 1.05 of the Agreement is hereby amended to read as follows:

             SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Merger Corp. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Corp. immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         12. Section 1.06 of the Agreement is hereby amended to read as follows:

             SECTION 1.06. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merchants, Merger Corp., the Company, or the holders of any of the following securities:

         13. Section 1.07(g) of the Agreement is hereby amended to read as follows:

             (g)   Liability. Neither Merchants, Merger Corp., nor the
         Company shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

         14. The first paragraph under Article II of the Agreement is hereby amended to read as follows:

             Except as set forth in the Disclosure Schedule attached hereto (the "Company Disclosure schedule"), the Company hereby represents and warrants to Merchants and Merger Corp. that:

         15. Section 3.01 of the Agreement is hereby amended to read as follows:

             SECTION 3.01. ORGANIZATION AND QUALIFICATION. Merchants is a bank holding company duly organized and validly existing under the laws of the State of Wisconsin. Merchants is registered with the Federal Reserve Board as a bank holding company under the BHCA. Merchants and Merger Corp. have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and




                                      A-1-3
         orders (the "Merchants Approvals") necessary to own, lease and operate their properties and to carry on their businesses as they are now being conducted, including appropriate authorizations from the Federal Reserve Board, except where the failure to be so organized and existing or to have such power, authority and Merchants Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Merchants or Merger Corp. taken as a whole. Merchants has not received any notice of proceedings relating to the revocation or modification of any such Merchants Approvals. Merchants and Merger Corp. are duly qualified or licensed as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of properties owned, leased or operated by them or the nature of their activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Merchants or Merger Corp.

         16. Section 3.02 of the Agreement is hereby amended to read as follows:

             SECTION 3.02. ARTICLES OF INCORPORATION AND BYLAWS. Merchants and Meger Corp. have heretofore made available to the Company a complete and correct copy of their Articles of Incorporation and Bylaws, as amended or restated. Such Articles of Incorporation and Bylaws are in full force and effect. Merchants or Merger Corp. is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

         17. Section 3.04 of the Agreement is hereby amended to read as follows:

             SECTION 3.04. AUTHORITY. Merchants and Merger Corp. have the requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merchants and Merger Corp. and the consummation by Merchants and Merger Corp. of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Merchants and Merger Corp. and no other corporate proceedings on the part of Merchants and Merger Corp. are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Merger Corp. Common Stock in accordance with Wisconsin law and Merger Corp.'s Articles of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by Merchants and Merger Corp. and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Merchants and Merger Corp.








                                     A-1-4

         18. Section 3.05(a) of the Agreement is hereby amended to read as follows:

             (a) To the best knowledge of Merchants, the execution and delivery of this Agreement by Merchants and Merger Corp. does not, and the performance of this Agreement by Merchants and Merger Corp. shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Merchants or Merger Corp., (ii) conflict with or violate any laws applicable to Merchants or Merger Corp. or by which their properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Merchants or Merger Corp. pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merchants or Merger Corp. is a party or by which Merchants or Merger Corp. or their properties are bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a material Adverse Effect on Merchants or Merger Corp.

         19. Section 3.05(b) of the Agreement is hereby amended to read as follows:

             (b) To the best knowledge of Merchants, the execution and delivery of this Agreement by Merchants and Merger Corp. does not, and the performance of this Agreement by Merchants and Merger Corp. shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements of the Securities Act, the Exchange Act, Blue Sky Laws, the BHCA, the WBL and the filing and recordation of appropriate merger or other documents as required by Wisconsin Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Merchants or Merger Corp. from performing its obligations under this Agreement, and would not have a Material Adverse Effect on Merchants or Merger Corp.

         20. Section 3.06 of the Agreement is hereby amended to read as follows:

             SECTION 3.06. COMPLIANCE; PERMITS. To the best knowledge of Merchants, neither Merchants nor Merger Corp. is in conflict with, or in default or violation of (a) any Law applicable to Merchants or Merger Corp. or by which their property is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merchants or Merger Corp. is a party or by which Merchants or Merger Corp. or any of their properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Merchants or Merger Corp.






                                     A-1-5

         21. Section 3.16 of the Agreement and Merchants Disclosure Schedule are hereby deleted.

         22. Section 4.01 of the Agreement is hereby amended to read as follows:

             SECTION 4.01. AFFIRMATIVE COVENANTS. The Company hereby covenants and agrees with Merchants and Merger Corp. that prior to the Effective Time, unless the prior written consent of Merchants shall have been obtained and except as otherwise contemplated herein, it will and/or it will cause each Subsidiary to:

         23. Section 5.01 of the Agreement is hereby amended to read as follows:

             SECTION 5.01. AFFIRMATIVE COVENANTS. Merchants hereby covenants and agrees with the Company that prior to the Effective Time, unless the prior written consent of the Company shall have been obtained, and except as otherwise contemplated herein it will and will cause Merger Corp. to:

         24. Section 6.01 of the Agreement is hereby amended to read as follows:

             SECTION 6.01. REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, Merchants shall prepare and file a registration statement on Form S-4 (the registration statement together with the amendments thereto are defined as the "Registration Statement" and the prospectus and proxy materials contained therein are defined as the "Proxy Statement/Prospectus") with the SEC covering the Merchants Common Stock to be issued in the Merger (subject to the immediately following sentence), with a view toward permitting the Registration Statement to become effective as soon as reasonably practicable. Merchants does not undertake to file post-effective amendments to Form S-4 or to file a separate registration statement to register the sale of Merchants Common Stock by affiliates of the Company pursuant to Rule 145 promulgated under the Securities Act. The Company will furnish to Merchants all information concerning the Company and the Subsidiaries required to be set forth in the Registration Statement and Merchants will provide the Company and its counsel the opportunity to review and approve such information as set forth in the Registration Statement and Proxy Statement/Prospectus. Merchants and the Company will each render to the other its full cooperation in preparing, filing, prosecuting the filing of, and amending the Registration Statement such that it comports at all times with the requirements of the Securities Act and the Exchange Act. Specifically, but without limitation, each will promptly advise the other if at any time before the Effective Time any information provided by it for inclusion in the Registration Statement appears to have been, or shall have become, incorrect or incomplete and will furnish the information necessary to correct such misstatement or omissions. As promptly as practicable after the effective date of the Registration Statement, the Company will mail to its shareholders (a) the Proxy Statement/Prospectus, and (b) as promptly as practicable after approval thereof by Merchants and the Company, such other supplementary






                                      A-1-6
         proxy materials as may be necessary to make the Proxy Statement/Prospectus comply with the requirements of the Securities Act and the Exchange Act. Except as provided above and except with the prior written consent of Merchants, the Company will not mail or otherwise furnish or publish to shareholders of the Company any proxy solicitation material or other material relating to the Merger that constitute a "prospectus" within the meaning of the Securities Act. Merchants shall also take any action required to be taken under any applicable Blue Sky Law in connection with the issuance of the shares of Merchants Common Stock to be issued as set forth in this Agreement and the Company and the Subsidiaries shall furnish all information concerning the Company and the Subsidiaries, and the holders of the Company's Common Stock and other assistance as Merchants may reasonably request in connection with such action.

         25. Section 6.02 of the Agreement is hereby amended to read as follows:

             SECTION 6.02. MEETING OF SHAREHOLDERS. The Company and its officers and directors shall: (a) cause a shareholders meeting to be duly called and held as soon as practicable to consider and vote upon the Merger and any related matters in accordance with the applicable provision of applicable law, (b) submit this Agreement to the shareholders together with a unanimous recommendation for approval by the Board of Directors of the Company, (c) solicit the approval thereof by the shareholders of the Company by mailing or delivering to each shareholder a combined Prospectus/Proxy Statement, and (d) use their best efforts to obtain the approval and adoption of the Merger by the requisite percentage of the Company's shareholders.

         26. Section 6.03 of the Agreement is hereby amended to read as follows:

             SECTION 6.03. APPROPRIATE ACTION; CONSENTS; FILINGS. The
         Company and Merchants and Merger Corp. shall use all reasonable efforts to (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement; (b) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby and thereby, including, without limitation, the Merger; and (c) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (i) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal and state securities law, (ii) any applicable federal or state banking laws and (iii) any other applicable law; provided that Merchants and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to





                                      A-1-7
         the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Merchants shall furnish all information required or any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement/Prospectus and the Registration statement) in connection with the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

         27. Section 7.01(b) of the Agreement is hereby amended to read as follows:

             (b) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company and Merger Corp.

         28. Section 7.02(f) of the Agreement is hereby amended to read as follows:

             (f) Tax Opinion. An opinion of independent counsel for Merchants, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Merchants, Merger Corp. and the Company will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement/Prospectus is first mailed to shareholders of the Company, shall have been delivered and shall not have been withdrawn or modified in any material respect.

         29. Section 7.02(m) of the Agreement is hereby amended to read as follows:

             (m) Comfort Letters. Merchants shall have received from Ernst
         & Young LLP "comfort letters" dated as of the date of mailing of the Proxy Statement/Prospectus and the Closing Date, covering matters customary in transactions such as the Merger and in form and substance reasonably satisfactory to Merchants.

         30. Section 7.03(b) of the Agreement is hereby amended to read as follows:

             (b) Agreements and Covenants. Merchants and Merger Corp. shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.







                                     A-1-8

         31. Section 7.03(c) of the Agreement is hereby amended to read as follows:

             (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by Merchants and Merger Corp. for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Merchants.

         32. Section 7.03(e) of the Agreement is hereby amended to read as follows:

             (e) Tax Opinion. An opinion of independent counsel for Merchants, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Merchants, Merger Corp. and the Company will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy/Statement/Prospectus is first mailed to shareholders of the Company, shall have been delivered and shall not have been withdrawn or modified in any material respect.

         33. Section 8.01(a) of the Agreement is hereby amended to read as follows:

             (a) This Agreement may be terminated at any time prior to the Effective Time. whether before or after approval of the matters presented in connection with the Merger by the shareholders of the
         Company:

         34. Section 8.01(a)(vi) of the Agreement is hereby amended to read as follows:

                 (vi) by either Merchants or the Company if the approval of the shareholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof.

         35. Section 8.03 of the Agreement is hereby amended to read as follows:

             SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which would change the amount or type of consideration into which each Share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.





                                      A-1-9

         36. Section 9.03(a) of the Agreement is hereby amended to read as follows:

                   (a)  If to Merchants or Merger Corp.:

                        Merchants & Manufacturers Bancorporation, Inc. 14100 West National Avenue
                        New Berlin, WI 53151
                        Telecopier: (414) 827-5614
                        Attention: Michael Murry

                        With a copy to:

                        Davis & Kuelthau, S.C.
                        111 East Kilbourn Avenue
                        Milwaukee, WI 53202
                        Telecopier: (414) 276-9369
                        Attention: Erich Mildenberg

         37. The execution clause of the Agreement is hereby amended by adding Merger Corp. as a signatory.

         38. All other provisions of the Agreement remain in full force and effect.

                                MERCHANTS AND MANUFACTURERS
                                BANCORPORATION, INC.

                                By:      Michael J. Murry
                                     -------------------------------------------
                                     Name:    Michael J. Murry
                                     Title:   Chairman of the Board of Directors

                                MERCHANTS MERGER CORP.

                                By:     Michael J. Murry
                                     -------------------------------------------
                                     Name:    Michael J. Murry
                                     Title:   President and Chief Executive
                                              Officer

                                PYRAMID BANCORP., INC.

                                By:      Thomas Sheehan
                                     -------------------------------------------
                                     Name:    Thomas Sheehan
                                     Title:   President and Chief Executive
                                              Officer






                                     A-1-10

         IN WITNESS WHEREOF, Merger Corp. has caused this Agreement to be executed as of the 10th day of June, 1999 by its duly authorized officer.

                                MERCHANTS MERGER CORP.

                                By:  /s/  Michael J. Murry
                                     -------------------------------------------
                                     Name:    Michael J. Murry
                                     Title:   President and Chief Executive
                                              Officer














                                     A-1-11

                                   EXHIBIT B

                                VOTING AGREEMENT


         THIS VOTING AGREEMENT (this "Agreement"), dated as of March 9, 1999, among the undersigned shareholders (the "Shareholders") of PYRAMID BANCORP., INC., a Wisconsin corporation (the "Company"), and MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., a Wisconsin corporation ("Merchants")

                                    RECITALS

         The Shareholders, the Company and Merchants acknowledge the following:

         A. Concurrent with the execution of this Agreement, the Company and Merchants have entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the business combination transaction contemplated therein pursuant to which the Company will merge with and into Merchants pursuant to the terms and conditions of the Merger Agreement ("Merger").

         B. Upon consummation of the Merger, the Shareholders will receive shares of Merchants Common Stock for each share of Company Common Stock, par value $1.00 per share (the "Company Common Stock"), owned by them.

         C. The Shareholders own the shares of Company Common Stock set forth opposite such Shareholder's respective names on Exhibit A hereto (such shares set forth on Exhibit A, and together with all shares of Company Common Stock subsequently acquired by any Shareholder during the term of this Agreement, being referred to as the "Shares").

         D. In order to induce Merchants to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Merchants in connection therewith, the Shareholders have agreed to enter into and perform this Voting Agreement.

                                   AGREEMENTS

         In consideration of the Recitals and the mutual agreements which follow, Shareholders, the Company and Merchants agree as follows:

         1. Agreement to Vote Shares. Each of the Shareholders shall vote or cause to be voted, or express a written consent with respect to, all of such Shareholder's Shares (a) in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto and (b) against any proposal for a Competing Transaction (as such term is defined in the Merger Agreement) at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto; provided, however, that the obligations under this paragraph
1 of those Shareholders
who are also directors of the Company are subject to any action such Shareholder/directors, after consultation with and based upon the written advice of their independent legal counsel, determine, in good faith, is required to comply with their respective fiduciary duties to shareholders imposed by law. As of the date hereof, such Shareholder/directors (a) intend to recommend approval of the Merger Agreement and Merger to the shareholders of the Company and (b) are aware of no facts or circumstances existing as of the date hereof that could cause or reasonably be expected to cause any such Shareholder/director to change such recommendation.

         2. No Voting Trusts. Each of the Shareholders agrees that such Shareholder will not, nor will such Shareholder permit any entity under such Shareholder's control to, deposit any of such Shareholder's Shares in a voting trust or subject any of their Shares to any agreement, arrangement or understanding with respect to the voting of such Shares inconsistent with this Agreement.

         3. Limitation on Sales. During the term of this Agreement, each Shareholder agrees not to sell, assign, transfer or dispose of any such Shareholder's Shares. Notwithstanding the foregoing, any Shareholder may, during the term of this Agreement, make gifts of Shares to the charitable organization of his or her choice or to members of his or her immediate family, provided any such charitable organization or family member agrees in writing to be bound to the terms of this Agreement.

         4. Purchase Right. Subject to the terms of this paragraph 4, the Shareholders hereby grant to Merchants the exclusive right ("Purchase Rights") to purchase any or all of such Shareholders' Shares for a price of $250 per share, payable in cash. The exercise of the Purchase Rights by Merchants, with respect to any amount of Shares that exceeds 5% of the outstanding voting stock of the Company is subject to the approval of the Board of Governors of the Federal Reserve System and any other necessary regulatory approvals. The Purchase Rights are exercisable at any time prior to the earlier of the Effective Time, as defined in the Merger Agreement, or the termination of the Merger Agreement and after (a) a material breach by the Company of the Merger Agreement; (b) a breach by a Shareholder of this Agreement; or (c) any similar events or circumstances that lead Merchants reasonably to believe that the Company is likely to materially breach the Merger Agreement.

         5. Shareholders' Representations. Each Shareholder severally represents that: (a) subject to the terms of paragraph 1, such Shareholder has the complete and unrestricted power and unqualified right to enter into and perform the terms of this Agreement; (b) this Agreement constitutes a valid and binding agreement with respect to such Shareholder, enforceable against such Shareholder in accordance with its terms; and (c) such Shareholder owns the number of Shares indicated opposite such Shareholder' s name on Exhibit A hereto, has the sole and unrestricted voting power with respect to such Shares and such Shares are all of the Shares directly or indirectly held by such Shareholder.

         6. Specific Performance and Remedies. The parties hereto acknowledge that it will be impossible to measure in money the damage to the other party(ies) if a party hereto fails to comply with the obligations imposed by this Agreement and that, in the event of such failure, the other party(ies) will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure. No party will oppose the granting of such relief on the basis that the other party(ies) have an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees o waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief. In addition to all other rights or remedies which any party hereto may have against any other party hereto who defaults in the performance of such party's obligations under the Agreement, such defaulting party shall be liable to the nondefaulting party for all litigation costs and attorneys' fees incurred by the nondefaulting party(ies) in connection with the enforcement of any of the nondefaulting party's rights or remedies against the defaulting party.

         7. Term of the Agreement; Termination. The term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earlier to occur of (a) the Effective Time (as defined in the Merger Agreement) and (b) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

         8. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         9. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                       If to Merchants:

                       Merchants and Manufacturers Bancorporation, Inc. 14100 West National Avenue
                       New Berlin, WI 53151
                       Telecopier:  (414) 827-5614
                       Attention: Michael Murry

                       With a copy to:

                       Davis & Kuelthau, S.C.
                       111 E. Kilbourn Avenue
                       Milwaukee, WI 53202
                       Telecopier: (414) 276-9369
                       Attention: Erich Mildenberg

         If to a Shareholder, to the address or telecopy number set forth for such Shareholder on the signature page hereof:

                       With a copy to:

                       Michael, Best & Friedrich
                       100 East Wisconsin Avenue
                       Suite 3300
                       Milwaukee, WI 53202
                       Telecopier: (414) 277-0656
                       Attention: Frank J. Pelisek

         10.      Miscellaneous.

                  (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Wisconsin, without reference to its conflicts of law principles.

                  (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be construed with the invalid or unenforceable provision deleted and the remainder of this Agreement shall not be affected.

                  (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (e) In the event any Shareholder acquires any additional Shares during the term of this Agreement, then such Shareholder agrees that the provisions of this Agreement shall apply to such additional Shares.

                  (f) This Agreement shall be binding upon and inure to the benefit of Merchants and its successors, and each Shareholder and Shareholder's spouse and their respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

By: Michael J. Murry
    ---------------------------
Its: CHAIRMAN
     --------------------------


SHAREHOLDERS:



/s/ Thomas J. Sheehan                        /s/ James Kacmarcik
-------------------------------              -----------------------------------
Name:    Thomas J. Sheehan                   Name:    James Kacmarcik
Address: 1964 W. Acorn Street                Address: N31 W7515 Cedar Pointe Ct.
         Grafton, WI 53024                            Cedarburg, WI 53012

/s/ Jerome T. Sarnowski                      /s/ Richard A. Kranitz
-------------------------------              -----------------------------------
Name:    Jerome T. Sarnowski                 Name:    Richard A. Kranitz
Address: W73 N740 Locust Avenue              Address: 1221 13th Avenue
         Cedarburg, WI 53012                          Grafton, WI 53024

/s/ Thomas N. Holton                         /s/ Richard L. Belling
-----------------------------                -----------------------------------
Name:    Thomas N. Holton                    Name:    Richard L. Belling
Address: 389 Horns Corners Road              Address: 100 Friendship Road
         Cedarburg, WI 53012                          Saukville, WI 53080

/s/ Thomas N. Holton, Pres.                  /s/ Bernice Sheehan
-----------------------------                -----------------------------------
Name:    Holton Brothers                     Name:    Bernice Sheehan
By:      Thomas N. Holton, Pres.             Address: 1964 W. Acorn Drive
Address: Grafton, WI 53024                            Grafton, WI 53024

/s/ Mary J. Kranitz                          /s/ Mary E. Belling
-----------------------------                -----------------------------------
Name:    Mary J. Kranitz                     Name:    Mary E. Belling
Address: 1221 13th Ave.                      Address: 100 Friendship Road
         Grafton, WI 53024                            Saukville, WI 53080

                                    EXHIBIT A


    Shareholder Name                                    Number of Shares Owned
    ----------------                                    ----------------------

Thomas J. and Bernice Sheehan                                    5,351
1964 W. Acorn Street
Grafton, WI 53024

Jerome T. or Caecilia K. Sarnowski                               1,050
W73 N740 Locust Avenue
Cedarburg, WI  53012

Thomas N. Holton/ Holton Bros. Inc.                              5,446
389 Horns Corners Road
Cedarburg, WI 53012

James Kacmarcik                                                    305
N31 W7515 Cedar Pointe Ct.
Cedarburg, WI 53012

Richard A. and Mary J. Kranitz                                     300
1221 13th Avenue
Grafton, WI 53024

Richard L. and Mary E. Belling                                     860
100 Friendship Road
Saukville, WI 53080

                                   EXHIBIT C

                 [MARSHALL FINANCIAL COUNSELING LLC LETTERHEAD]

                                             1999

Board of Directors
Pyramid Bancorp, Inc.
101 Falls Road
Grafton, WI 53024

Gentlemen:

Pyramid Bancorp, Inc. ("Pyramid") will enter into an Agreement and Plan of Merger (the "Agreement") with Merchants & Manufacturers Bancorp ("Merchants"). Pursuant to the Agreement, at the Effective Time (as defined in the Agreement), Pyramid shall be merged with and into a wholly owned subsidiary of Merchants and such subsidiary shall continue as the surviving corporation (the "Merger").

Pursuant to the Agreement, each share of common stock of Pyramid issued and outstanding immediately prior to the Effective Time (as defined in the Agreement) shall be converted into the right to receive (9) nine shares of Merchants common stock (the "Consideration") provided, however, that if the Daily Average Price (as defined in the Agreement) is less than $36 per share or greater than $44 per share, then Merchants and Pyramid will make a good faith effort to promptly renegotiate the ratio at which Merchants common stock would be exchanged for Pyramid common stock.

You have requested our opinion as to the fairness, from a financial point of view, of the Consideration to the holders of Pyramid's common stock.

Marshall Financial Consulting LLC ("Marshall"), as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

In conducting our investigation and analysis and arriving at our opinion herein, we have reviewed such information and taken into account such financial and economic factors, as we have deemed relevant under the circumstances. In that connection, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of Pyramid and Merchants furnished to us for purposes of our analysis, as well as publicly available information including but not limited to Pyramid's and Merchant's recent filings with the regulatory authorities; (ii) reviewed a draft of the Agreement; (iii) compared the historical market prices and trading activity of Merchants' Common Stock with those of certain other publicly traded companies we deemed relevant; (iv)

Pyramid Bancorp, Inc.
         , 1999
Page 2

compared the financial position and operating results of Pyramid and Merchants with those of other publicly traded companies we deemed relevant; (v) compared the proposed financial terms of the Merger with the financial terms of certain other business combinations involving banking institutions we deemed relevant; and (vi) reviewed certain potential pro forma effects of the Merger on Merchants. We have held discussions with members of Pyramid's and Merchants' respective senior management concerning Pyramids' and Merchants' historical and current financial condition and operating results, as well as the future prospects of Pyramid and Merchants, respectively. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of Pyramid. We have also considered such other information, financial studies, analysis and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to us by or on behalf of Pyramid and Merchants and have not been engaged to independently verify any such information. We have assumed, with your consent, (i) that all material assets and liabilities (contingent or otherwise, known or unknown) of Pyramid and Merchants are as set forth in their respective financial statements; (ii) the Merger will be accounted for under the pooling of interests method of accounting; (iii) the Merger will be consummated in accordance with the terms of the Agreement without any amendment thereto and without waiver of any condition; (iv) the prospective cost savings and revenue enhancements contemplated by management of both companies following the Merger will be realized; and (v) all shareholder and required regulatory approvals will be obtained in a timely manner. We have also assumed that the financial forecasts examined by us were reasonably prepared on bases reflecting the best available estimates and good faith judgments of Pyramid's and Merchants', respective senior Management as to future performance of Pyramid and Merchants, respectively. In conducting our review, we have not undertaken nor obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Pyramid and Merchants nor have we made a physical inspection of the properties or facilities of Pyramid or Merchants. Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and does not predict or take into account any changes which may occur, or information which may become available, after the date hereof. Furthermore, we express no opinion as to the price or trading range at which Merchants' common stock will trade following the date hereof.

Our opinion has been prepared at the request and for the information of the Board of Directors of Pyramid, and shall not be used for any other purpose or disclosed to any other party without the prior written consent of Marshall. This opinion does not address the relative merits of the Merger and any other potential transactions or business strategies considered by Pyramid's Board of Directors, and does not constitute a recommendation to any shareholder of Pyramid as to how

Pyramid Bancorp, Inc.
         , 1999
Page 3

any such shareholder should vote with respect to the Merger. Marshall will receive a fee for rendering this opinion. In the past, individuals involved in examinations leading to this opinion have provided investment banking and financial advisory services to Pyramid for which they received customary compensation.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of Pyramid common stock.

Very truly yours,

MARSHALL FINANCIAL CONSULTING LLC

Robert Marshall Leonhardt
Managing Director

RML:csh

                                   EXHIBIT D





                       SUBCHAPTER XIII DISSENTERS' RIGHTS

180.1301 DEFINITIONS.

In ss.180.1301 to 180.1331:


  (1) "Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.

  (1m) "Business combination" has the meaning given in 180.1130 (3).

  (2) "Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

  (3) "Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.

  (4) "Fair Value", with respect to a dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. "Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in s. 180.1130
(9)(a) 1. to 4.

  (5) "Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

  (6) "Issuer corporation" means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

  History: 1989a. 303; 1991 a. 16.

  180.1302 RIGHT TO DISSENT.

 (1) Except as provided in sub.(4) and s. 180.1008(3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

  (a) Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

  1. Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.

  2. The issuer corporation is a subsidiary that is merged with its parent under
s. 180.1104.

  (b) Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

  (c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

  1. A sale pursuant to court order.

  2. A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

  (d) Experts as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

  (2) Except as provided in sub. (4) and s. 180.1008 (3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

  (a) Alters or abolishes a preferential right of the shares.

  (b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

  (c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

  (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

  (e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

  (3) Notwithstanding sub. (1)(a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1)(d) or (2) or s. 180.1803, 180.1813 (1)(d) or (2)(b), 180.1815 (3) or
180.1829 (1)(c).

  (4) Except in a business combination or unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the national association of securities dealers, inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

  (5) Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

  History: 1989 a. 303; 1991 a. 16.

180.1303 DISSENT BY SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS.


  (1) A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.


  (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:


  (a) Submits to the corporation the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.


  (b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.


  History: 1989 a. 303.


180.1320 NOTICE OF DISSENTERS' RIGHTS.


  (1) If proposed corporate action creating dissenters' rights under s.
180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights under ss. 180.1301, 180.1331, and shall be accompanied by a copy of those sections.


  (2) If corporate action creating dissenters' rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 180.1322.


   History: 1989 a. 303.


180.1321 NOTICE OF INTENT TO DEMAND PAYMENT.


  (1) If proposed corporate action creating dissenters' rights under s.
180.1302 is submitted to a vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:


  (a) Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.


  (b) Not vote his or her shares in favor of the proposed action.


  (2) A shareholder or beneficial shareholder who fails to satisfy sub.(1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

  History: 1989 a. 303.

180.1322 DISSENTERS' NOTICE.

  (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

  (2) The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with
s. 180.0141 and shall include or have attached all of the following:

  (a) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

  (b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

  (c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.

  (d) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.

  (e) A copy of ss. 180.1301 to 180.1331.

  History: 1989 a. 303.

  180.1323 DUTY TO DEMAND PAYMENT.

  (1) A shareholder or beneficial shareholder who is sent a dissenters' notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

  (2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub.(1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

  (3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice, is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

  History: 1989 a. 303.

180.1324 RESTRICTIONS ON UNCERTIFICATED SHARES.

     (1) The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.

     (2) The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

     History: 1989 a.303.

180.1325 PAYMENT.

     (1) Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has completed with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (2) The payment shall be accompanied by all of the following:

     (a) The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

     (b) A statement of the corporation's estimate of the fair value of the shares.

     (c)  An explanation of how the interest was calculated.

     (d)  A statement of the dissenter's right to demand payment under s.
180.1328 if the dissenter is dissatisfied with the payment.

     (e)  A copy of ss. 180.1301 to 180.1331.

     History:  1989 a. 303.

180.1326 FAILURE TO TAKE ACTION.

     (1) If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s. 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under s. 180.1322 and repeat the payment demand procedure.

     History: 1989 a. 303.

180.1327 AFTER-ACQUIRED SHARES.

  (1) A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under s. 180.1322 (2) (c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.


  (2) To the extent that the corporation elects to withhold payment under sub.
(1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the offer.

  History: 1989 a. 303.

180.1328 PROCEDURE IF DISSENTER DISSATISFIED WITH PAYMENT OR OFFER.

  (1) A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

  (a) The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

  (b) The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

  (c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s.
180.1322 for demanding payment.

  (2) A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub.
(1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.

  History: 1989 a. 303.

180.1330 COURT ACTION.

  (1) If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  (2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

  (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

   (4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

   (5) Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

   (a) The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

   (b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter's notice under s. 180.1322 (2) (c), for which the corporation elected to withhold payment under s. 180.1327.

   History: 1989 a. 303.

180.1331 COURT COSTS AND COUNSEL FEES.

   (1) (a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

   (b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

   (2) The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

   (a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

   (b) Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

   (3) Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

   History: 1989 a. 303

                                   Exhibit E
                      PYRAMID BANCORP, INC. AND SUBSIDIARY

          MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

                             SELECTED FINANCIAL DATA
               (AMOUNTS IN THOUSANDS EXCEPT SHARE AND RATIO DATA)

                                                     As of and for the
                                                     six months ended                      As of and for the year ended
                                                         June 30,                                  December 31,
                                             ---------------------------------- ---------------------------------------------------
                                                  1999              1998             1998              1997             1996
                                             ---------------- ----------------- ---------------- ----------------- ----------------
                                                        (Unaudited)
Income statement data:
  Interest income                                    $ 3,794           $ 3,652          $ 7,472           $ 6,933          $ 6,503
  Interest expense                                     1,723             1,757            3,531             3,404            3,236
                                             ---------------- ----------------- ---------------- ----------------- ----------------
    Net interest income                                2,071             1,895            3,941             3,529            3,267
  Provision for loan losses                               36                12               64                35              145
  Other income                                           311               287              621               519              502
  Other expense                                        1,477             1,344            2,780             2,526            2,427
                                             ---------------- ----------------- ---------------- ----------------- ----------------
    Income before income taxes                           869               826            1,718             1,487            1,197
  Income tax expense                                     281               275              574               516              359
                                             ---------------- ----------------- ---------------- ----------------- ----------------
    Net income                                         $ 588             $ 551          $ 1,144             $ 971            $ 838
                                             ================ ================= ================ ================= ================

Per common share data:
  Net income per share
    Basic                                              $8.73             $8.78           $18.07            $15.55           $13.43
    Diluted                                            $8.62             $8.37            17.31             14.58            12.65
  Weighted average shares outstanding
    Basic                                             67,364            62,774           63,288            62,454           62,400
    Diluted                                           68,196            65,841           66,088            66,588           66,216
Cash dividends per share                               $2.00             $1.00            $2.00             $1.00               --
Balance sheet data:
  Total assets                                     $ 108,936          $ 97,829        $ 106,909          $ 95,007         $ 90,971
  Loans                                               62,045            54,844           61,663            54,556           52,215
  Allowance for loan losses                              754               686              716               676              671
  Total deposits                                      83,456            75,457           82,974            72,580           69,454
  Stockholders' equity                                 8,934             7,773            8,441             7,276            6,311

                         CHANGES IN FINANCIAL CONDITION

Total Company assets at year-end 1998 were $106.9 million. During 1998, assets increased by $11.9 million or 12.5%. The majority of this increase was in gross loans, which increased by $7.1 million or 13.0% to $61.6 million. The loan growth experienced was primarily due to increased residential and commercial loan activity in the Company primary market area.

Most of the increased loan balances were funded by an increase in total deposits. Total deposits increased from $72.6 million at December 31, 1997 to $83.0 million at December 31, 1998, an increase of $10.4 million, or 14.3%. Substantially all of the deposit growth occurred within the Company's primary market area. The majority of the deposit increase was in additional time deposits as well as savings and NOW accounts. Non deposit funding sources also increased in 1998. Total long-term borrowings consisting primarily of advances, collateral pledge and security agreements with the Federal Home Loan Bank (FHLB) increased $4.0 million or 84.6% in 1998.

Stockholders' equity increased by $1.2 million or 16.0% in 1998. This increase resulted from Company net income of $1.1 million; $128,000 from proceeds received in connection with the exercise of employee incentive stock options, and $21,000 in the change in unrealized gains on securities available-for-sale. The increase was partially offset by a $127,000 dividend paid to shareholders during the period.

Total securities increased by $4.0 million in 1998 mainly due to purchases of mortgage-backed securities. Cash and cash equivalents increased by $1.0 million in 1998; included in this increase is $3.0 million in additional Federal Funds Sold.

During the period from December 31, 1998 to June 30, 1999 total assets increased $2.0 million or 1.9%, from $106.9 million to $108.9 million; the majority of the growth was in investment securities available for sale, which increased $1.7 million. Total loans also increased by $382,000 during the six month period ended June 30, 1999.

Total deposits increased by $482,000 during the period from December 31, 1998 to June 30, 1999. The majority of the growth can be attributed to increases in savings and NOW accounts.

Stockholders' equity increased $493,000 from December 31, 1998 to June 30, 1999. The increase resulted from $588,000 of net income, $202,000 from proceeds received in connection with the exercise of employee incentive stock options and the remainder from the decline in the market value of securities categorized as available-for-sale. The increase was partially offset by a $135,000 dividend paid to shareholders during the period.

                          RESULTS OF OPERATIONS FOR THE
                SIX MONTHS ENDED JUNE 30, 1999 COMPARED WITH THE
                         SIX MONTHS ENDED JUNE 30, 1998

For the six months ended June 30, 1999, the Company's net income increased $37,000 or 6.7% over the same six-month period in 1998. Basic net income per share was $8.73 and $8.78 for the six-month periods ended June 30, 1999 and 1998, respectively. Diluted net income per share was $8.62 and $8.37 for the same periods. The decrease in basic earnings per share was due to the greater percentage increase in the number of shares outstanding in relation to net income.

Net interest income increased by $176,000, or 9.3%, to $2.1 million. An improved net interest margin from 4.16% for the six-month period ending June 30, 1998 to 4.29% for the six month period ended June 30, 1999 and an $8.6 million increase in average earning assets caused the increase.

The balance in the allowance for loan losses is based on management's evaluation of the loan portfolio. Management determines the adequacy of the allowance for loan losses based on past loan loss experience, current economic conditions, composition of the loan portfolio, and the potential for future loss. During the six month period ended June 30, 1999, there was $4,000 less in net charge-offs compared with the same period in 1998. Due to increases in the loan portfolio the provision for loan losses grew by $24,000 to $36,000 for the six-month period ended June 30, 1999. Management believes the allowance is adequate to absorb any current or future losses in the loan portfolio.

Other income increased by $24,000, or 8.3% for the first six months of 1999 compared to the first three months of 1998. This change was entirely due to an increase in service charges on deposit accounts.

Operating expenses increased from $1.35 million to $1.48 million, an increase of $132,000, or 9.8% for the first six months of 1999 compared to the same period in 1998. Salary and related benefit costs accounted for $71,000 of this increase. In addition, premises and equipment expense increased by $39,000.

Income tax expense increased by $6,100 in the first six months of 1999 compared with the same period in 1998 due to an increase in the before tax income.

                          RESULTS OF OPERATIONS FOR THE
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

Net income in 1998 totaled $1.1 million or an increase of $173,000 or 17.8% over the $971,000 earned in 1997. Net income in 1997 was $133,000 or 15.9% over the 1996 level of $838,000. On a per share basis, basic net income was $18.07, $15.55 and $13.43 for 1998, 1997 and 1996, respectively. Diluted net income per share was $17.31, $14.58, and $12.65 during the same three periods. The growth in net income was due largely to the growth in assets of the Company's subsidiary bank, increased fee income, and improved operating efficiencies. At December 31, 1998, 1997 and 1996, the total assets per employee were approximately $2.7 million, $2.5 million and $2.4 million, respectively.

Net interest income increased $412,000, or 11.7% to $3.9 million in 1998 compared to $3.5 million in 1997. The 1997 total represented an increase of $262,000, or 8.0% compared to 1996. The net interest margin for 1998 was 4.24% compared with 4.19% in 1997 and 4.27% in 1996. The margin has remained relatively constant even though competitive pressures and reduced market interest rates have produced lower loan rates as well as higher costs of retaining deposits. As the yield on earnings assets has declined from 8.25% in 1996, 8.10% in 1997 and 8.04% in 1998, the cost of funding those earning assets has decreased as well from 3.98% in 1996, 3.91% in 1997 and 3.80% in 1998. The level of earning assets increased by $4.6 million from 1996 to 1997 and by $12.4 million from 1997 to 1998.

The provision for loan losses was $64,000 for 1998, representing an increase of $29,000 or 82.9% over the $35,000 of loss provision charged to operations in 1997. The 1997 provision was $110,000 less than the $145,000 provision incurred in 1996. The increase in 1998 is principally a result of higher loan levels over the same period. The higher 1996 provision was due to $132,000 in net charge-offs recorded in the period. Due to the increase in loans outstanding, the percentage of the allowance for loan losses to total gross loans outstanding decreased from 1.29% to 1.24% from 1996 to 1997 and from 1.24% to 1.16% from 1997 to 1998. Even though the percentage of the loan loss allowance ratio has been declining management believes the allowance is adequate to absorb any current or future losses in the loan portfolio.

Other income consists primarily of deposit account service charges, gains on sales of loans and related fee income. Other income increased by $102,000 or 19.7% in 1998 compared to 1997 and by $17,000 or 3.4% in 1997 compared to 1996.

Other expenses increased $254,000 or 10.0% in 1998 compared to a $99,000 or 4.08% increase in 1997 over 1996 levels. Salary and related benefit expenses increased by $189,000 or 13.1% in 1998 due to an increase in the number of full time equivalent employees and also to an increase in base compensation and individual performance incentives. Similarly, salary and benefits increased by $98,000 or 7.3% from 1996 to 1997. Bank premises and equipment expenses increased by $51,000 or 14.6% in 1998 due partly to additional depreciation associated with fixed asset expenditures and higher utility costs. Similarly, bank premises and equipment increased by $37,000 or 11.9% from 1996 to 1997.

Income tax expense increased by $59,000 or 11.5% from 1997 to 1998 while the increase from 1996 to 1997 was $156,000 or 43.3%. These increases paralleled the percentage increase in income before taxes, which were 15.6% for 1997 to 1998 and 24.2% from 1996 to 1997. The effective income tax rate was 33.4%, 34.7% and 30.0% for 1998, 1997 and 1996, respectively.

                         LIQUIDITY AND CAPITAL RESOURCES

The concept of liquidity comprises the ability of an enterprise to maintain sufficient cash flow to meet its needs and obligations on a timely basis. Bank liquidity must be considered in terms of the nature and mix of the institution's sources and uses of funds. Bank liquidity is provided from several asset categories. The asset side of the balance sheet provides liquidity through maturities of investment securities and repayment and pay-offs of loans. Cash and amounts due from correspondent banks, interest bearing deposits in banks, investment securities available for sale and Federal Funds sold are primarily sources of asset liquidity. At December 31, 1998, these categories totaled approximately $34.6 million; these categories totaled approximately $35.9 million at June 30, 1999. The Company has no significant plans for major capital expenditures in 1999.

Management believes that, in the current economic environment, the Bank's liquidity position is adequate. There are no known trends, nor any known demands, commitments, events or uncertainties that will result or are reasonably likely to result in a material increase or decrease in the Bank's liquidity.

                              EFFECTS OF INFLATION

The Company's consolidated financial statements and notes thereto have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Company's operations. Unlike most industrial companies, nearly all of the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

                                    YEAR 2000

An issue affecting the Company is whether computer systems and applications will recognize and process the Year 2000 and beyond. The Company is currently in the final stages of the assessment, remediation and internal testing of the systems affected by this issue.

Management believes that it is devoting the necessary resources to timely address all Year 2000 issues over which it has control and all critical systems are scheduled to be Year 2000 compliant by mid 1999. The Company is also monitoring the adequacy of the process of its customers, suppliers and others will timely resolve their own Year 2000 compliance issues.

Costs related to the year 2000 issues are being expensed during the period in which they are incurred. The financial impact to the Company of implementing the systems changes necessary to become Year 2000 compliant has not and is not anticipated to be material to its business, operations, financial condition, liquidity and capital resources.

                         REGULATORY CAPITAL REQUIREMENTS

The Federal Reserve Board, the Company's primary regulator, has adopted risk-based capital regulations, which require the Company to maintain a risk-based capital/ratio of at least 8.0%. The Company's capital ratios and those of the Bank exceed the minimum ratios required by their respective regulators. The FDIC and the State of Wisconsin Department of Financial Institutions examine and regulate the Bank.

Management is not aware of any pending regulatory requirements or recommendations that, if enacted, would have a material adverse impact on the Company's capital, liquidity, or results of operations.

ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

For each period ended shown, the allowance for loan losses has been allocated to the following categories in amounts deemed reasonably necessary to provide for the possibility of losses being incurred within each category of loans at the dates indicated.


                                             December 31, 1998          December 31, 1997         December 31, 1996
                                                       Percent of                 Percent of                Percent of
                                                        loans in                   loans in                  loans in
                                           Allowance      each       Allowance       each       Allowance      each
                                           for loan     category      for loan     category     for loan     category
Balance at end of period applicable to:     losses      to total       losses      to total      losses      to total
                                                          loans                      loans                     loans
----------------------------------------- ------------ ------------ ------------- ------------ ------------ ------------
                                                                     (Amounts in thousands)
Commercial  and  commercial  real estate
    loans                                        $329        46.0%          $292        43.2%         $457        68.1%
Real estate - mortgage                            281        39.2            292        43.2           154        23.0
Installment and other loans                       106        14.8             92        13.6            60         8.9
                                          ------------ ------------ ------------- ------------ ------------ ------------
                                                 $716       100.0%          $676       100.0%         $671       100.0%
                                          ============ ============ ============= ============ ============ ============

SUMMARY OF LOAN LOSS EXPERIENCE

                                                                       As of and for the year ended December 31,
                                                                      1998                1997               1996
                                                                ------------------ ------------------- ------------------
                                                                                 (Amounts in thousands)
Loan balance at year end                                                  $61,663             $54,556            $52,215
                                                                ------------------ ------------------- ------------------
Balance of allowance for loan losses at beginning of period                   676                 671                658
Loans charged off:
    Commercial loans                                                           21                  21                136
    Real estate - mortgage loans                                               --                  --                 --
    Installments and other loans                                               15                  15                  2
                                                                ------------------ ------------------- ------------------
Total loans charged off                                                        36                  36                138
Recoveries of loans previously charged off:
    Commercial loans                                                            5                   4                  5
    Real estate - mortgage loans                                               --                  --                 --
    Installments and other loans                                                7                   2                  1
                                                                ------------------ ------------------- ------------------
Total recoveries                                                               12                   6                  6
Net loans charged off                                                          24                  30                132
Additions to allowance for loan losses charged to operating
    expense                                                                    64                  35                145
                                                                ------------------ ------------------- ------------------
Balance of allowance for loan losses at end of period                        $716                $676               $671
                                                                ================== =================== ==================
Ratios:
Net charge-offs to loans outstanding at period end                          0.04%               0.05%              0.25%
Net charge-offs to total allowance                                          3.35%               4.44%              1.97%
Allowance to year end gross loans outstanding                               1.16%               1.24%              1.29%

LOAN COMPOSITION

The following table summarizes the loan composition at the end of each period.

                                                 December 31,
                                            1998              1997
                                       ---------------- -----------------
                                            (Amounts in thousands)
  Commercial                                   $16,344           $14,260
  Agricultural production                           11                19
  Real Estate:
    Construction                                 4,341             4,055
    Commercial                                  15,018            15,308
    Agricultural                                   141               120
    Residential                                 23,003            18,235
  Installment and consumer                       2,673             2,404
  Municipal loans                                  132               155
                                       ---------------- -----------------
                                                61,663            54,556
  Less: allowance for loan losses                  716               676
                                       ---------------- -----------------
  Loans, net                                   $60,947           $53,880
                                       ================ =================

LOAN MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES AS OF DECEMBER 31, 1998


                                                         Loan maturities (Amounts in thousands)
                                                                 After 1
                                                                through 5
                                           1 Year or less        years         After 5 years         Total
                                          ----------------- ---------------- ----------------- ----------------
Commercial real estate                              $4,505           $8,410            $2,103          $15,018
Commercial                                           7,518            7,518             1,308           16,344
                                          ----------------- ---------------- ----------------- ----------------
     Total                                         $12,023          $15,928            $3,411          $31,362
                                          ================= ================ ================= ================
Amount over one year with:
     Fixed rates                                                                                       $18,179
                                                                                               ================
     Floating or adjustable rates                                                                      $ 1,160
                                                                                               ================

PAST DUE AND NONPERFORMING LOANS

The following table reflects as of the period ended the aggregate amounts of loans past due and nonperforming.


                                                                      December 31,
                                                        1998              1997             1996
                                                   ---------------- ----------------- ----------------
                                                                 (Amounts in thousands)
Nonaccrual loans                                              $505              $576             $611
Loans contractually past due over 90 days                       --                --               --
Restructured loans                                              --                --               --
                                                   ---------------- ----------------- ----------------
     Total                                                    $505              $576             $611
                                                   ================ ================= ================

If interest on the nonaccrual loans had been accrued, such income would have approximated $16,333, $18,209 and $8,861 for the years ended December 31, 1998, 1997 and 1996.

Loans are normally placed on non-accrual status when they become contractually past due 90 days or more as to interest or principal payments. Previously accrued and uncollected interest on such loans is reversed, and income is recorded only to the extent that interest payments are substantially received in cash and a determination has been made that the principal balance of the loan is collectible. If collectibility of the principal is in doubt, payments received are applied to loan principal.

                              PYRAMID BANCORP, INC.
                                 AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS
                        AND INDEPENDENT AUDITOR'S REPORT

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                         INDEX TO FINANCIAL STATEMENTS
                     PYRAMID BANCORP., INC. AND SUBSIDIARY


                                                                           PAGE
                                                                           ----
Independent Auditor's Report                                                 E-9

Consolidated Balance Sheets as of
     December 31, 1998 and 1997                                             E-10

Consolidated Statements of Income for the
     years ended December 31, 1998 and 1997                                 E-11

Consolidated Statements of Changes in
     Stockholders Equity for the years ended
     December 31, 1998 and 1997                                             E-12

Consolidated Statements of Cash Flows for the
     years ended December 31, 1998 and 1997                                 E-13

Notes to Consolidated Financial Statements                                  E-14

Unaudited Consolidated Balance Sheet as of
     June 30, 1999                                                          E-34

Unaudited Consolidated Statements of Income for
     the six months ended June 30, 1999 and 1998                            E-35

Unaudited Consolidated Statements of Cash Flow
     for the six months ended June 30, 1999 and 1998                        E-36

Notes to Unaudited Consolidated Financial Statements
     as of June 30, 1999 and 1998                                           E-37

[VIRCHOW, KRAUSE & COMPANY, LLP LOGO]


[VIRCHOW, KRAUSE & COMPANY, LLP LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT




Board of Directors
Pyramid Bancorp, Inc. and Subsidiary
Grafton, Wisconsin

We have audited the accompanying consolidated balance sheets of Pyramid Bancorp, Inc. and Subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pyramid Bancorp, Inc. and Subsidiary at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                         VIRCHOW, KRAUSE & COMPANY, LLP

                         /s/ Virchow, Krause & Company LLP



Brookfield, Wisconsin
February 3, 1999

PYRAMID BANCORP, INC. AND SUBSIDIARY


CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1998 AND 1997

-------------------------------------------------------------------------------------------------------------------

ASSETS                                                                                  1998             1997
-------------------------------------------------------------------------------------------------------------------
   Cash and due from banks (Note B)                                            $         3,565,417 $     3,920,628
   Interest-bearing deposits in banks                                                    4,967,333       6,593,734
   Federal funds sold                                                                    3,000,000               -
   Available for sale securities at fair value (Note C)                                 23,065,083      19,340,514
   Held to maturity securities, fair value $7,148,968 and
      $6,782,324 in 1998 and 1997 respectively (Note D)                                  6,958,430       6,668,500
   Loans, less allowance for loan losses of $716,040 and $675,988
      in 1998 and 1997 respectively (Notes E, F, G and N)                               60,946,563      53,880,201
   Mortgage loans held for sale                                                                  -          50,000
   Cash surrender value of life insurance                                                1,386,729       1,312,401
   Office buildings and equipment, net (Note H)                                          1,369,030       1,372,705
   Accrued interest receivable and other assets (Note L)                                 1,650,029       1,868,696
                                                                               ------------------------------------

              TOTAL ASSETS                                                     $       106,908,614 $    95,007,379
                                                                               ====================================
LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------------------------------------------
LIABILITIES:
   Deposits: (Note I)
      Demand deposits                                                          $        15,150,123 $    14,562,827
      Savings and NOW                                                                   46,531,194      41,261,719
      Other Time                                                                        21,292,890      16,755,416
                                                                               ------------------------------------
              TOTAL DEPOSITS                                                            82,974,207      72,579,962
   Short-term borrowings (Note J)                                                        5,322,821       9,152,062
   Long-term borrowings (Note K)                                                         8,750,000       4,740,000
   Accrued interest payable and other liabilities (Notes L and P)                        1,420,339       1,259,419
                                                                               ------------------------------------
              TOTAL LIABILITIES                                                         98,467,367      87,731,443
                                                                               ------------------------------------

COMMITMENTS AND CONTINGENCIES (Note M)

STOCKHOLDERS' EQUITY:
   Common stock, $1 par value; 125,000 shares authorized; and 64,735 and 62,600 shares issued and outstanding
      in 1998 and 1997 respectively                                                         64,735          62,600
   Surplus                                                                               3,466,481       3,340,516
   Retained earnings (Notes R and S)                                                     4,831,579       3,815,026
                                                                               ------------------------------------
                                                                                         8,362,795       7,218,142
   Accumulated other comprehensive income                                                   78,452          57,794
                                                                               ------------------------------------
              TOTAL STOCKHOLDERS' EQUITY                                                 8,441,247       7,275,936
                                                                               ------------------------------------

              TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $       106,908,614 $    95,007,379
                                                                               ====================================

See Notes to Consolidated Financial Statements.

PYRAMID BANCORP, INC. AND SUBSIDIARY


CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                                          1998            1997
                                                                                  ---------------------------------
INTEREST INCOME:
   Interest and fees on loans (Note E)                                            $      5,420,365  $    4,928,411
   Interest on investment securities:
      Taxable                                                                            1,270,479       1,242,267
      Tax-exempt                                                                           285,839         194,889
   Interest on federal funds sold                                                          127,986         209,672
   Interest on deposits with banks                                                         367,338         357,280
                                                                                  ---------------------------------
              TOTAL INTEREST INCOME                                                      7,472,007       6,932,519
                                                                                  ---------------------------------
INTEREST EXPENSE:
   Interest on deposits (Note I)                                                         2,713,444       2,556,589
   Interest on short-term borrowings (Note J)                                              461,519         553,828
   Interest on long-term borrowings (Note K)                                               356,147         293,123
                                                                                  ---------------------------------
              TOTAL INTEREST EXPENSE                                                     3,531,110       3,403,540
                                                                                  ---------------------------------

              NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                       3,940,897       3,528,979
Provision for loan losses (Note G)                                                          64,000          35,000
                                                                                  ---------------------------------
              NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                        3,876,897       3,493,979
                                                                                 ---------------------------------
NONINTEREST INCOME:
   Service fees                                                                            337,393         305,507
   Gains on sale of loans                                                                  102,374          34,999
   Other income                                                                            181,517         178,507
                                                                                  ---------------------------------
              TOTAL NONINTEREST INCOME                                                     621,284         519,013
                                                                                  ---------------------------------
NONINTEREST EXPENSES:
   Salary                                                                                1,262,220       1,136,531
   Employee benefits (Note P)                                                              373,718         310,819
   Occupancy expense                                                                       189,408         173,772
   Furniture and equipment                                                                 208,749         173,627
   Data processing                                                                         248,279         241,262
   Other expense                                                                           497,575         490,436
                                                                                  ---------------------------------
              TOTAL NONINTEREST EXPENSES                                                 2,779,949       2,526,447
                                                                                  ---------------------------------

              INCOME BEFORE INCOME TAX EXPENSE                                           1,718,232       1,486,545
Income tax expense (Note L)                                                                574,459         515,384
                                                                                  ---------------------------------

              NET INCOME                                                          $      1,143,773  $      971,161
                                                                                  =================================

              BASIC EARNINGS PER SHARE                                            $          18.07  $        15.55
                                                                                  =================================

              DILUTED EARNINGS PER SHARE                                          $          17.31  $        14.58
                                                                                  =================================

              WEIGHTED AVERAGE NUMBER OF SHARES                                             63,288          62,454
                                                                                  =================================

See Notes to Consolidated Financial Statements.

PYRAMID BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES
 IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1998  AND 1997
--------------------------------------------------------------------------------

                                                                                              Accumulated
                                                                                                 Other
                                                   Common                      Retained      Comprehensive
                                                   stock        Surplus        earnings          income           Total
                                              ------------------------------------------------------------------------------
BALANCES, December 31, 1996                   $       62,400 $   3,328,716  $   2,906,465  $       13,353     $  6,310,934
                                                                                                            ----------------
    Net income - 1997                                      -             -        971,161               -          971,161
   Change in net unrealized gain (loss) on
      available for sale securities, net of
      reclassification adjustment and
      tax effect                                           -             -              -          44,441           44,441
                                                                                                            ----------------
          Total comprehensive income                                                                             1,015,602
                                                                                                            ----------------
   Cash dividends paid - $1.00 per share                   -             -        (62,600)              -          (62,600)
   Exercise of stock options                             200        11,800              -               -           12,000
                                              ------------------------------------------------------------------------------

BALANCES, December 31, 1997                           62,600     3,340,516      3,815,026          57,794        7,275,936
                                                                                                            ----------------
   Net income - 1998                                       -             -      1,143,773               -        1,143,773
   Change in net unrealized gain (loss) on
      available for sale securities, net of
      reclassification adjustment and
      tax effect                                           -             -              -          20,658           20,658
                                                                                                            ----------------
          Total comprehensive income                                                                             1,164,431
                                                                                                            ----------------
   Cash dividends paid; $2.00 per share                    -             -       (127,220)              -         (127,220)
   Exercise of stock options                           2,135       125,965              -               -          128,100
                                              ------------------------------------------------------------------------------

BALANCES, December 31, 1998                   $       64,735 $   3,466,481  $   4,831,579  $       78,452    $   8,441,247
                                              ==============================================================================



See Notes to Consolidated Financial Statements.

PYRAMID BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                                       1998             1997
                                                                              -------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                 $       1,143,773  $        971,161
                                                                              -------------------------------------
   Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation                                                                    225,817           204,301
        Provision for loan losses                                                        64,000            35,000
        Provision (benefit) for deferred taxes                                          (54,056)          (59,215)
        Amortization and accretion of bond premiums and discounts, net                   60,830            39,741
        Gains on sales of mortgage loans held for sale                                 (102,374)          (34,999)
        Net decrease in mortgage loans held for sale                                    152,374           261,567
        Increase in cash surrender value of life insurance                              (74,328)          (71,806)
        Amortization of intangibles and organization expense                             70,695            70,695
        Decrease in accrued interest receivable and other assets                        202,025           309,683
        Increase in accrued interest payable and other liabilities                      150,291           198,797
                                                                              -------------------------------------
              TOTAL ADJUSTMENTS                                                         695,274           953,764
                                                                              -------------------------------------
              NET CASH PROVIDED BY OPERATING ACTIVITIES                               1,839,047         1,924,925
                                                                              -------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Net decrease (increase) in interest bearing deposit with banks                     1,626,401        (1,329,936)
   Net increase in federal funds sold                                                (3,000,000)
   Proceeds from sales, maturities and repayments of securities                      11,532,054         8,401,505
   Purchase of securities                                                           (15,576,093)      (13,589,705)
   Net decrease in loans                                                             (7,130,362)       (2,370,779)
   Purchases of office buildings and equipment                                         (222,142)         (195,328)
                                                                              -------------------------------------
              NET CASH USED IN INVESTING ACTIVITIES                                 (12,770,142)       (9,084,243)
                                                                              -------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in deposits                                                          10,394,245         3,126,022
   Net increase (decrease) in securities sold under repurchase agreements            (2,737,826)          325,950
   Proceeds from Federal Home Loan Bank advances                                      5,750,000         1,000,000
   Net decrease in other borrowings                                                  (1,091,415)         (150,702)
   Payment on Federal Home Loan Bank advances                                        (1,740,000)       (1,450,000)
   Proceeds from exercise of stock options                                              128,100            12,000
   Payment of dividends                                                                (127,220)          (62,600)
                                                                              -------------------------------------
              NET CASH PROVIDED BY FINANCING ACTIVITIES                              10,575,884         2,800,670
                                                                              -------------------------------------

              DECREASE IN CASH AND DUE FROM BANKS                                      (355,211)       (4,358,648)
CASH AND DUE FROM BANKS, beginning of year                                            3,920,628         8,279,276
                                                                              -------------------------------------

CASH AND DUE FROM BANKS, end of year                                          $       3,565,417  $      3,920,628
                                                                              =====================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
      Interest                                                                $       3,427,881  $      3,456,893
                                                                              =====================================
      Income taxes                                                            $         726,000  $        520,264
                                                                              =====================================
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Net change in unrealized gain on available for sale securities             $          20,658  $         44,441
                                                                              =====================================

See Notes to Consolidated Financial Statements.

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.   CONSOLIDATION:
The consolidated financial statements of Pyramid Bancorp, Inc. include the accounts of its wholly owned subsidiary, Grafton State Bank. Grafton State Bank includes the accounts of its wholly owned subsidiary, GSB Investments, Inc. The consolidated financial statements have been prepared in conformity with generally accepted accounting principles and conform to general practices within the banking industry. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.


2.   NATURE OF BANKING ACTIVITIES:
The consolidated income of Pyramid Bancorp, Inc. is principally from income of its wholly owned subsidiary. The subsidiary Bank grants commercial, residential and consumer loans, accepts deposits and provides trust services to customers in southeastern Wisconsin. The subsidiary Bank is subject to competition from other financial institutions and non-financial institutions providing financial products. Additionally, the Company and the subsidiary Bank are subject to the regulations of certain regulatory agencies and undergo periodic examination by those regulatory agencies.

3.   BASIS OF FINANCIAL STATEMENT PRESENTATION:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

4.   CASH AND CASH EQUIVALENTS:
For purposes of reporting cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "cash and due from banks."

The subsidiary Banks maintain amounts due from banks which, at times, may exceed federally insured limits. The subsidiary Banks have not experienced any losses in such accounts.

5.   AVAILABLE FOR SALE SECURITIES:

Securities classified as available for sale are those debt securities that the subsidiary Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the subsidiary Bank's assets and liabilities, liquidity needs, regulatory capital consideration and other similar factors. Securities classified as available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

6.   HELD TO MATURITY SECURITIES:
Securities classified as held to maturity are those debt securities the subsidiary Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost, adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. The sale of a security within three months of its maturity date or after collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

7.   MORTGAGE LOANS HELD FOR SALE:
Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income. All sales are made without recourse. The subsidiary Bank also services loans that have been sold with servicing retained by the subsidiary Bank. Such loans are not included in the accompanying consolidated balance sheet.

8.   LOANS:
Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the amount of unpaid principal, reduced by the allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The accrual of interest income on impaired loans is discontinued when, in the opinion of management, there is reasonable doubt as to the borrower's ability to meet payment of interest or principal when they become due. When the interest accrual is discontinued, all unpaid accrued interest is reversed. Cash collections on impaired loans are credited to the loan receivable balance, and no interest income is recognized on those loans until the principal balance is current. Accrual of interest is generally resumed when the customer is current on all principal and interest payments and has been paying on a timely basis for a period of time.

9.   ALLOWANCE FOR LOAN LOSSES:
The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. The allowance for loan losses is adequate to cover probable credit losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. In accordance with FASB Statements 5 and 114, the allowance is provided for losses that have been incurred as of the balance sheet date. The allowance is based on past events and current economic conditions, and does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement.

In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the subsidiary Bank to make additions to the allowance for loan losses based on their judgments of collectability based on information available to them at the time of their examination.

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

10.  OFFICE BUILDINGS AND EQUIPMENT:
Depreciable assets are stated at cost less accumulated depreciation. Provisions for depreciation are computed on straight-line and accelerated methods over the estimated useful lives of the assets, which range from 15 to 50 years for buildings and 3 to 15 years for equipment.

11.  OTHER REAL ESTATE OWNED:
Other real estate owned, acquired through partial or total satisfaction of loans is carried at the lower of cost or fair value less cost to sell. At the date of acquisition losses are charged to the allowance for loan losses. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

12.  OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS:
In the ordinary course of business, the subsidiary Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

13.  PROFIT-SHARING PLAN:
The Company has a contributory 401(k) profit-sharing plan in which contributions are made in accordance with specified formulas or at the discretion of the Board of Directors of the Company. The Plan covers substantially all employees.

14.  INCOME TAXES:
The Company files a consolidated federal income tax return and individual subsidiary state income tax returns. Accordingly, amounts equal to tax benefits of those companies having taxable federal losses or credits are reimbursed by the other companies that incur federal tax liabilities.

Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The differences relate principally to the reserve for loan losses, nonaccrual loan income, fixed assets, deferred compensation and unrealized gains and losses on available for sale securities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

15.  EARNINGS PER SHARE:
Basic earnings per share are based on the Company's weighted average number of shares outstanding during the year. Diluted earnings per share is computed assuming stock options are exercised at the beginning of each year and the proceeds are used to purchase shares of the Company's common stock at the average market price during the year.

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

16.  TRUST ASSETS AND FEES:
Property held for customers in fiduciary or agency capacities is not included in the accompanying balance sheets, since such items are not assets of the Company. In accordance with established industry practice, income from trust fees is reported on the cash basis. Reporting of trust fees on an accrual basis would have no material effect on reported income.

17.  FAIR VALUE OF FINANCIAL INSTRUMENTS:
Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

         CARRYING AMOUNTS APPROXIMATE FAIR VALUES FOR THE FOLLOWING INSTRUMENTS:

           Cash and due from banks
           Federal funds sold
           Interest-bearing deposits in banks
           Short-term borrowings
           Accrued interest receivable
           Accrued interest payable
           Variable rate loans that reprice frequently where no
               significant change in credit risk has occurred
           Mortgage loans held for sale
           Demand deposits
           Variable rate money market accounts
           Variable rate certificate of deposit
           Available for sale securities
           Cash surrender value of life insurance

         QUOTED MARKET PRICES:

         Where available, or if not available, based on quoted market prices of comparable instruments for the following instrument:

           Held to maturity securities

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

17.  FAIR VALUE OF FINANCIAL INSTRUMENTS: (continued)

           DISCOUNTED CASH FLOWS:

           Using interest rates currently being offered on instruments with similar terms and with similar credit quality:

                All loans except variable rate loans described above Fixed rate certificates of deposit
                Long-term borrowings

           QUOTED FEES CURRENTLY BEING CHARGED FOR SIMILAR INSTRUMENTS:

           Taking into account the remaining terms of the agreements and the counterparties' credit standing:

                Off-balance-sheet instruments:
                    Guarantees
                    Letters of credit
                    Lending commitments

Since the majority of the Company's off-balance-sheet instruments consists of nonfee-producing, variable rate commitments, the Company had determined it does not have a distinguishable fair value.

NOTE B.   CASH AND DUE FROM BANKS

The Company's bank subsidiary is required to maintain certain vault cash and reserve balances with the Federal Reserve Bank based upon a percentage of deposits. These requirements approximated $439,000 and $434,000 at December 31, 1998 and 1997 respectively.

NOTE C.   AVAILABLE FOR SALE SECURITIES

Amortized costs and fair values of available for sale securities as of December 31, 1998 and 1997 are summarized as follows:


                                                                           December 31, 1998
                                                   ----------------------------------------------------------------
                                                                         Gross          Gross
                                                       Amortized       unrealized     unrealized         Fair
                                                          cost           gains          losses          value
                                                   ----------------------------------------------------------------
U.S. Treasury securities                           $      5,734,289  $      36,733  $       2,833  $     5,768,189
Obligations of other U.S. Government
   agencies and corporations                                554,115            286            --           554,401
Corporate securities                                         41,002             69            --            41,071
Obligations of states and political
   subdivisions                                             125,000          1,363            --           126,363
                                                   ----------------------------------------------------------------
                                                          6,454,406         38,451          2,833        6,490,024
Mortgage-backed securities                               15,648,848        116,330         33,083       15,732,095
Federal Home Loan Bank stock                                430,000           --              --           430,000
Federated Money Market fund                                 411,814           --              --           411,814
Bankers' Bank stock                                           1,150           --              --             1,150
                                                   ----------------------------------------------------------------

                                                   $     22,946,218  $     154,781  $      35,916  $    23,065,083
                                                   ================================================================

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE C.  AVAILABLE FOR SALE SECURITIES (continued)

                                                                           December 31, 1997
                                                   ----------------------------------------------------------------
                                                                         Gross          Gross
                                                       Amortized       unrealized     unrealized         Fair
                                                          cost           gains          losses          value
                                                   ----------------------------------------------------------------
U.S. Treasury securities                           $      5,410,759  $      14,095  $         239  $     5,424,615
Obligations of other U.S. Government
   agencies and corporations                              1,350,000            660            --         1,350,660
Corporate securities                                         80,058            260            --            80,318
Obligations of states and political
   subdivisions                                             125,000            875            --           125,875
                                                   ----------------------------------------------------------------
                                                          6,965,817         15,890            239        6,981,468
Mortgage-backed securities                               11,837,322         97,382         25,457       11,909,247
Federal Home Loan Bank stock                                271,000           --              --           271,000
Federated Money Market fund                                 177,649           --              --           177,649
Bankers' Bank stock                                           1,150           --              --             1,150
                                                   ----------------------------------------------------------------

                                                   $     19,252,938  $     113,272  $      25,696  $    19,340,514
                                                   ================================================================

The amortized costs and fair value of available for sale securities as of December 31, 1998 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities in mortgage-backed securities, equity securities and mutual funds since the anticipated maturities are not readily determinable. Therefore, these securities are not included in the maturity categories in the following maturity summary:


                                                      December 31, 1998
                                             ----------------------------------
                                                  Amortized          Fair
                                                     cost           value
                                             ----------------------------------
Due in one year or less                      $       2,953,088 $     2,969,439
Due after one year through 5 years                   3,156,201       3,175,113
Due after 5 years through 10 years                     255,000         255,000
Due after 10 years                                      90,117          90,472
                                             ----------------------------------

                                             $       6,454,406 $     6,490,024
                                             ==================================

Available for sale securities with an amortized cost of $10,665,864 and $12,322,521 as of December 31, 1998 and 1997 respectively were pledged as collateral on public deposits and for other purposes as required or permitted by law.

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE D. HELD TO MATURITY SECURITIES
Amortized costs and fair values of held to maturity securities as of December 31, 1998 and 1997 are summarized as follows:

                                                                            December 31, 1998
                                                    ---------------------------------------------------------------
                                                                           Gross          Gross
                                                         Amortized      unrealized     unrealized        Fair
                                                            cost           gains         losses          value
                                                    ---------------------------------------------------------------
Obligations of states and political subdivisions      $     5,793,676 $      187,190 $        1,229 $    5,979,637
Mortgage-backed securities                                  1,164,754          5,998          1,421      1,169,331
                                                    ---------------------------------------------------------------

                                                      $     6,958,430 $      193,188 $        2,650 $    7,148,968
                                                    ===============================================================


                                                                            December 31, 1997
                                                    ---------------------------------------------------------------
                                                                           Gross          Gross
                                                         Amortized      unrealized     unrealized        Fair
                                                            cost           gains         losses          value
                                                    ---------------------------------------------------------------
Obligations of other U.S. Government
   agencies and corporations                          $       200,000  $        --     $        500  $     199,500
Obligations of states and
   political subdivisions                                   4,390,600        115,522            --       4,506,122
                                                    ---------------------------------------------------------------
                                                            4,590,600        115,522            500      4,705,622
Mortgage-backed securities                                  2,077,900          9,176         10,374      2,076,702
                                                    ---------------------------------------------------------------

                                                      $     6,668,500 $      124,698   $     10,874  $   6,782,324
                                                    ===============================================================

The amortized costs and fair value of securities held to maturity as of December 31, 1998 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities in mortgage-backed securities, equity securities and mutual funds since the anticipated maturities are not readily determinable. Therefore, these securities are not included in the maturity categories in the following maturity summary:


                                                              December 31, 1998
                                                     ----------------------------------
                                                          Amortized          Fair
                                                             cost           value
                                                     ----------------------------------
Due in one year or less                                $       330,151 $       331,636
Due after one year through 5 years                             925,214         970,200
Due after 5 years through 10 years                           2,959,385       3,069,768
Due after 10 years                                           1,578,926       1,608,033
                                                     ----------------------------------

                                                       $     5,793,676 $     5,979,637
                                                     ==================================

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE E.   LOANS

Major classifications of loans are as follows:

                                                                                            December 31,
                                                                                -----------------------------------
                                                                                        1998             1997
                                                                                -----------------------------------
Commercial                                                                       $     16,343,671 $     14,259,976
Agricultural production                                                                    11,281           18,540
Real estate:
   Construction                                                                         4,340,535        4,055,194
   Commercial                                                                          15,017,517       15,307,816
   Agricultural                                                                           141,209          120,499
   Residential                                                                         23,003,256       18,234,151
Installment and consumer                                                                2,672,721        2,404,050
Municipal loans                                                                           132,413          155,963
                                                                                -----------------------------------
                                                                                       61,662,603       54,556,189
Allowance for loan losses                                                                 716,040          675,988
                                                                                -----------------------------------

              NET LOANS                                                          $     60,946,563 $     53,880,201
                                                                                ===================================

Impairment of loans having a recorded investment at December 31, 1998 of $504,535 and $576,310 at December 31, 1997 has been recognized in conformity with FASB Statement No. 114 as amended by FASB Statement No. 118. The average recorded investment in impaired loans during 1998 and 1997 was $625,884 and $689,400 respectively. The total allowance for loan losses related to these loans was $75,680 and $57,631 on December 31, 1998 and 1997 respectively. Interest income on impaired loans of $16,333 and $18,209 was recognized for cash payments received in 1998 and 1997 respectively.

Certain directors, executive officers, and principal shareholders of the Company and their related interests, had loans outstanding in the aggregate amounts of $599,442 and $513,553 at December 31, 1998 and 1997 respectively. During 1998, $209,123 of new loans were made and repayments totaled $123,234. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and did not involve more than normal risks of collectability or present other unfavorable features.


NOTE F.   LOAN SERVICING

The unpaid principal balance of mortgage loans serviced for others, which are not included on the consolidated balance sheets, was $67,665,576 and $58,288,587 at December 31, 1998 and 1997 respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing and included in demand deposits were approximately $51,779 and $44,461 at December 31, 1998 and 1997 respectively.

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE G. ALLOWANCE FOR LOAN LOSSES


The allowance for loan losses reflected in the consolidated financial statements represents the allowance available to absorb loan losses. An analysis of changes in the allowance is presented in the following tabulation:

                                                                                               December 31,
                                                                                     ------------------------------
                                                                                            1998          1997
                                                                                     ------------------------------
BALANCE, beginning of year                                                           $     675,988 $      670,873
   Charge-offs, net                                                                        (23,948)       (29,885)
   Provision charged to operations                                                          64,000         35,000
                                                                                     ------------------------------

BALANCE, end of year                                                                 $     716,040 $      675,988
                                                                                     ==============================

NOTE H.   OFFICE BUILDINGS AND EQUIPMENT

Office buildings and equipment are stated at cost less accumulated depreciation and are summarized as follows:

                                                                                             December 31,
                                                                                  ---------------------------------
                                                                                         1998             1997
                                                                                  ---------------------------------
Land and land improvements                                                        $         63,018  $       63,018
Buildings and improvements                                                               2,181,816       2,181,816
Furniture and equipment                                                                  2,342,090       2,119,948
                                                                                  ---------------------------------
                                                                                         4,586,924       4,364,782
   Less accumulated depreciation                                                         3,217,894       2,992,077
                                                                                  ---------------------------------

              TOTAL OFFICE BUILDINGS AND EQUIPMENT                                $      1,369,030  $    1,372,705
                                                                                  =================================

Depreciation expense amounted to $225,817 in 1998 and $204,301 in 1997.

NOTE I.   DEPOSITS

The aggregate amount of other Time deposits (including CD's), each with a minimum denomination of $100,000, was approximately $4,775,532 and $1,769,695 in 1998 and 1997 respectively.

At December 31, 1998, the scheduled maturities of other Time deposits are as follows:

   1999                                               $     17,397,268
   2000                                                      2,795,363
   2001                                                      1,013,197
   2002                                                          4,470
   2003                                                         82,592
                                                      -----------------

                                                      $     21,292,890
                                                      =================

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE J.   SHORT-TERM BORROWINGS

Short-term borrowings consisted of the following:

                                                                                             December 31,
                                                                                  ---------------------------------
                                                                                          1998            1997
                                                                                  ---------------------------------
Securities sold under repurchase agreements                                       $      4,809,135  $    7,546,961
Treasury tax and loan                                                                      213,686         805,101
Note payable - bank                                                                        300,000         800,000
                                                                                  ---------------------------------

              TOTAL SHORT-TERM BORROWINGS                                          $     5,322,821  $    9,152,062
                                                                                   ================================


The Company entered into a note with Marshall & Ilsley Bank with interest paid quarterly at 6.5% in 1998 and 7.28% in 1997, principal due October 31, 1999.

Securities sold under repurchase agreements generally mature within one to 120 days from the transaction date. Information concerning securities sold under repurchase agreements is summarized as follows:

                                                                                             December 31,
                                                                                 ----------------------------------
                                                                                         1998            1997
                                                                                 ----------------------------------
Average balance during the year                                                  $       7,747,004 $     6,293,793
Average interest rate during the year                                                         4.91%           5.10%
Maximum month-end balance during the year                                        $      11,577,245 $    11,478,501
Securities underlying the agreements at year-end:
   Carrying value                                                                $       4,808,235 $     7,399,000
   Estimated fair value                                                          $       4,821,000 $     7,405,154



Interest expense on short-term borrowing consists of:

                                                                                               December 31,
                                                                                      -----------------------------
                                                                                            1998          1997
                                                                                      -----------------------------
Federal funds purchased                                                               $        5,269 $       1,526
Securities sold under repurchase agreements                                                  391,911       450,336
Treasury tax and loan                                                                         19,052        17,722
Note payable - bank                                                                           45,287        84,244
                                                                                      -----------------------------

                                                                                      $      461,519 $     553,828
                                                                                      =============================


PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE K.   LONG-TERM BORROWINGS
Long-term borrowing consists of:

                                                                December 31,
                                                     ---------------------------------
                                                             1998            1997
                                                     ---------------------------------
Federal Home Loan Bank                               $      8,600,000  $    4,450,000
Unsecured promissory note                                     150,000         290,000
                                                     ---------------------------------

              TOTAL LONG-TERM BORROWINGS             $      8,750,000  $    4,740,000
                                                     =================================

On August 21, 1992, the Company entered into an advances, collateral pledge and security agreement with the Federal Home Loan Bank (FHLB) which provides for advances to a loanable collateral value. FHLB provides both fixed and floating rate advances. Floating rates are tied to short-term market rates of interest, such as Federal Funds and Treasury Bill rates. Fixed rate advances are priced in reference to market rates of interest at the time of the advance, namely the rates that FHLB pays to borrowers at various maturities. Various advances were obtained with total outstanding balances of $8,600,000 and $4,450,000 at December 31, 1998 and 1997 respectively, and bear applicable interest rates ranging from 4.35% to 6.10%. Interest is payable monthly with principal payment due at maturity. The advances are secured by security agreements pledging a portion of the subsidiary Bank's real estate mortgages and securities specifically assigned to the Federal Home Loan Bank. The carrying value of this pledge was approximately $11,279,000 and $15,529,000 at December 31, 1998 and 1997 respectively.

During 1992, the Company entered into an agreement on an unsecured note with a related party. The outstanding balance of the note was $150,000 and $290,000 at December 31, 1998 and 1997, respectively, with an applicable interest rate of 7.28%. Interest is payable quarterly, and may be prepaid without penalty.

Future long-term borrowing principal payments required to be made are as follows:

Years ending December 31,
   1999                                           $      1,350,000
   2000                                                  1,200,000
   2001                                                  4,900,000
   2002                                                    900,000
   2003                                                    400,000
                                                  -----------------

                                                  $      8,750,000
                                                  =================

Interest expense on long-term debt consists of:


                                                                    December 31,
                                                           -----------------------------
                                                                 1998          1997
                                                           -----------------------------
Federal Home Loan Bank advances                            $      340,963 $     271,576
Unsecured promissory note                                          15,184        21,547
                                                           -----------------------------

                                                           $      356,147 $     293,123
                                                           =============================

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE L.   INCOME TAXES

The provision for income taxes included in the consolidated financial statements consists of the following:

                                                                                               December 31,
                                                                                      -----------------------------
                                                                                            1998          1997
                                                                                      -----------------------------
CURRENT TAXES:
   Federal                                                                            $     524,175  $    479,855
   State                                                                                    104,340        94,744
                                                                                      -----------------------------
                                                                                            628,515       574,599
DEFERRED INCOME TAXES (BENEFIT)                                                             (54,056)      (59,215)
                                                                                      -----------------------------

              TOTAL PROVISION FOR INCOME TAXES                                        $     574,459  $    515,384
                                                                                      =============================

The net deferred tax assets in the accompanying consolidated balance sheets include the following amounts of deferred tax assets and liabilities:

                                                                                               December 31,
                                                                                      -----------------------------
                                                                                            1998          1997
                                                                                      -----------------------------
DEFERRED TAX ASSETS:
   Allowance for loan losses                                                          $     172,466  $    156,761
   Depreciation                                                                               3,797         9,306
   Deferred compensation                                                                    191,581       150,105
   Other                                                                                     22,655        24,927
DEFERRED TAX LIABILITIES:
   Discount accretion                                                                          (979)       (5,635)
   Unrealized gain on available for sale securities                                         (22,200)      (29,779)
                                                                                      -----------------------------

              NET DEFERRED TAX ASSETS                                                 $     367,320  $    305,685
                                                                                      =============================

Management believes it is more likely than not, that the gross deferred tax assets will be fully realized. Therefore, no valuation allowance has been recorded as of December 31, 1998 and 1997.

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE L.    INCOME TAXES (continued)

A reconciliation of statutory federal income taxes based upon income before taxes to the provision for federal and state income taxes, as summarized previously, is as follows:

                                                                                     December 31,
                                                                  -------------------------------------------------
                                                                              1998                    1997
                                                                  -------------------------  ----------------------
                                                                                   % of                    % of
                                                                                  Pretax                  pretax
                                                                       Amount     Income       Amount     income
                                                                  -------------------------------------------------
Reconciliation of statutory to effective taxes:
   Federal income taxes at statutory rate                         $     584,200    34.0%    $   505,425    34.0%
   Adjustments for:
      Tax-exempt interest on municipal obligations                      (88,148)   (5.1)        (57,938)   (3.9)
      Increases in taxes resulting from state income taxes               62,665     3.6          54,650     3.6
      Non-deductible amortization of cost over
        equity and core deposits                                         23,073     1.4          23,072     1.6
      Cash surrender value of life insurance                            (23,500)   (1.4)        (19,994)   (1.3)
      Other - net                                                        16,169     0.9          10,169     0.7
                                                                  -------------------------------------------------

              EFFECTIVE INCOME TAXES - OPERATIONS                 $     574,459    33.4%    $   515,384    34.7%
                                                                  =================================================

NOTE M.   COMMITMENTS AND CONTINGENCIES

In the normal course of business, the subsidiary Bank is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the consolidated financial statements.

The subsidiary Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, financial guarantees and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

The subsidiary Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The subsidiary Bank uses the same credit policies in making commitments and issuing letters of credit as it does for on-balance-sheet instruments.

A summary of the contract or notional amount of the subsidiary Bank's exposure to off-balance-sheet risk as of December 31, 1998 and 1997 is as follows:

                                                                                         1998            1997
                                                                                 ----------------------------------
Financial instruments whose contract amounts represent credit risk:
   Commitments to extend credit                                                  $       8,389,576 $    11,378,081
   Credit card commitments                                                       $       2,235,083 $     1,516,368
   Standby letters of credit                                                     $       1,568,424 $       759,284

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE M.   COMMITMENTS AND CONTINGENCIES (continued)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties. Credit card commitments are unsecured.

The Company and the subsidiary Bank do not engage in the use of interest rate swaps, futures, forwards, or options contracts.

The subsidiary Bank has entered into license agreements to maintain and operate a branch facility under a noncancelable lease agreement. The following is a schedule by years of future minimum rental payments required under the noncancelable lease agreement:

   1999                                       $      5,928
   2000                                              5,928
   2001                                              5,928
   2002                                              5,928
   2003                                              5,434
                                              -------------
                                              $     29,146
                                              =============

NOTE N.   CONCENTRATION OF CREDIT RISK

Practically all of the subsidiary Bank's loans, commitments and commercial and standby letters of credit have been granted to customers in the subsidiary Bank's market area. Although the subsidiary Bank has a diversified loan portfolio, the ability of its debtors to honor their contracts is dependent on the economic conditions of the counties surrounding the subsidiary Bank. The concentration of credit by type of loan are set forth in Note E.

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE O.   STOCK OPTION PLAN

The Company has granted options for 6,500 share of common stock to directors, officers and employees of the Company. Options were granted in 1993 and exercisable at an option price per share of $60 and must be exercised within a ten year period. The options expire on August 24, 2003. Activity relating to the options is summarized in the following table:

                                                                                                       Option
                                                                         Options       Options         price
                                                                        available    outstanding     per share
                                                                      ---------------------------------------------
Balances, December 31, 1996                                                   6,500          6,500      $ 60
   Options exercised                                                            200            200
                                                                      -----------------------------

Balances, December 31, 1997                                                   6,300          6,300      $ 60
   Options exercised                                                          2,135          2,135
                                                                      -----------------------------

Balances, December 31, 1998                                                   4,165          4,165      $ 60
                                                                      =============================


A reconciliation of the numerators and the denominators of earnings per share and earnings per share assuming dilution are:

                                                                                                   Per share
                                                                       Income           Shares        amount
                                                                  --------------------------------------------
1998:
   Earnings per share - basic                                      $      1,143,773      63,288       $ 18.07
                                                                                                      =======
   Effect of options                                                              -       2,800
                                                                   --------------------------------

EARNINGS PER SHARE - assuming dilution                             $      1,143,773      66,088       $ 17.31
                                                                                                      =======
                                                                   ================================


1997:
   Earnings per share - basic                                      $        971,161      62,454       $ 15.55
                                                                                                      =======
   Effect of options                                                              -       4,134
                                                                   --------------------------------

EARNINGS PER SHARE - assuming dilution                             $        971,161      66,588       $ 14.58
                                                                                                      =======
                                                                   ================================

NOTE P.   EMPLOYEE BENEFITS

The subsidiary Bank has deferred compensation contracts with six current officers of the subsidiary Bank. For the six officers, the subsidiary Bank is contractually required to make fixed monthly payments for a minimum number of years upon retirement. The officers' contracts are cancelable if the officer resigns or is terminated for cause before retirement date. The approximate present value of these obligations are included in accrued expenses and other liabilities. Expense related to these contracts was $105,780 in 1998 and $98,618 in 1997.

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE P.   EMPLOYEE BENEFITS (continued)

The subsidiary Bank has a defined contribution plan (the "Plan"). The Plan covers substantially all full-time employees who are at least twenty years of age and have a minimum of six (6) months of full-time service. Under the Plan, the subsidiary Bank matches the contribution made by each participant up to fifty percent of five percent of the eligible employee's annual compensation. The matched portion of a participant's contribution is fully vested at the completion of five years of service. The Plan expense was $22,552 in 1998 and $15,633 in 1997.

NOTE Q.   LEASES

The subsidiary Bank leases space in its building to tenants. Noncancelable operating leases for such office space expire at various dates over the next three years. Future minimum payments to be made by tenants as of December 31, 1998 are as follows:

   1999                                            $    100,410
   2000                                                  37,100
   2001                                                   9,690
                                                   -------------

                                                   $    147,200
                                                   =============

NOTE R.   RETAINED EARNINGS

The principal source of income and funds of Pyramid Bancorp, Inc. is dividends from its subsidiary Bank. The subsidiary Bank is prohibited from declaring or paying any dividends without prior regulatory approval in an amount greater than $1,538,000. Maintenance of adequate capital at the subsidiary Bank effectively restricts potential dividends to an amount less than $1,538,000.

NOTE S. REGULATORY CAPITAL REQUIREMENTS

The subsidiary Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the subsidiary Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the subsidiary Bank must meet specific capital guidelines that involve quantitative measures of the subsidiary Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The subsidiary Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the subsidiary Bank to maintain minimum amounts and ratios (set forth in the table on the following page) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, the subsidiary Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1998 and 1997, the most recent notification from the regulatory agencies categorized the subsidiary Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the subsidiary Bank must maintain minimum total risk-based, Tier I risk-based, and leverage ratios as set forth in the table. There are no conditions or events since these notifications that management believes have changed the institution's category.

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE S.    REGULATORY CAPITAL REQUIREMENTS (continued)

Below is a comparison of the Company and subsidiary Bank's 1998 and 1997 actual with the minimum requirements for well-capitalized and adequately capitalized banks, as defined by the federal regulatory agencies' Prompt Corrective Action
Rules:

                                                                                                  To be well
                                                                                               capitalized under
                                                                          For capital          prompt corrective
                                                    Actual             adequacy purposes       action provisions
                                          -------------------------------------------------------------------------
                                                Amount     Ratio        Amount     Ratio        Amount     Ratio
                                          -------------------------------------------------------------------------
As of December 31, 1998:
   Total capital (to risk-weighted assets):
      Pyramid Bancorp, Inc.                 $   8,479,399    13.2%  $   5,128,997     8.0%  $         N/A
      Grafton State Bank                    $   8,952,265    14.0%  $   5,127,347     8.0%  $   6,409,184    10.0%

   Tier I capital (to risk-weighted assets):
      Pyramid Bancorp, Inc.                 $   7,763,359    12.1%  $   2,564,498     4.0%  $         N/A
      Grafton State Bank                    $   8,236,225    12.9%  $   2,563,674     4.0%  $   3,845,511     6.0%

   Tier I capital (to average assets):
      Pyramid Bancorp, Inc.                 $   7,763,359     7.9%  $   2,947,946     3.0%  $         N/A
      Grafton State Bank                    $   8,236,225     8.3%  $   2,972,605     3.0%  $   4,954,342     5.0%

As of December 31, 1997: Total capital (to risk-weighted assets):
      Pyramid Bancorp, Inc.                 $   7,202,051    13.0%  $   4,434,599     8.0%  $         N/A
      Grafton State Bank                    $   8,306,511    15.0%  $   4,434,599     8.0%  $   5,543,249    10.0%

   Tier I capital (to risk-weighted assets):
      Pyramid Bancorp, Inc.                 $   6,526,063    11.8%  $   2,217,299     4.0%  $         N/A
      Grafton State Bank                    $   7,630,523    13.8%  $   2,217,299     4.0%  $   3,325,949     6.0%

   Tier I capital (to average assets):
      Pyramid Bancorp, Inc.                 $   6,526,063     7.0%  $   3,718,925     4.0%  $         N/A
      Grafton State Bank                    $   7,630,523     8.2%  $   3,724,846     4.0%  $   4,656,058     5.0%

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE T.   FAIR VALUE OF FINANCIAL INFORMATION

The estimated fair values of the Company's financial instruments are presented below. Total assets at December 31, 1997 were less than $100,000,000, therefore, fair value financial information was not required to be disclosed.

                                                                                        December 31, 1998
                                                                               ------------------------------------
                                                                                     Carrying         Estimated
                                                                                      amount         fair value
                                                                               ------------------------------------
FINANCIAL ASSETS:
   Cash and due from banks                                                       $      3,565,417 $      3,565,417
                                                                               ====================================

   Interest-bearing deposits in banks                                            $      4,967,333 $      4,967,333
                                                                               ====================================

   Federal funds sold                                                            $      3,000,000 $      3,000,000
                                                                               ====================================

   Securities                                                                    $     30,023,513 $     30,214,051
                                                                               ====================================

   Net loans                                                                     $     60,946,563 $     61,482,549
                                                                               ====================================

   Accrued interest receivable                                                   $        620,893 $        620,893
                                                                               ====================================

   Cash surrender value of life insurance                                        $      1,386,729 $      1,386,729
                                                                               ====================================

FINANCIAL LIABILITIES:
   Deposits                                                                      $     82,974,207 $     83,022,709
                                                                               ====================================

   Short-term borrowings                                                         $      5,322,821 $      5,322,821
                                                                               ====================================

   Long-term borrowings                                                          $      8,750,000 $      8,753,736
                                                                               ====================================

   Accrued interest payable                                                      $        555,214 $        555,214
                                                                               ====================================

The estimated fair value of fee income on letters of credit at December 31, 1998 and 1997 is insignificant. Loan commitments on which the committed interest rate is less than the current market rate are also insignificant at December 31, 1998 and 1997.

The Company assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, fair values of the Company's financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Company. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to repay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Company's overall interest rate risk.

PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE U.   PYRAMID BANCORP, INC. (PARENT COMPANY ONLY) FINANCIAL INFORMATION

                                                                                             December 31,
                                                                                  ---------------------------------
CONDENSED BALANCE SHEETS                                                                  1998            1997
-------------------------------------------------------------------------------------------------------------------
ASSETS:
   Cash                                                                           $         74,647  $       71,291
   Investment in Bank                                                                    8,314,677       7,690,148
   Goodwill and organization costs                                                         620,051         690,246
                                                                                  ---------------------------------

              TOTAL ASSETS                                                        $      9,009,375  $    8,451,685
                                                                                 =================================

LIABILITIES:
   Short-term borrowings                                                          $        300,000  $      800,000
   Long-term borrowings                                                                    150,000         290,000
   Accrued interest payable and other liabilities                                          118,128          85,749
                                                                                  ---------------------------------
              TOTAL LIABILITIES                                                            568,128       1,175,749
                                                                                  ---------------------------------

STOCKHOLDERS' EQUITY:
   Common stock, $1 par value; 125,000 shares authorized; and 64,735 and 62,600 shares issued and outstanding
      in 1998 and 1997 respectively                                                         64,735          62,600
   Surplus                                                                               3,466,481       3,340,516
   Retained earnings                                                                     4,831,579       3,815,026
                                                                                  ---------------------------------
                                                                                         8,362,795       7,218,142
   Accumulated other comprehensive income                                                   78,452          57,794
                                                                                  ---------------------------------
              TOTAL STOCKHOLDERS' EQUITY                                                 8,441,247       7,275,936
                                                                                  ---------------------------------

              TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $      9,009,375  $    8,451,685
                                                                                  =================================


                                                                                              December 31,
                                                                                   --------------------------------
CONDENSED STATEMENTS OF INCOME                                                            1998            1997
-------------------------------------------------------------------------------------------------------------------

INCOME:
   Dividends from subsidiary                                                       $       680,000  $      660,000
   Interest income                                                                           2,644           1,211
   Equity in undistributed net earnings of the Bank                                        603,870         450,466
                                                                                   --------------------------------
              TOTAL INCOME                                                               1,286,514       1,111,677
                                                                                   --------------------------------
EXPENSES:
   Interest                                                                                 60,471         105,791
   Other                                                                                   101,770          70,225
                                                                                   --------------------------------
              TOTAL EXPENSES                                                               162,241         176,016
                                                                                   --------------------------------

Income before income tax benefit                                                         1,124,273         935,661
Income tax benefit                                                                          19,500          35,500
                                                                                   --------------------------------

              NET INCOME                                                           $     1,143,773  $      971,161
                                                                                   ================================


PYRAMID BANCORP, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE U. PYRAMID BANCORP, INC. (PARENT COMPANY ONLY) FINANCIAL INFORMATION (continued)

                                                                                              December 31,
                                                                                   --------------------------------
CONDENSED STATEMENTS OF CASH FLOWS                                                         1998           1997
-------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                        $   1,143,773   $    971,161
                                                                                   --------------------------------
   Adjustments to reconcile net income to net cash provided by operating activities:
        Amortization of goodwill and organization costs                                     70,194         70,194
        Net increase (decrease) in accrued interest payable
           and other liabilities                                                            32,379         (1,493)
        Equity in undistributed income of Bank                                            (603,870)      (450,467)
                                                                                   --------------------------------
              TOTAL ADJUSTMENTS                                                           (501,297)      (381,766)
                                                                                   --------------------------------
              NET CASH PROVIDED BY OPERATING ACTIVITIES                                    642,476        589,395
                                                                                   --------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES -
   repayment of borrowings                                                                (640,000)      (500,000)
                                                                                   --------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Exercise of stock options                                                               128,100         12,000
   Payment of dividends                                                                   (127,220)       (62,600)
                                                                                   --------------------------------
              NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                              880        (50,600)
                                                                                   --------------------------------

              INCREASE IN CASH                                                               3,356         38,795

CASH, beginning of year                                                                     71,291         32,496
                                                                                   --------------------------------

CASH, end of year                                                                    $      74,647   $     71,291
                                                                                   ================================

NOTE V.   SUBSEQUENT EVENT

The Pyramid Bancorp, Inc. announced in January 1999, that they have agreed in principle to merge with Merchants and Manufacturers Bancorporation, Inc. The merger will involve an exchange of Merchants and Manufacturers common stock for Pyramid Bancorp common stock. It is also subject to approval by shareholders and regulators. The transaction is anticipated to close by July 1999.

                      PYRAMID BANCORP, INC. AND SUBSIDIARY

                      UNAUDITED CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)

ASSETS
Cash and due from banks                                                                                  $ 4,475
Interest-bearing deposits in banks                                                                         4,444
Federal funds sold                                                                                         2,200
Available-for-sale securities at fair value:                                                              25,178
Held to maturity securities, fair value $7,356,702                                                         7,344
Loans, less allowance for loan losses of $753,761                                                         61,291
Cash surrender value of life insurance                                                                     1,419
Office buildings and equipment, net                                                                        1,294
Accrued interest receivable and other assets                                                               1,291
                                                                                             --------------------
TOTAL ASSETS                                                                                            $108,936
                                                                                             ====================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits
    Demand deposits                                                                                     $ 15,084
    Savings and NOW                                                                                       48,370
    Other Time                                                                                            20,002
                                                                                             --------------------
Total deposits                                                                                            83,456
  Short-term borrowings                                                                                    7,218
  Long-term borrowings                                                                                     8,150
  Accrued interest payable and other liabilities                                                           1,178
                                                                                             --------------------
TOTAL LIABILITIES                                                                                        100,002

STOCKHOLDERS' EQUITY
  Common stock $1 par value; 125,000 authorized;
    68,100 shares issued and outstanding:                                                                 $   68
  Surplus                                                                                                  3,665
  Retained earnings                                                                                        5,284
                                                                                             --------------------
                                                                                                           9,017
Accumulated other comprehensive loss                                                                        (83)
TOTAL STOCKHOLDERS' EQUITY                                                                                 8,934
                                                                                             --------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                              $108,936
                                                                                             ====================


See notes to unaudited consolidated financial statements.

                      PYRAMID BANCORP, INC. AND SUBSIDIARY

                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

                     SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                                                      1999                     1998
                                                               --------------------    ---------------------
                                                                 (In Thousands, Except Per Share Amounts)
INTEREST INCOME:
  Interest and fees on loans                                                $2,760                   $2,621
  Interest on investment securities:
    Taxable                                                                    692                      629
    Tax-exempt                                                                 154                      128
  Interest on federal funds sold                                                42                       39
  Interest on deposits with banks                                              146                      235
                                                               --------------------    ---------------------
TOTAL INTEREST INCOME                                                        3,794                    3,652

INTEREST EXPENSE:
  Interest on deposits                                                       1,328                    1,296
  Interest on short-term borrowings                                            168                      309
  Interest on long-term borrowings                                             227                      152
                                                               --------------------    ---------------------
TOTAL INTEREST EXPENSE                                                       1,723                    1,757

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                         2,071                    1,895
Provision for loan losses                                                       36                       12
                                                               --------------------    ---------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                          2,035                    1,883

NONINTEREST INCOME:
  Service fees                                                                 182                      158
  Gain on sales of loans                                                        31                       31
  Other income                                                                  98                       98
                                                               --------------------    ---------------------
TOTAL NONINTEREST INCOME                                                       311                      287

NONINTEREST EXPENSES:
  Salary                                                                       653                      599
  Employee benefits                                                            201                      184
  Occupancy expense                                                            106                       94
  Furniture and equipment                                                      106                       78
  Data processing                                                              132                      124
  Other expense                                                                279                      265
                                                               --------------------    ---------------------
TOTAL NONINTEREST EXPENSE                                                    1,477                    1,344

INCOME BEFORE INCOME TAX EXPENSE                                               869                      826
Income taxes expense                                                           281                      275
                                                               --------------------    ---------------------
NET INCOME                                                                    $588                     $551
                                                               ====================    =====================

BASIC EARNINGS PER SHARE                                                    $ 8.73                   $ 8.78
                                                               ====================    =====================

DILUTED EARNINGS PER SHARE                                                  $ 8.62                   $ 8.37
                                                               ====================    =====================

WEIGHTED AVERAGE NUMBER OF SHARES                                           67,364                   62,774
                                                               ====================    =====================

See notes to unaudited consolidated financial statements.

                      PYRAMID BANCORP, INC. AND SUBSIDIARY

                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                     SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                                                                        1999                1998
                                                                                  -----------------   -----------------
                                                                                              (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                                  $588                $551
  Adjustments to reconcile net income to cash provided by operating activities
       Depreciation                                                                            116                 105
       Provision for loan losses                                                                36                  12
       Amortization and accretion of bond premiums and discounts, net                           38                  18
       Gains on sales of mortgage loans held for sale                                         (31)                (31)
       Increase in cash surrender value of life insurance                                     (32)                (32)
       Amortization of intangibles and organization expense                                     36                  36
       Increase in accrued interest receivable and other assets                               (86)               (115)
       Decrease in accrued interest payable and other liabilities                            (243)                (57)
                                                                                  -----------------   -----------------
Total adjustments                                                                            (166)                (64)
                                                                                  -----------------   -----------------
Net cash provided by operating activities                                                      422                 487
                                                                                  -----------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
Net decrease in interest bearing deposits with banks                                           523                 349
Net decrease (increase) in federal funds sold                                                  800             (3,400)
Proceeds from sales, maturities and repayments of securities                                 4,515               5,276
Purchase of securities                                                                     (6,804)             (4,212)
Net increase in loans                                                                        (349)               (209)
Purchase of office buildings and equipment                                                    (41)               (115)
                                                                                  -----------------   -----------------
Net cash used in investing activities                                                      (1,356)             (2,311)

FINANCING ACTIVITIES
Net increase in deposits                                                                       482               2,876
Net increase (decrease) in securities sold under repurchase agreements                       1,481               (435)
Proceeds from Federal Home Loan Bank advances                                                   --               1,500
Net decrease (increase) in other borrowings                                                    264               (607)
Payment on Federal Home Loan Bank advances                                                   (450)               (950)
Proceeds from exercise of stock options                                                        202                  16
Payment of dividends                                                                         (135)                (63)
                                                                                  -----------------   -----------------
Net cash provided by financing activities                                                    1,844               2,337

Increase in cash and due from banks                                                            910                 513
Cash and due from banks, beginning of year                                                   3,565               3,921
                                                                                  -----------------   -----------------
Cash and due from banks, end of period                                                      $4,475              $4,434
                                                                                  =================   =================

Supplemental disclosures of cash flow information: Cash paid during the period for:
  Interest                                                                                 $ 1,733             $ 1,632
                                                                                  =================   =================
  Income taxes                                                                               $ 158               $ 340
                                                                                  =================   =================
Supplemental schedule of non-cash investing and financing activities:
  Net change in unrealized loss on available for sale securities                           $ (161)               $ (9)
                                                                                  =================   =================


See notes to unaudited consolidated financial statements

                      PYRAMID BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 1999 AND 1998
                                   (UNAUDITED)

NOTE 1 - GENERAL

The accounting and reporting policies of Pyramid Bancorp, Inc. and Subsidiary (the "Company") conform to generally accepted accounting principles and to general practices within the banking industry. Significantly accounting policies used by the Company are described in the summary of significant accounting policies included as a part of the December 31, 1998 and 1997 consolidated financial statements.

The financial statements reflect adjustments, all of which are of a normal recurring nature, and, in the opinion of management, necessary for a fair statement of results for the interim periods. The operating results for the six months ended June 30, 1999 and 1998 are not necessarily indicative of the results, which may be expected for the entire year. The accompanying consolidated financial statements should be read in conjunction with the Company's December 31, 1998, and 1997 consolidated financial statements and related notes.

NOTE 2 - ALLOWANCE FOR LOAN LOSSES

A summary of the changes in the allowance for loan losses is as follows:

                                                                                 Six months ended
                                                                                     June 30,
                                                                             1999                1998
                                                                       ------------------ -------------------
                                                                              (Amounts in thousands)
Balance, beginning of period                                                         716                 676
Provision charged to expense                                                          36                  12
Loans chargeoffs, net of recoveries                                                  (2)                   2
                                                                       ------------------ -------------------
Balance of allowance for loan losses at end of period                               $754                $686
Ratios:
Net charge-offs (recoveries) to loans outstanding at period end                  (0.00)%               0.00%
Net charge-offs (recoveries) to total allowance                                  (0.00)%               0.00%
Allowance to year end gross loans outstanding                                      1.22%               1.25%


NOTE 3 - AVAILABLE FOR SALE SECURITIES

Amortized costs and fair values of available for sale securities as of June 30, 1999 are summarized as follows (dollars in thousands):

                                                                     Gross             Gross
                                                  Amortized        unrealized        unrealized
                                                     cost            gains             losses        Fair value
                                              ----------------- ----------------- ---------------- -----------------
U.S. Treasury securities                               $ 5,901               $ 5             $ 28           $ 5,878
Obligations of other U.S. Government
    agencies and corporations                            2,230                 -               45             2,185
Corporate securities                                        25                 -                -                25
Obligations of states and political
    subdivisions                                           410                 1                -               411
                                              ----------------- ----------------- ---------------- -----------------
                                                         8,566                 6               73             8,499
Mortgage-backed securities                              15,970                85              146            15,909
Federal Home Loan Bank stock                               408                 -                -               408
Federated Money Market fund                                361                 -                -               361
Bankers' Bank stock                                          1                 -                -                 1
                                              ----------------- ----------------- ---------------- -----------------
                                                      $ 25,306              $ 91            $ 219          $ 25,178
                                              ================= ================= ================ =================

NOTE 4 - HELD TO MATURITY SECURITIES

Amortized costs and fair values of held to maturity securities as of June 30, 1999 are summarized as follows (dollars in thousands):


                                                                     Gross             Gross
                                               Amortized         unrealized        unrealized
                                                 cost                gains             losses          Fair value
                                              ----------------- ----------------- ---------------- -----------------
Obligations of states and political
    subdivisions                                       $ 6,385              $ 61             $ 49           $ 6,397
Mortgage-backed securities                                 959                 3                3               959
                                              ----------------- ----------------- ---------------- -----------------
                                                       $ 7,344              $ 64             $ 52           $ 7,356
                                              ================= ================= ================ =================

NOTE 5 - COMPREHENSIVE INCOME

The Financial Accounting Standards Board (FASB) has issued SFAS No. 130, "Reporting Comprehensive Income", which is effective for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement requires that all items are required to be recognized in a financial statement that is displayed with the same prominence as other financial statements. The Company adopted SFAS No. 130 on January 1, 1998.

The Company's comprehensive income for the six-month periods ended June 30, 1999 and 1998 is as follows (dollars in thousands):

                                                                                 1999                  1998
                                                                         --------------------- ---------------------
Net income                                                                              $ 588                 $ 551
Other comprehensive income, net of tax
  Unrealized holding losses on securities arising during the period
                                                                                        (161)                   (9)
                                                                         --------------------- ---------------------
Comprehensive income                                                                    $ 427                 $ 542

NOTE 6 - CHANGES IN STOCKHOLDERS' EQUITY

Changes in stockholders' equity for the six months ended June 30, 1999 and 1998 are as follows (dollars in thousands, except share data):

                                                                                 1999                  1998
                                                                         -------------------- ---------------------
Common stock
  Balance, January 1                                                                     $ 65                  $ 63
  Proceeds from exercise of stock options                                                   3                    --
                                                                         --------------------- ---------------------
  Balance, June 30                                                                       $ 68                  $ 63
                                                                         ===================== =====================

Additional paid-in capital
  Balance January 1                                                                   $ 3,466               $ 3,341
  Proceeds from exercise of stock options                                                 199                    17
                                                                         --------------------- ---------------------
Balance, June 30                                                                      $ 3,665               $ 3,358
                                                                         ===================== =====================

Retained earnings
  Balance January 1                                                                   $ 4,831               $ 3,815
  Net income                                                                              588                   551
  Cash dividends paid; 1999, $2.00 per share;
   1998, $1.00 per share                                                                 (135)                  (63)
                                                                         --------------------- ---------------------
Balance, June 30                                                                      $ 5,284               $ 4,303
                                                                         ===================== =====================

Accumulated other comprehensive income
  Balance January 1                                                                      $ 78                  $ 58
  Unrealized loss on securities available-for-sale                                      (161)                   (9)
                                                                         --------------------- ---------------------
Balance, June 30                                                                       $ (83)                  $ 49
                                                                         ===================== =====================


NOTE 7 - SUBSEQUENT EVENT

The Pyramid Bancorp, Inc. announced in January 1999, that they have agreed in principle to merge with Merchants and Manufacturers Bancorporation, Inc. The merger will involve an exchange of Merchants and Manufacturers common stock for Pyramid Bancorp common stock. It is also subject to approval by shareholders and regulators. The transaction is anticipated to close by September 1999.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated under the Wisconsin Business Corporation Law (the "WBCL"). Under Section 180.0851 of the WBCL, the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant; unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director of officer may have under the Registrant's articles of incorporation, bylaws, a written agreement between the director or officer and the Registrant or a resolution of the Board of Directors or adopted by majority vote of the Registrant's shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 18.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         The Registrant's Articles of Incorporation contain no provisions in relation to the indemnification of directors and officers o the Registrant.

         Under Article X of the Registrant's By-Laws, the Registrant extends rights of indemnification to any person who is made or threatened to be made a party to any action or claim or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, except as to matters in which he or she is finally adjudged to have been guilty of fraud in the performance of his or her duty as such director, officer, employee or agent. Indemnification is provided for expenses and amounts paid in the final disposition of claims, actions, suits or proceedings including settling of such matters. The rights of indemnification under the Registrant's By-Laws are in addition to rights to which such persons may be entitled as a matter of law, agreement, vote of shareholders or otherwise.

         Officers and directors of the Registrant and Registrant's subsidiaries are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers of Registrant or Registrant's subsidiaries.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits


Exhibit No.             Description                                                         Sequential Page No.
-----------             -----------                                                         -------------------



   2(a) Agreement and Plan of Merger dated as of March 9, 1999 among the Registrant, Merchants Merger Corp. and Pyramid
                        Bancorp., Inc., incorporated by reference to Exhibits A and A-1 to the Proxy Statement/Prospectus of the Registrant and Pyramid Bancorp., Inc. (the "Proxy
                        Statement/Prospectus").

   2(b) Voting Agreement dated as of March 9, 1999 among certain shareholders of Pyramid Bancorp., Inc. and the Registrant incorporated by reference to Exhibit B to the Proxy Statement/Prospectus.

   3(a)                 Articles of Incorporation, as amended of Registrant.

   3(b)                 Bylaws, of Registrant incorporated by reference to
                        Exhibit 3.2 of Registrant's Registration Statement on
                        Form S-1 filed on October 2, 1992 SEC File No. 33-53002.

   4                    The Registrant has outstanding certain long term debt.
                        None of such debt exceeds 10% of the total assets of the Registrant and its consolidated subsidiaries. Thus, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. The Registrant agrees to furnish copies of such instruments to the Commission upon request.

   5 Opinion of Davis & Kuelthau, S.C. regarding legality of issuance of the Registrant's securities.

   8 Opinion of Davis & Kuelthau regarding certain federal income tax matters

   10(a)                The 1996 Incentive Stock Option Plan of the Registrant.

   10(b) Salary Continuation Agreement between Lincoln State Bank and James Bomberg.

   10(c) Employment agreements between Registrant and Conrad Kaminski and between Lincoln State Bank and James Bomberg incorporated by reference to Exhibit 10.2 of Registrant's Registration Statement on Form S-1 filed on October 2, 1992, SEC File No. 33-53002.

                        Employment Agreements between Registrant and Michael
                        J. Murry, James Mroczkowski and John Krawczyk.

                        Employment Agreements between M&M Services, Inc.
                        and Robert Blonski and Gregory Stengel, respectively.

                        Employment Agreement between Achieve Mortgage Corporation and Robert Donaj.

                        Employment Agreement between Grafton State Bank and Thomas Sheehan.

                        Pursuant to Instruction 2 of Item 601 - Exhibits, Employment Agreements between Grafton State Bank and Peter J. Schumacher, Richard Belling and Jefford R. Larson, respectively, are omitted. The terms of such agreements are substantially identical in all material respects to the agreement between Grafton State Bank and Thomas Sheehan.

                        The only material difference between the Sheehan Agreement and the three omitted agreements are reflected in "Position and Duties" and "Base Salary" as follows:

                               Name                  Position                   Base Salary

                        Peter J. Schumacher        Controller                     $48,300
                        Richard L. Belling         V.P.-Mortgages                  67,000
                        Jefford R. Larson          V.P. Commercial                 62,000
                                                   Lending

          21            List of Subsidiaries of the Registrant.
         23(a)          Consent of Ernst & Young, LLP as to the financial
                        statements of the Registrant.
         23(b)          Consent of Davis & Kuelthau, S.C. incorporated by
                        reference to Exhibits 5 and 8.
         23(c)          Consent of Virchow, Krause & Co. LLP as to financial
                        statements of Pyramid Bancorp., Inc.
         23(d)          Consent of Marshall Financial Consulting LLC, financial
                        adviser to Pyramid.

   23(e)                Consent of Michael Best & Friedrich LLC.

   23(f) Rule 438 Consent of three directors of Pyramid who will become directors of Registrant upon completion of the Merger.

   24                   Powers of Attorney.

(b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this Form.

ITEM 22.  UNDERTAKINGS

(a)(1)   The undersigned Registrant hereby undertakes:

                 (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (x) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (y) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
                           (z) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

                 (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Berlin, State of Wisconsin, on this 31st day of August, 1999.

                                       MERCHANTS AND MANUFACTURERS
                                       BANCORPORATION, INC.

                                       By:   /s/ Michael J. Murry
                                          --------------------------------------
                                              Michael J. Murry,
                                              Chairman of the Board of Directors

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                     Title                                             Date
      ----------------                          -------------------                                  ------------
/s/Michael J. Murry                         Chairman of the Board of                                August 31, 1999
-----------------------------------------   Directors (Principal Executive
Michael J. Murry                            Officer)


/s/James Bomberg                            President and a Director                                August 31, 1999
----------------------------------------
James Bomberg

/s/James Mroczkowski                        Vice President, Chief Financial                         August 31, 1999
----------------------------------------    Officer, and Principal Financial
James Mroczkowski                           and Accounting Officer


            *                               Director                                                August 31, 1999
----------------------------------------
J. Michael Bartels

            *                               Director                                                August 31, 1999
----------------------------------------
Duane Cherek

            *                               Director                                                August 31, 1999
----------------------------------------
Robert Donaj

            *                               Director                                                August 31, 1999
----------------------------------------
Thomas Gapinski

            *                               Director                                                August 31, 1999
----------------------------------------
Casimir S. Janiszewski

            *                               Director                                                August 31, 1999
----------------------------------------
David Kaczynski

            *                               Director                                                August 31, 1999
----------------------------------------
Conrad Kaminski

            *                               Director                                                August 31, 1999
----------------------------------------
John Krawczyk

            *                               Director                                                August 31, 1999
----------------------------------------
Nicholas Logarakis

            *                               Director                                                August 31, 1999
----------------------------------------
Longin Prazynski

            *                               Director                                                August 31, 1999
----------------------------------------
Gervaise Rose

            *                               Director                                                August 31, 1999
----------------------------------------
James Sass

            *                               Director                                                August 31, 1999
----------------------------------------
Keith Winters

         *Michael J. Murry hereby signs this registration statement on August 31, 1999 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herewith.

                                                         /s/ Michael J. Murry
                                                     --------------------------
                                                     Michael J. Murry

                                  EXHIBIT INDEX


Exhibit No.                     Description                        Sequential
                                                                     Page No.


    2(a) Agreement and Plan of Merger dated as of March 9, 1999 among the Registrant, Merchants Merger Corp. and Pyramid Bancorp., Inc., incorporated by reference to Exhibits A and A-1 to the Proxy Statement/Prospectus of the Registrant and Pyramid Bancorp., Inc. (the "Proxy Statement/Prospectus").

    2(b) Voting Agreement dated as of March 9, 1999 among certain shareholders of Pyramid Bancorp., Inc. and the Registrant incorporated by reference to Exhibit B to the Proxy Statement/Prospectus.

    3(a)     Articles of Incorporation, as amended of Registrant.

    3(b)     Bylaws, of Registrant incorporated by reference to
             Exhibit 3.2 of Registrant's Registration Statement on Form S-1 filed on October 2, 1992 SEC File No. 33-
             53002.

     4 The Registrant has outstanding certain long term debt. None of such debt exceeds 10% of the total assets of the Registrant and its consolidated subsidiaries. Thus, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. The Registrant agrees to furnish copies of such instruments to the Commission upon request.

     5 Opinion of Davis & Kuelthau, S.C. regarding legality of issuance of the Registrant's securities.

     8 Opinion of Davis & Kuelthau regarding certain federal income tax matters

    10(a)    The 1996 Incentive Stock Option Plan of the
             Registrant.

    10(b)    Salary Continuation Agreement between Lincoln State
             Bank and James Bomberg.

      10(c) Employment agreements between Registrant and Conrad Kaminski and between Lincoln State Bank and James Bomberg incorporated by reference to Exhibit
               10.2 of Registrant's Registration Statement on Form S-1 filed on October 2, 1992, SEC File No. 33-53002.

               Employment Agreements between Registrant and
               Michael J. Murry, James Mroczkowski and John
               Krawczyk.

               Employment Agreements between M&M Services,
               Inc. and Robert Blonski and Gregory Stengel, respectively.

               Employment Agreement between Achieve Mortgage
               Corporation and Robert Donaj.

               Employment Agreement between Grafton State Bank and Thomas Sheehan.

               Pursuant to Instruction 2 of Item 601 - Exhibits, Employment Agreements between Grafton State Bank and Peter J. Schumacher, Richard Belling and Jefford
               R. Larson, respectively, are omitted. The terms of such agreements are substantially identical in all material respects to the agreement between Grafton State Bank and Thomas Sheehan.

               The only material difference between the Sheehan
               Agreement and the three omitted agreements are reflected in "Position and Duties" and "Base Salary" as follows:

                   Name                 Position          Base Salary
               Peter J. Schumacher    Controller           $48,300
               Richard L. Belling     V.P.-Mortgages        67,000
               Jefford R. Larson      V.P. Commercial       62,000
                                      Lending


      21       List of Subsidiaries of the Registrant.
      23(a)    Consent of Ernst & Young, LLP as to the financial
               statements of the Registrant.

      23(b) Consent of Davis & Kuelthau, S.C. incorporated by reference to Exhibits 5 and 8.

      23(c) Consent of Virchow, Krause & Co. LLP as to financial statements of Pyramid Bancorp., Inc.

      23(d) Consent of Marshall Financial Consulting LLC, financial adviser to Pyramid.

      23(e)    Consent of Michael Best & Friedrich LLC.

      23(f) Rule 438 Consent of three directors of Pyramid who will become directors of Registrant upon completion of the Merger.

       24      Powers of Attorney.